Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-106040; 333-143992

Prospectus Supplement
(To Prospectus dated July 13, 2007)

American International Group, Inc.
$1,000,000,000
7.70% Series A-5 Junior Subordinated Debentures
Minimum denominations of $25 and integral multiples of $25 in excess thereof
Interest is payable quarterly, beginning March 18, 2008

The Series A-5 Junior Subordinated Debentures will bear interest on their principal amount from the date they are issued to but excluding December 18, 2047 or, if that date is not a business day, the next business day (the “scheduled maturity date”) at the annual rate of 7.70% of their principal amount, payable quarterly in arrears on each March 18, June 18, September 18 and December 18, beginning on March 18, 2008, and commencing on the scheduled maturity date at an annual rate equal to three-month LIBOR plus 3.616%, payable quarterly in arrears on each March 18, June 18, September 18 and December 18, beginning on March 18, 2048. We have the right, on one or more occasions, to defer the payment of interest on the Series A-5 Junior Subordinated Debentures for up to 20 consecutive quarterly interest periods without being subject to our obligations under the “alternative payment mechanism” described in this prospectus supplement and for up to 40 consecutive quarterly interest periods without giving rise to an event of default. If we defer interest for more than two years and then file for bankruptcy, holders will have no claim for any interest other than for the earliest two years that remain unpaid at the time of filing.

We will be required to repay the principal amount of the Series A-5 Junior Subordinated Debentures on the scheduled maturity date only to the extent of the “applicable percentage” of the net proceeds we have received from the sale of “qualifying capital securities” during a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to the scheduled maturity date. We will use our commercially reasonable efforts, subject to “market disruption events,” to sell enough qualifying capital securities to permit repayment of the Series A-5 Junior Subordinated Debentures in full on the scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and bear interest at a floating rate payable quarterly in arrears and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit the repayment of any remaining principal amount of the Series A-5 Junior Subordinated Debentures in full. We must pay any remaining principal and interest on the Series A-5 Junior Subordinated Debentures in full, whether or not we have sold qualifying capital securities, on the final maturity date. The final maturity date is initially December 18, 2062, but we may extend the final maturity date for up to three additional five-year periods as described in this prospectus supplement.

The Series A-5 Junior Subordinated Debentures may be redeemed, in whole but not in part, at any time prior to December 18, 2012 (i) at their principal amount plus accrued and unpaid interest through the date of redemption if a “tax event” occurs and (ii) at a make-whole redemption price calculated as described herein plus accrued and unpaid interest through the date of redemption if a “rating agency event” occurs. On or after December 18, 2012, we may redeem the Series A-5 Junior Subordinated Debentures, in whole or in part, at their principal amount plus accrued and unpaid interest through the date of redemption.

The Series A-5 Junior Subordinated Debentures will be subordinated to all of our existing and future senior, subordinated and junior subordinated debt, except for (i) our Series A-1 through A-4 Junior Subordinated Debentures described in this prospectus supplement, which will rank pari passu with the Series A-5 Junior Subordinated Debentures, (ii) any trade accounts payable and accrued liabilities arising in the ordinary course of business and (iii) any future debt that by its terms is not superior in right of payment, and the Series A-5 Junior Subordinated Debentures will be effectively subordinated to all liabilities of our subsidiaries.

We will apply to list the Series A-5 Junior Subordinated Debentures on the New York Stock Exchange. Trading of the Series A-5 Junior Subordinated Debentures on the New York Stock Exchange is expected to begin within 30 days after they are first issued.

An investment in the Series A-5 Junior Subordinated Debentures involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page S-7 before purchasing the Series A-5 Junior Subordinated Debentures.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

				Proceeds to
				American
			Underwriting	International
	Price to Public		Commissions	Group, Inc.

Per $25 principal amount of Series A-5 Junior Subordinated Debentures	$25.00	(1)	$0.7875	$24.2125
Total (No Exercise of Over-Allotment Option)	$1,000,000,000	(1)	$31,500,000	$968,500,000
Total (Full Exercise of Over-Allotment Option)	$1,150,000,000	(1)	$36,225,000	$1,113,775,000

(1)	Plus interest accrued on the Series A-5 Junior Subordinated Debentures since December 18, 2007, if any.

We expect to deliver the Series A-5 Junior Subordinated Debentures to investors through the book-entry facilities of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, on or about December 18, 2007. We have granted an option to the underwriters to purchase up to an additional $150,000,000 principal amount of Series A-5 Junior Subordinated Debentures, at the price to public, exercisable within 15 days of the date of this prospectus supplement, solely to cover any over-allotments.

Joint Bookrunning Managers

Citi	Merrill Lynch & Co.	Morgan Stanley	UBS Investment Bank	Wachovia Securities

Banc of America Securities LLC	Bear, Stearns & Co. Inc.	RBC Capital Markets

Lehman Brothers	Wells Fargo Securities

December 11, 2007

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “AIG,” “we,” “our,” “us” and similar references mean American International Group, Inc. and not its subsidiaries.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any related free writing prospectus issued by us. We have not authorized anyone to provide you with different information. We are offering to sell the Series A-5 Junior Subordinated Debentures only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the Series A-5 Junior Subordinated Debentures.

SUMMARY

In this summary, we have highlighted certain information in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that is important to you. To understand the terms of the Series A-5 Junior Subordinated Debentures, as well as the considerations that are important to you in making a decision to purchase the Series A-5 Junior Subordinated Debentures, you should carefully read this entire prospectus supplement and the accompanying prospectus. You should also read the documents we have referred you to in “Where You Can Find More Information” on page 106 in the accompanying prospectus.

About this Prospectus Supplement

This prospectus supplement summarizes the specific terms of the securities being offered and supplements the general descriptions set forth in the accompanying prospectus. This prospectus supplement also updates and supersedes information in the accompanying prospectus. In the case of inconsistencies, this prospectus supplement will apply. We use terms in this prospectus supplement as they are defined in the accompanying prospectus.

American International Group, Inc.

AIG, a Delaware corporation, is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG’s principal executive offices are located at 70 Pine Street, New York, New York 10270, and its main telephone number is (212) 770-7000. The Internet address for AIG’s corporate website is www.aigcorporate.com. Except for the documents referred to under “Where You Can Find More Information” in the accompanying prospectus, which are specifically incorporated by reference into this prospectus supplement, information contained on AIG’s website or that can be accessed through its website does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

The Series A-5 Junior Subordinated Debentures

Repayment of Principal

We are required to repay the principal amount of the Series A-5 Junior Subordinated Debentures, together with accrued and unpaid interest, on December 18, 2047, or, if that date is not a business day, on the next business day (the “scheduled maturity date”), subject to the limitations described below.

We are required to repay the Series A-5 Junior Subordinated Debentures on the scheduled maturity date only to the extent of the “applicable percentage” of the net proceeds we have received from the issuance of “qualifying capital securities,” as these terms are defined under “Replacement Capital Covenant,” that we have sold during a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to such date. If we have not sold a sufficient amount of qualifying capital securities to permit repayment of all of the Series A-5 Junior Subordinated Debentures on the scheduled maturity date, the unpaid amount will remain outstanding and bear interest at a floating rate until repaid. This obligation will continue to apply on each subsequent interest payment date until the earliest to occur of

•	the redemption of all the Series A-5 Junior Subordinated Debentures;

•	an event of default which results in acceleration of the Series A-5 Junior Subordinated Debentures; and

•	the final maturity date for the Series A-5 Junior Subordinated Debentures, which is initially December 18, 2062 (or, if this day is not a business day, the following business day) but may be extended at our sole option for up to three additional five-year periods as described below.

Our failure to pay the Series A-5 Junior Subordinated Debentures on the scheduled maturity date will not constitute an event of default under the junior debt indenture governing the Series A-5 Junior Subordinated Debentures. See “Description of Terms of the Series A-5 Junior Subordinated Debentures—Events of Default—Remedies If an Event of Default Occurs” and “Risk Factors—Holders have limited rights of acceleration” for a discussion of the limited remedies holders of the Series A-5 Junior Subordinated Debentures have if AIG fails to repay the Series A-5 Junior Subordinated Debentures on the scheduled maturity date.

We will use our commercially reasonable efforts, subject to a “market disruption event,” as described under “Description of Terms of the Series A-5 Junior Subordinated Debentures—Market Disruption Events,” to sell sufficient qualifying capital securities to permit repayment of the Series A-5 Junior Subordinated Debentures in full on the scheduled maturity date in accordance with the preceding paragraph. If we are unable for any reason to issue sufficient qualifying capital securities to permit repayment of the Series A-5 Junior Subordinated Debentures in full, we will use our commercially reasonable efforts, subject to a market disruption event, to sell sufficient qualifying capital securities to permit repayment of any outstanding Series A-5 Junior Subordinated Debentures on the following interest payment date, and on each interest payment date thereafter, until all of the Series A-5 Junior Subordinated Debentures are paid in full.

Any unpaid principal amount of the Series A-5 Junior Subordinated Debentures, together with accrued and unpaid interest, will be due and payable on the final maturity date, regardless of the amount of qualifying capital securities we have sold by that time. The final maturity date will initially be December 18, 2062 (or, if this day is not a business day, the following business day), but may be extended at our sole option on each of December 18, 2012, December 18, 2017 and December 18, 2022 (each, an “election date”) for an additional five years from the then applicable final maturity date. If we make this election on all of the election dates, the Series A-5 Junior Subordinated Debentures will mature on December 18, 2077 (or, if this day is not a business day, the following business day). If we make this election on two of these dates, the Series A-5 Junior Subordinated Debentures will mature on December 18, 2072 (or, if this day is not a business day, the following business day). If we make this election on only one of these dates, the Series A-5 Junior Subordinated Debentures will mature on December 18, 2067 (or, if this day is not a business day, the following business day).

We are not required to issue any securities pursuant to the obligation described above other than qualifying capital securities.

Interest

The Series A-5 Junior Subordinated Debentures will bear interest from and including December 18, 2007 to but excluding the scheduled maturity date at the annual rate of 7.70%, payable quarterly in arrears on March 18, June 18, September 18 and December 18 of each year, beginning on March 18, 2008. The Series A-5 Junior Subordinated Debentures will bear interest from and including the scheduled maturity date at a rate equal to three-month LIBOR (as defined under “Description of Terms of the Series A-5 Junior Subordinated Debentures—Interest Rate and Interest Payment Dates”) plus 3.616%, payable quarterly in arrears on March 18, June 18, September 18 and December 18 of each year, beginning on March 18, 2048. We refer to each quarterly date on which interest is payable as an “interest payment date.”

Ranking

The Series A-5 Junior Subordinated Debentures will constitute one series of the junior subordinated debentures referred to in the accompanying prospectus and will be issued by AIG under the junior debt indenture referred to in the accompanying prospectus. The Series A-5 Junior Subordinated Debentures will rank pari passu with our $1,000,000,000 aggregate principal amount of 6.25% Series A-1 Junior Subordinated Debentures, our £750,000,000 aggregate principal amount of 5.75% Series A-2 Junior Subordinated Debentures, our €1,000,000,000 aggregate principal amount of 4.875% Series A-3 Junior Subordinated Debentures and our $750,000,000 aggregate principal amount of 6.45% Series A-4 Junior Subordinated Debentures (collectively, the “outstanding parity securities”).

The Series A-5 Junior Subordinated Debentures will be unsecured, will rank junior in payment to all of our existing and future “senior debt,” as defined under “Description of Terms of the Series A-5 Junior Subordinated Debentures—Subordination,” will rank pari passu with the outstanding parity securities and will be effectively subordinated to all liabilities of our subsidiaries. Substantially all of our existing indebtedness, other than the outstanding parity securities, is senior debt.

Deferral of Interest

We have the right, on one or more occasions, to defer the payment of interest on the Series A-5 Junior Subordinated Debentures for up to 20 consecutive quarterly interest periods without being subject to our obligations under the alternative payment mechanism described under “Description of Terms of the Series A-5 Junior Subordinated Debentures—Alternative Payment Mechanism,” and for up to 40 consecutive quarterly interest periods without giving rise to an event of default under the terms of the Series A-5 Junior Subordinated Debentures. However, the failure to pay all accrued and unpaid interest after the conclusion of 40 consecutive quarterly interest periods of deferral will, after the lapse of 30 days, constitute an event of default permitting acceleration of the Series A-5 Junior Subordinated Debentures. Interest on unpaid interest installments on the Series A-5 Junior Subordinated Debentures will accrue during the deferral period at the then applicable interest rate, compounding on each interest payment date.

During any deferral period, we generally will not be permitted to make any payments of deferred interest or distributions from any source other than “eligible proceeds,” as defined under “Description of Terms of the Series A-5 Junior Subordinated Debentures,” and we will not be required to make any interest or distribution payments other than pursuant to the alternative payment mechanism after the conclusion of 20 consecutive quarterly interest periods following the commencement of the deferral period or, if earlier, the first interest payment date on which we pay current interest.

Following the earlier of (i) the conclusion of 20 consecutive quarterly interest periods following the commencement of a deferral period and (ii) a payment of current interest on the Series A-5 Junior Subordinated Debentures during a deferral period, we will be required to pay deferred interest pursuant to the alternative payment mechanism. Under the alternative payment mechanism, after that date we must, subject to market disruption events, use our commercially reasonable efforts to sell “APM qualifying securities,” as defined under “Alternative Payment Mechanism” below, and apply the eligible proceeds to pay accrued and unpaid deferred interest on the Series A-5 Junior Subordinated Debentures.

If we defer payments of interest on the Series A-5 Junior Subordinated Debentures, the Series A-5 Junior Subordinated Debentures will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your Series A-5 Junior Subordinated Debentures in gross income for United States federal income tax purposes, even though we will not make actual payments on the Series A-5 Junior Subordinated Debentures during a deferral period. See “Certain United States Federal Income Tax Consequences— United States Holders—Interest Income” and “—Original Issue Discount” and “Risk Factors—Deferral of interest payments will have negative United States federal income tax consequences and is likely to adversely affect the market price of the Series A-5 Junior Subordinated Debentures” for a further discussion of the federal income tax consequences of an interest deferral.

Limitations on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

In the event of our bankruptcy, insolvency or receivership, a holder of Series A-5 Junior Subordinated Debentures will only have a claim for deferred and unpaid interest (including compounded interest thereon) to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the deferral period for which interest has not been paid, as further described under “Description of Terms of the Series A-5 Junior Subordinated Debentures—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership.”

Certain Payment Restrictions

During any period in which an event of default has occurred and is continuing or we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing, we and our subsidiaries generally may not make payments on or redeem or purchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the Series A-5 Junior Subordinated Debentures, subject to the exceptions described in the next paragraph and under “Description of Terms of the Series A-5 Junior Subordinated Debentures—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.” In addition, if any deferral period lasts longer than one year, subject to the exceptions described in the next paragraph and under “Description of Terms of the Series A-5 Junior Subordinated Debentures—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances,” neither we nor any of our subsidiaries will be permitted to purchase, redeem or otherwise acquire any securities ranking junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid.

The terms of the Series A-5 Junior Subordinated Debentures permit us during a deferral period:

•	to make any payment of current or deferred interest on our debt securities or guarantees that rank pari passu with the Series A-5 Junior Subordinated Debentures upon our liquidation, including the outstanding parity securities (“pari passu securities”), so long as the payment is made pro rata to the amounts due on pari passu securities (including the Series A-5 Junior Subordinated Debentures), subject to the limitations described in the last paragraph under “Description of the Terms of the Series A-5 Junior Subordinated Debentures—Alternative Payment Mechanism—Remedies and Market Disruptions” to the extent that they apply;

•	to make any payment of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities;

•	to make any payment of principal in respect of pari passu securities having an earlier scheduled maturity date than the Series A-5 Junior Subordinated Debentures, as required under a provision of such pari passu securities that is substantially the same as the provision described below under “Description of the Terms of the Series A-5 Junior Subordinated Debentures—Repayment of Principal—Scheduled Maturity Date,” or any such payment in respect of pari passu securities having the same scheduled maturity date as the Series A-5 Junior Subordinated Debentures that is made on a pro rata basis among one or more series of such securities and the Series A-5 Junior Subordinated Debentures; and

•	to repay or redeem any security so as to avoid a breach of the instrument governing the same.

Alternative Payment Mechanism

Unless a market disruption event has occurred, and subject to certain limitations and conditions described under “Description of Terms of the Series A-5 Junior Subordinated Debentures—Alternative Payment Mechanism,” if we defer interest on the Series A-5 Junior Subordinated Debentures, we will be required, not later than (i) the business day following the conclusion of 20 consecutive quarterly interest periods following the commencement of a deferral period or (ii) if earlier, the first interest payment date during a deferral period on which we elect to pay current interest, to issue APM qualifying securities until we have raised an amount of “eligible proceeds” sufficient to pay the deferred interest (and compounded interest thereon) in full. We will not pay deferred interest (and compounded interest thereon) on the Series A-5 Junior Subordinated Debentures from any source other than the eligible proceeds from the sale of APM qualifying securities, unless otherwise required at the time by any applicable regulatory authority, the deferral period is terminated on the interest payment date following certain business combinations or an event of default has occurred and is continuing. We refer to this process as the alternative payment mechanism. See “Description of Terms of the Series A-5 Junior Subordinated Debentures—Alternative Payment Mechanism” for a more detailed description of this mechanism.

The following securities are “APM qualifying securities” for purposes of the alternative payment mechanism:

•	“common stock”;

•	“qualifying warrants”;

•	“qualifying non-cumulative preferred stock”; and

•	“mandatorily convertible preferred stock,”

in each case as defined under “Description of Terms of the Series A-5 Junior Subordinated Debentures—Alternative Payment Mechanism.”

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach a covenant of the junior debt indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy. The remedies of holders of the Series A-5 Junior Subordinated Debentures will be limited in such circumstances as described under “Risk Factors—Holders have limited rights of acceleration.”

Early Redemption of Series A-5 Junior Subordinated Debentures

We may redeem the Series A-5 Junior Subordinated Debentures in whole but not in part, at any time prior to December 18, 2012, (i) at their principal amount plus accrued and unpaid interest through the date of redemption if a “tax event” occurs or (ii) at a make-whole redemption price calculated as described herein plus accrued and unpaid interest through the date of redemption if a “rating agency event” occurs. If we redeem the Series A-5 Junior Subordinated Debentures prior to December 18, 2012 upon the occurrence of a “rating agency event,” the discount rate used to calculate the make-whole redemption price will be the “adjusted treasury rate,” plus 0.50%. For descriptions of “tax event,” “rating agency event,” “adjusted treasury rate” and how the make-whole redemption price will be calculated, see “Description of Terms of the Series A-5 Junior Subordinated Debentures—Early Redemption” below. On or after December 18, 2012, we may redeem the Series A-5 Junior Subordinated Debentures, in whole or in part, on any interest payment date, at their principal amount plus accrued and unpaid interest through the date of redemption.

Any redemption of the Series A-5 Junior Subordinated Debentures must be made in accordance with the “Replacement Capital Covenant” and “Alternative Payment Mechanism.”

Events of Default

The following events are “events of default” with respect to the Series A-5 Junior Subordinated Debentures:

•	default in the payment of interest, including compounded interest, in full on any Series A-5 Junior Subordinated Debenture for a period of 30 days after the conclusion of a deferral period that lasts for 40 consecutive quarterly interest periods; or

•	default in the payment of the principal of any Series A-5 Junior Subordinated Debenture at the final maturity date or upon a call for redemption; or

•	certain events of bankruptcy, insolvency and reorganization involving AIG.

The occurrence of an event of default described in the first bullet point will permit the indenture trustee or holders of at least 25% in principal amount of the Series A-5 Junior Subordinated Debentures to accelerate the principal amount of all then outstanding Series A-5 Junior Subordinated Debentures, and the occurrence of an event of default described in the third bullet point will result in an automatic acceleration of the principal amount of all then outstanding Series A-5 Junior Subordinated Debentures. In the case of any other default or breach of the junior debt indenture by AIG, including an event of default under the second bullet point in the definition of that term, there is no right to declare the principal amount of the Series A-5 Junior Subordinated Debentures immediately due and payable. See “Risk Factors—Holders have limited rights of acceleration” for a further discussion of the limited ability of holders to exercise the remedy of acceleration.

Book-Entry

The Series A-5 Junior Subordinated Debentures will be represented by one or more global securities registered in the name of a nominee for, and deposited with, The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your Series A-5 Junior Subordinated Debentures and Series A-5 Junior Subordinated Debentures will not be registered in your name, except under certain limited circumstances described under “Legal Ownership and Book-Entry Issuance.”

Listing

We will apply to list the Series A-5 Junior Subordinated Debentures on the New York Stock Exchange. Trading of the Series A-5 Junior Subordinated Debentures on the New York Stock Exchange is expected to commence within 30 days after they are first issued.

Replacement Capital Covenant

We agree in the replacement capital covenant, only for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the Series A-5 Junior Subordinated Debentures, that the Series A-5 Junior Subordinated Debentures will not be repaid, redeemed, defeased or purchased by us or any of our subsidiaries on or before December 18, 2057, unless the principal amount repaid or defeased, or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds we have received from the sale of “common stock,” “rights to acquire common stock,” “mandatorily convertible preferred stock,” “debt exchangeable for common equity,” “debt exchangeable for preferred equity” and certain “qualifying capital securities” and the market value of any “common stock” (or “rights to acquire common stock”) we and our subsidiaries have delivered or issued as consideration for property or assets in an arm’s length transaction or issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries have received equity credit from any rating agency, in each case within the applicable measurement period. The replacement capital covenant, including the definitions of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and qualifying capital securities and other important terms, is described in more detail under “Replacement Capital Covenant” below.

If an event of default resulting in the acceleration of the Series A-5 Junior Subordinated Debentures occurs, we will not have to comply with the replacement capital covenant. Our covenant in the replacement capital covenant will run only to the benefit of the covered debtholders. It may not be enforced by the holders of the Series A-5 Junior Subordinated Debentures. The initial class of covered debtholders are the holders of our 6.25% Notes due 2036, CUSIP No. 026874AZ0.

RISK FACTORS

Before deciding to purchase any Series A-5 Junior Subordinated Debentures, you should pay special attention to the following risk factors, as well as the risk factors set forth in Item 1A. of Part I of AIG’s Annual Report on Form 10-K for the year ended December 31, 2006 (to obtain this document, see “Where You Can Find More Information” in the accompanying prospectus).

Our obligations to make payments on the Series A-5 Junior Subordinated Debentures are subordinate to our payment obligations under our senior debt and pari passu with the outstanding parity securities.

Our obligations under the Series A-5 Junior Subordinated Debentures are unsecured and rank junior in right of payment to all of our existing and future senior debt. See “Description of Terms of the Series A-5 Junior Subordinated Debentures—Subordination” for the definition of “senior debt.” As of September 30, 2007, there was approximately $103.8 billion of outstanding senior debt of AIG.

This means that, unless all senior debt is repaid in full, we cannot make any payments on the Series A-5 Junior Subordinated Debentures if our unsecured indebtedness for borrowed money with a principal amount in excess of $100 million is accelerated, in the event of our bankruptcy, insolvency or liquidation or in the event of the acceleration of the Series A-5 Junior Subordinated Debentures.

Substantially all of our existing indebtedness, other than the outstanding parity securities, is senior debt. The outstanding parity securities will rank pari passu with the Series A-5 Junior Subordinated Debentures and will not constitute senior debt. The terms of the junior debt indenture do not limit our ability to incur additional debt, including secured or unsecured debt.

The Series A-5 Junior Subordinated Debentures will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to make payments on the Series A-5 Junior Subordinated Debentures will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal and regulatory limitations restrict the extent to which our subsidiaries may extend credit to, pay dividends or other funds to, or otherwise engage in transactions with, us.

Our right to participate in any distribution of assets from any subsidiary upon the subsidiary’s liquidation or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the Series A-5 Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of AIG as the source of payment for the Series A-5 Junior Subordinated Debentures, and not those of our subsidiaries.

Our obligation to repay the Series A-5 Junior Subordinated Debentures on the scheduled maturity date is subject to our ability to issue qualifying capital securities.

Our obligation to repay the Series A-5 Junior Subordinated Debentures on the scheduled maturity date, December 18, 2047, is limited. We are required to repay the Series A-5 Junior Subordinated Debentures on the scheduled maturity date only to the extent that we have sold sufficient qualifying capital securities (as defined under “Replacement Capital Covenant”) within a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to such date. If we have not sold sufficient qualifying capital securities to permit repayment of the Series A-5 Junior Subordinated Debentures in full on the scheduled maturity date, the unpaid amount will remain outstanding and continue to bear interest at a floating rate until repaid, and we will not be required to repay the Series A-5 Junior Subordinated Debentures until (i) we have issued sufficient qualifying capital securities to permit repayment in accordance with this requirement, (ii) payment on the Series A-5 Junior Subordinated Debentures is accelerated upon the occurrence of an event of default or (iii) the final maturity date for the Series A-5 Junior Subordinated Debentures. The final maturity date is initially December 18, 2062 (or, if this day is not a business day, the following business day), but we may extend the final maturity date for up to three additional five-year periods at our sole option as described under “Description of the Series A-5 Junior Subordinated Debentures—Repayment of Principal—Final Maturity Date.” Our ability to issue qualifying capital securities will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these securities. Although we have agreed to use our commercially reasonable efforts to issue sufficient qualifying capital securities to repay the Series A-5 Junior Subordinated Debentures during the 180-day period referred to above and from interest payment date to interest payment date thereafter until the Series A-5 Junior Subordinated Debentures are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur. Accordingly, there could be circumstances where we may have sufficient cash to repay the Series A-5 Junior Subordinated Debentures, but are restricted from doing so because we were unable to sell a sufficient amount of qualifying capital securities. In addition, all of the outstanding parity securities have an earlier scheduled maturity date than the Series A-5 Junior Subordinated Debentures. If these securities are outstanding on the scheduled maturity date, we will be required to repay them in full before repaying the Series A-5 Junior Subordinated Debentures if we are unable to sell a sufficient amount of qualifying capital securities to repay both the outstanding parity securities and the Series A-5 Junior Subordinated Debentures in full. See “—Holders have limited rights of acceleration” below for a further discussion of the limited consequences of our failure to issue qualifying capital securities.

Moreover, we are entering into a replacement capital covenant for the benefit of holders of a designated series of our indebtedness that ranks senior to the Series A-5 Junior Subordinated Debentures pursuant to which we will covenant that neither we nor any of our subsidiaries will repay, redeem, defease or purchase Series A-5 Junior Subordinated Debentures on or before December 18, 2057 unless during the applicable measurement period we or our subsidiaries have sold sufficient common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity or certain qualifying capital securities. The holders of the Series A-5 Junior Subordinated Debentures are not parties to or beneficiaries of the replacement capital covenant. As a result, we may amend the replacement capital covenant at any time without the consent of the holders of the Series A-5 Junior Subordinated Debentures, except that under the terms of the junior debt indenture an amendment that imposes additional restrictions on the type or amount of qualifying capital securities that are considered for purposes of determining the principal amount of the Series A-5 Junior Subordinated Debentures that we are permitted to repay requires the consent of holders of a majority in principal amount of Series A-5 Junior Subordinated Debentures.

We have no obligation to issue any securities other than qualifying capital securities in connection with our obligation to repay the Series A-5 Junior Subordinated Debentures on the scheduled maturity date.

We have the right to defer interest for 40 consecutive quarterly interest periods without causing an event of default.

We have the right to defer interest on the Series A-5 Junior Subordinated Debentures for a period of up to 40 consecutive quarterly interest periods. Although we would be subject to the alternative payment mechanism after the earlier of the conclusion of 20 consecutive quarterly interest periods following the commencement of the deferral period and the first interest payment date on which we make any payment of current interest during a deferral period, if we are unable to raise sufficient eligible proceeds, we may defer payment of accrued interest on the Series A-5 Junior Subordinated Debentures for a period of up to 40 consecutive quarterly interest periods without causing an event of default. During any such deferral period, holders of Series A-5 Junior Subordinated Debentures will receive limited or no current payments and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against us for nonpayment unless within 30 days after the conclusion of 40 consecutive quarterly interest periods following the commencement of the deferral period we fail to pay all previously deferred interest (including compounded interest).

Interest and principal payments may be made on pari passu securities even though interest has not been paid on the Series A-5 Junior Subordinated Debentures.

We may in the future issue pari passu securities as to which during a deferral period we are required to make payments of interest that are not made pro rata with payments of interest on the Series A-5 Junior Subordinated Debentures or other pari passu securities and that, if not made, would cause us to breach the terms of the instrument governing the pari passu securities. The terms of the Series A-5 Junior Subordinated Debentures permit us during a deferral period:

•	to make any payment of current interest or deferred interest on pari passu securities during a deferral period that is made pro rata to the amounts due on pari passu securities and the Series A-5 Junior Subordinated Debentures, subject to the limitations described in the last paragraph under “Description of Terms of the Series A-5 Junior Subordinated Debentures—Alternative Payment Mechanism—Remedies and Market Disruptions” to the extent that they apply;

•	to make any payment of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities;

•	to make any payment of principal in respect of pari passu securities having an earlier scheduled maturity date than the Series A-5 Junior Subordinated Debentures, as required under a provision of such pari passu securities that is substantially the same as the provision described below under “Description of the Terms of the Series A-5 Junior Subordinated Debentures—Repayment of Principal—Scheduled Maturity Date,” or any such payment in respect of pari passu securities having the same scheduled maturity date as the Series A-5 Junior Subordinated Debentures that is made on a pro rata basis among one or more series of such securities and the Series A-5 Junior Subordinated Debentures; and

•	to repay or redeem any security necessary to avoid a breach of the instrument governing the same.

The outstanding parity securities constitute pari passu securities and will not require us to make interest payments on these securities while interest is being deferred on the Series A-5 Junior Subordinated Debentures, other than pursuant to an alternative payment mechanism substantially the same as the alternative payment mechanism for the Series A-5 Junior Subordinated Debentures.

Our ability to pay deferred interest is limited by the terms of the alternative payment mechanism and is subject to market disruption events and other factors beyond our control.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the Series A-5 Junior Subordinated Debentures (and compounded interest thereon) during the deferral period, which may last up to 40 consecutive quarterly interest periods, from any source other than from the net proceeds received by us from the issuance of “common stock” up to the “maximum share number,” “qualifying warrants” up to the “maximum warrant number” or “qualifying non-cumulative preferred stock” or “mandatorily convertible preferred stock” up to the “preferred stock issuance cap” (each as described below and defined under “Description of Terms of the Series A-5 Junior Subordinated Debentures—Alternative Payment Mechanism”), unless otherwise directed by a regulatory authority, the deferral period is terminated on the interest payment date following certain business combinations or an event of default has occurred and is continuing.

•	Common Stock. The number of shares of common stock that we may sell to fund the payment of deferred interest on the Series A-5 Junior Subordinated Debentures may not exceed 100 million (subject to adjustment).

•	Qualifying Warrants. The number of shares of common stock that underlie qualifying warrants that we may sell to fund the payment of deferred interest on the Series A-5 Junior Subordinated

Debentures may not exceed 100 million (or 200 million if we amend the definition of APM qualifying securities to eliminate common stock) (subject to adjustment).

•	Qualifying non-cumulative preferred stock and mandatorily convertible preferred stock. The preferred stock issuance cap limits the net proceeds of the issuance of qualifying non-cumulative preferred stock and mandatorily convertible preferred stock that we may apply to the payment of deferred interest on the Series A-5 Junior Subordinated Debentures to 25% of the aggregate principal amount of the Series A-5 Junior Subordinated Debentures issued.

We may increase the maximum share number or the maximum warrant number without your consent, but we may not increase the preferred stock issuance cap. These restrictions may prevent us from issuing sufficient shares of common stock, qualifying warrants, qualifying non-cumulative preferred stock or mandatorily convertible preferred stock for the purpose of paying all deferred interest on the Series A-5 Junior Subordinated Debentures.

The occurrence of a market disruption event may prevent or delay a sale of common stock, qualifying warrants, qualifying non-cumulative preferred stock or mandatorily convertible preferred stock pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the Series A-5 Junior Subordinated Debentures. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain any consent or approval of our stockholders or a regulatory body or governmental authority to issue common stock, qualifying warrants, qualifying non-cumulative preferred stock or mandatorily convertible preferred stock notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our common stock, qualifying warrants, qualifying non-cumulative preferred stock or mandatorily convertible preferred stock, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. To the extent we do not sell sufficient common stock, qualifying warrants, qualifying non-cumulative preferred stock or mandatorily convertible preferred stock to fund deferred interest payments in these circumstances, we will not be permitted to pay deferred interest on the Series A-5 Junior Subordinated Debentures, even if we have cash available from other sources. In addition, the outstanding parity securities have comparable provisions with respect to the payment of deferred interest. Accordingly, if these securities are outstanding during a deferral period, we will be required to pay deferred interest on them on a pro rata basis with the Series A-5 Junior Subordinated Debentures if we are unable to sell sufficient shares of common stock, qualifying warrants, qualifying non-cumulative preferred stock and mandatorily convertible preferred stock to pay the deferred interest on all series in full. See “Description of Terms of the Series A-5 Junior Subordinated Debentures—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Market Disruption Events” for a more detailed explanation of the alternative payment mechanism.

The junior debt indenture limits our obligation to raise proceeds from the sale of common stock and qualifying warrants to pay deferred interest during the first 20 consecutive quarterly interest periods of a deferral period.

The junior debt indenture limits our obligation to raise proceeds from the sale of common stock and qualifying warrants to pay deferred interest during the first 20 consecutive quarterly interest periods of any deferral period to an amount we refer to as the “stock and warrant issuance cap.” This cap provides that, during the first 20 consecutive quarterly interest periods of any deferral period, in order to pay deferred interest, we are not required to issue shares of common stock or qualifying warrants to purchase a number of shares of our common stock in excess of an aggregate of 2% of the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements. Once we reach the stock and warrant issuance cap for a deferral period, we will not be obligated to sell common stock or qualifying warrants to pay deferred interest relating to such deferral period until the conclusion of 20 consecutive quarterly interest periods of such deferral period.

We have the ability under certain circumstances to narrow the definition of APM qualifying securities.

We may, without the consent of the holders of the Series A-5 Junior Subordinated Debentures, amend the definition of “APM qualifying securities” for the purposes of the alternative payment mechanism to eliminate common stock, qualifying warrants or mandatorily convertible preferred stock (but not both common stock and qualifying warrants) from the definition if, after the date of this prospectus supplement, an accounting standard or interpretive guidance of an existing standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective so that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes. The elimination of common stock, qualifying warrants or mandatorily convertible preferred stock from the definition of APM qualifying securities, together with continued application of the preferred stock issuance cap, may make it more difficult for us to succeed in selling sufficient APM qualifying securities to fund the payment of the deferred interest.

Deferral of interest payments will have negative United States federal income tax consequences and is likely to adversely affect the market price of the Series A-5 Junior Subordinated Debentures.

If we defer interest payments on the Series A-5 Junior Subordinated Debentures, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes with respect to the deferred interest on the Series A-5 Junior Subordinated Debentures, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income” and “—Original Issue Discount” for a further discussion of the tax consequences of a deferral.

If we exercise our right to defer interest, the market price of the Series A-5 Junior Subordinated Debentures is likely to be adversely affected. As a result of the existence of our deferral right, the market price of the Series A-5 Junior Subordinated Debentures may be more volatile than the market prices of other securities that are not subject to optional interest deferrals.

We may redeem the Series A-5 Junior Subordinated Debentures before December 18, 2012 if there is a challenge to their tax characterization or the rating agency equity credit we receive for the Series A-5 Junior Subordinated Debentures is reduced.

We may redeem all, but not less than all, of the Series A-5 Junior Subordinated Debentures before December 18, 2012 if certain changes occur relating to the tax treatment of the Series A-5 Junior Subordinated Debentures or the rating agency equity credit accorded to the Series A-5 Junior Subordinated Debentures.

The redemption price prior to December 18, 2012 will equal 100% of the principal amount of the Series A-5 Junior Subordinated Debentures plus accrued and unpaid interest to the date of redemption in the case of a redemption after a tax event and a make-whole redemption price in the case of a redemption after a rating agency event. An Internal Revenue Service pronouncement or threatened challenge affecting the tax treatment of the Series A-5 Junior Subordinated Debentures could occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the Series A-5 Junior Subordinated Debentures could occur at any time. See “Description of Terms of the Series A-5 Junior Subordinated Debentures—Early Redemption” for a further description of these events and the method of determining the make-whole redemption price.

Your claims in bankruptcy, insolvency and receivership to receive payment in respect of deferred interest may be limited.

In the event of our bankruptcy, insolvency or receivership, a holder of Series A-5 Junior Subordinated Debentures will have a claim for deferred and unpaid interest (including compounded interest thereon) only to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the deferral period for which interest has not been paid. Because we are permitted to defer interest payments for up to 40 consecutive quarterly interest periods without an event of default, claims may be extinguished in respect of interest accrued (and compounded) during as many as 32 quarterly interest periods.

Holders have limited rights of acceleration.

The remedies for any breach of our obligations under the alternative payment mechanism, the restrictions imposed in connection with any optional deferral of interest payments and our obligation to raise proceeds from the issuance of qualifying capital securities to permit the repayment of the Series A-5 Junior Subordinated Debentures on or after the scheduled maturity date are all limited. Our failure to comply with these obligations and restrictions will not constitute an event of default or give rise to a right of acceleration or similar remedy under the terms of the junior debt indenture. See “Description of Terms of the Series A-5 Junior Subordinated Debentures—Events of Default—Remedies if an Event of Default Occurs” for a description of the limited remedies of holders of the Series A-5 Junior Subordinated Debentures.

Changes in demand for Series A-5 Junior Subordinated Debentures could adversely affect their market price.

The Series A-5 Junior Subordinated Debentures are unlike traditional subordinated debt securities in that interest may be deferred for up to 40 consecutive quarterly interest periods, holders have limited remedies and our obligation to repay the principal amount of the Series A-5 Junior Subordinated Debentures prior to the final maturity date is subject to conditions. Investor demand for securities with the characteristics of the Series A-5 Junior Subordinated Debentures may change as these characteristics are assessed by market participants, regulators and others. Accordingly, the Series A-5 Junior Subordinated Debentures that you purchase, whether pursuant to the offer made by this prospectus supplement or in the secondary market, may trade at a significant discount to the price that you paid.

The trading market for the Series A-5 Junior Subordinated Debentures may be limited.

We will apply to list the Series A-5 Junior Subordinated Debentures on the New York Stock Exchange. Trading is expected to commence within 30 days after the Series A-5 Junior Subordinated Debentures are first issued. The underwriters for this offering have advised us that they intend to make a market in the Series A-5 Junior Subordinated Debentures after the offering is completed. However, the underwriters are not obligated to do so and may discontinue market making at any time. Therefore, no assurance can be given as to the liquidity of, or trading markets for, the Series A-5 Junior Subordinated Debentures.

USE OF PROCEEDS

The net proceeds from this offering, after deducting the underwriting discounts and estimated offering expenses that we will pay, are estimated to be $967,500,000, or $1,112,675,000 if the underwriters exercise their over-allotment option in full. We intend to use the net proceeds from this offering primarily to repurchase shares of our common stock and otherwise for general corporate purposes.

DESCRIPTION OF TERMS OF THE SERIES A-5 JUNIOR SUBORDINATED DEBENTURES

We have summarized below certain terms of the 7.70% Series A-5 Junior Subordinated Debentures, which we refer to in this prospectus supplement as the “Series A-5 Junior Subordinated Debentures.” This summary supplements and amends the general description of the junior subordinated debentures contained in the accompanying prospectus. Any information regarding the Series A-5 Junior Subordinated Debentures contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will apply and will supersede the inconsistent information in the accompanying prospectus.

This summary is not complete. You should refer to the junior debt indenture, which has been filed as an exhibit to the registration statement, and the fifth supplemental indenture, a copy of which is available from us upon request and will be filed on a Current Report on Form 8-K. References herein to the “junior debt indenture” are to the junior subordinated indenture, as supplemented by the fifth supplemental indenture. The Bank of New York will act as indenture trustee under the junior debt indenture.

The Series A-5 Junior Subordinated Debentures will be a series of “junior subordinated debentures” under the junior debt indenture, as described herein and in the accompanying prospectus. They will be unsecured and junior in right of payment to all of our senior debt, as defined below under “—Subordination,” and pari passu with the outstanding parity securities.

Interest Rate and Interest Payment Dates

The Series A-5 Junior Subordinated Debentures will bear interest from and including December 18, 2007 to but excluding the scheduled maturity date at the annual rate of 7.70%, payable quarterly in arrears on March 18, June 18, September 18 and December 18 of each year, beginning on March 18, 2008. The Series A-5 Junior Subordinated Debentures will bear interest from and including the scheduled maturity date at a rate equal to three-month LIBOR plus 3.616%, payable quarterly in arrears on March 18, June 18, September 18 and December 18 of each year, beginning on March 18, 2048. We refer to these dates as “interest payment dates” and we refer to the period beginning on and including December 18, 2007 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period.” The amount of interest payable for any interest period ending on or prior to the scheduled maturity date will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any interest period commencing on or after the scheduled maturity date, will be computed on the basis of a 360-day year and the actual number of days elapsed. In the event that any interest payment date on or before the scheduled maturity date would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement. In the event that any interest payment date after the scheduled maturity date would otherwise fall on a day that is not a business day, that interest payment date will be postponed to the next day that is a business day; however, if the postponement would cause the day to fall in the next calendar month, the interest payment date will instead be brought forward to the immediately preceding business day.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term “interest,” we are referring not only to regularly scheduled interest payments but also interest on interest payments not paid on the applicable interest payment date.

Interest is payable on each interest payment date to the person in whose name a Series A-5 Junior Subordinated Debenture is registered at the close of business on the business day next preceding that interest payment date or, in the event the Series A-5 Junior Subordinated Debentures cease to be held in book-entry form, at the close of business on the date fifteen days prior to that interest payment date, whether or not a business day.

For the purposes of calculating interest due on the Series A-5 Junior Subordinated Debentures after the scheduled maturity date:

•	“Three-month LIBOR” means, with respect to any quarterly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that interest period that appears on Reuters Screen LIBOR01 as of 11:00 a.m. (London time) on the LIBOR determination date for that interest period. If such rate does not appear on Reuters Screen LIBOR01, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that interest period are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time, on the LIBOR determination date for that interest period, in an amount that, in the calculation agent’s judgment, is representative of a single transaction in that market at that time. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that interest period and in an amount that, in the calculation agent’s judgment, is representative of a single transaction in that market at that time. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that interest period will be the same as three-month LIBOR as determined for the previous interest period or, in the case of the quarterly interest period beginning on the scheduled maturity date, three-month LIBOR will be 5.111%.

•	“Calculation agent” means AIG Financial Products Corp., or any other firm appointed by us, acting as calculation agent.

•	“London banking day” means any day on which dealings in dollars are transacted in the London interbank market.

•	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant interest period.

•	“Reuters Screen LIBOR01” means the display designated on Reuters Screen LIBOR01, Inc. or any successor service or page for the purpose of displaying LIBOR offered rates of major banks, as determined by the calculation agent.

All percentages resulting from any calculation of three-month LIBOR will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (for example, 9.876541% (or .09876541) would be rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) would be rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation will be rounded upward or downward, as appropriate, to the nearest cent, with one-half cent or more being rounded upward. The establishment of three-month LIBOR for each interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

In determining three-month LIBOR during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market. Those reference banks and dealers may include the calculation agent itself and our other affiliates.

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the Series A-5 Junior Subordinated Debentures for up to 40 consecutive quarterly interest periods. We may defer payment of interest prior to, on or after the scheduled maturity date. We may not defer interest beyond the final maturity date or the earlier redemption date of any Series A-5 Junior Subordinated Debentures being redeemed. We currently do not intend to exercise our option to defer interest on the Series A-5 Junior Subordinated Debentures.

Deferred interest on the Series A-5 Junior Subordinated Debentures will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the conclusion of 40 consecutive quarterly interest periods following that interest payment date and (ii) the next interest payment date on which we have paid all accrued and previously unpaid interest on the Series A-5 Junior Subordinated Debentures.

We have agreed in the junior debt indenture that:

•	immediately following the conclusion of 20 consecutive quarterly interest periods following the commencement of the deferral period or, if earlier, the first interest payment date during the deferral period on which we elect to pay current interest, we will be required to use commercially reasonable efforts to sell “common stock,” “qualifying warrants,” “qualifying non-cumulative preferred stock” and “mandatorily convertible preferred stock” pursuant to the alternative payment mechanism, unless we have delivered notice of a “market disruption event,” and apply the “eligible proceeds,” as these terms are defined under “—Market Disruption Events” and “—Alternative Payment Mechanism” below, to the payment of any deferred interest (and compounded interest) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period;

•	we will not pay deferred interest on the Series A-5 Junior Subordinated Debentures (and compounded interest thereon) prior to the final maturity date from any source other than eligible proceeds, unless otherwise required by an applicable regulatory authority, the deferral period is terminated on the interest payment date following certain business combinations described below or an event of default has occurred and is continuing; and

•	the sale of mandatorily convertible preferred stock to pay deferred interest is an option that may be exercised at our sole discretion, and we will not be obligated to sell mandatorily convertible preferred stock or to apply the proceeds of any such sale to pay deferred interest on the Series A-5 Junior Subordinated Debentures, and no class of investors of our securities or other obligations, or any other party, may require us to issue mandatorily convertible preferred stock.

We may pay current interest at all times from any available funds.

If we are involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination or continuing directors cease for any reason to constitute a majority of the directors of the surviving or resulting entity, then the foregoing rules will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination. “Continuing director” means a director who was a director of AIG at the time the definitive agreement relating to the transaction was approved by the AIG board of directors.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the junior debt indenture, it will not constitute an event of default under the junior debt indenture or give rise to a right of acceleration or similar remedy.

We will give the holders of the Series A-5 Junior Subordinated Debentures and the indenture trustee written notice of our election to begin a deferral period at least one business day before the record date for the next interest payment date. However, our failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral. A failure to pay interest will not give rise to an event of default unless we fail to pay interest, including compounded interest, in full for a period of 30 days after the conclusion of 40 consecutive quarterly interest periods following the commencement of any deferral period.

If we have paid all deferred interest on the Series A-5 Junior Subordinated Debentures, we can again defer interest payments on the Series A-5 Junior Subordinated Debentures as described above. The junior debt indenture does not limit the number or frequency of interest deferral periods.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We have agreed that, so long as any Series A-5 Junior Subordinated Debentures remain outstanding, if an event of default has occurred and is continuing or we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing, then we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank pari passu with, or junior to, the Series A-5 Junior Subordinated Debentures; or

•	make any guarantee payments regarding any guarantee by us of securities of any of our subsidiaries if the guarantee ranks pari passu with, or junior in interest to, the Series A-5 Junior Subordinated Debentures.

The restrictions listed above do not apply to:

•	purchases, redemptions or other acquisitions of shares of our capital stock in connection with:

•	any employment benefit plan or other compensatory contract or arrangement; or the Assurance Agreement, dated as of June 27, 2005, by AIG in favor of eligible employees and relating to specified obligations of Starr International Company, Inc. (as such agreement may be amended, supplemented, extended, modified or replaced from time to time); or

•	a dividend reinvestment, stock purchase plan or other similar plan;

•	any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of AIG) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock; or

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, equity securities or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan; or

•	any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such equity securities; or

•	any payment during a deferral period of current or deferred interest in respect of pari passu securities that is made pro rata to the amounts due on pari passu securities and the Series A-5 Junior Subordinated Debentures, provided that such payments are made in accordance with the last paragraph under “Description of Terms of the Series A-5 Junior Subordinated Debentures—Alternative Payment Mechanism—Remedies and Market Disruptions” to the extent that it applies, and any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities. The outstanding parity securities constitute pari passu securities and will require AIG to make interest payments on these securities while interest is being deferred on the Series A-5 Junior Subordinated Debentures only pursuant to an alternative payment mechanism substantially the same as the alternative payment mechanism for the Series A-5 Junior Subordinated Debentures; or

•	any payment of principal in respect of pari passu securities having an earlier scheduled maturity date than the Series A-5 Junior Subordinated Debentures, as required under a provision of such pari passu securities that is substantially the same as the provision described below under “—Repayment of Principal—Scheduled Maturity Date,” or any such payment in respect of pari passu securities having the same scheduled maturity date as the Series A-5 Junior Subordinated Debentures that is made on a pro rata basis among one or more series of such securities and the Series A-5 Junior Subordinated Debentures; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

In addition, if any deferral period lasts longer than one year, neither we nor any of our subsidiaries will be permitted to purchase, redeem or otherwise acquire any securities ranking junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if we are involved in a business combination where immediately after its consummation more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination or continuing directors cease for any reason to constitute a majority of the surviving or resulting entity’s board of directors, then the one-year restriction on repurchases described in the previous sentence will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Alternative Payment Mechanism

Obligations and Limitations Applicable to All Deferral Periods

Subject to the conditions described in “—Option to Defer Interest Payments” above and to the exclusions described in “—Market Disruption Events” below, if we defer interest on the Series A-5 Junior Subordinated Debentures, we will be required, commencing not later than (i) the business day following the conclusion of 20 consecutive quarterly interest periods following the commencement of the deferral period or (ii) if earlier, the first interest payment date on which we elect to pay current interest, to issue “APM qualifying securities,” as defined below, subject to the limits described below, until we have raised an amount of “eligible proceeds,” as defined below, at least equal to the aggregate amount of accrued and unpaid deferred interest on the Series A-5 Junior Subordinated Debentures. We refer to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest on the Series A-5 Junior Subordinated Debentures.

“Eligible proceeds,” for each relevant interest payment date, means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) that AIG has received during the 180 days prior to the related interest payment date from the issuance of APM qualifying securities to persons that are not subsidiaries of AIG.

“APM qualifying securities” means common stock, qualifying warrants, qualifying non-cumulative preferred stock and mandatorily convertible preferred stock; provided that we may amend the definition of “APM qualifying securities” to eliminate common stock, qualifying warrants or mandatorily convertible preferred stock (but not both common stock and qualifying warrants) from the definition if, after the date of this prospectus supplement, an accounting standard or interpretive guidance of an existing standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective so that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes. We will promptly notify the holders of the Series A-5 Junior Subordinated Debentures, in the manner contemplated in the junior debt indenture, of such change.

“Common stock,” under the alternative payment mechanism, means shares of AIG common stock, including treasury stock and shares of common stock sold pursuant to AIG’s dividend reinvestment plan and employee benefit plans, up to the “maximum share number,” as defined below.

“Qualifying warrants” means net share settled warrants to purchase shares of common stock that:

•	have an exercise price greater than the “current stock market price” of our common stock as of their date of pricing;

•	we are not entitled to redeem for cash and the holders are not entitled to require us to repurchase for cash in any circumstances; and

•	do not entitle the holders thereof to purchase a number of shares of our common stock in excess of the then applicable “maximum warrant number,” as defined below.

If we eliminate our common stock from the definition of APM qualifying securities, we will be required to use commercially reasonable efforts, subject to the maximum warrant number (as defined below), to set the terms of any qualifying warrants we issue pursuant to the alternative payment mechanism so that the proceeds from the issuances of qualifying warrants, together with the proceeds from the sale of any other APM qualifying securities, are sufficient proceeds to pay all deferred interest on the Series A-5 Junior Subordinated Debentures in accordance with the alternative payment mechanism.

We intend to issue qualifying warrants with exercise prices at least 10% above the current stock market price of our common stock on the date of pricing of the warrants. The “current stock market price” of our common stock on any date is the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded. If our common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” will be the average of the midpoint of the bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Qualifying non-cumulative preferred stock” means our non-cumulative perpetual preferred stock that (i) contains no remedies other than “permitted remedies” and (ii)(a) is redeemable, but is subject to “intent-based replacement disclosure,” as such terms are defined under “Replacement Capital Covenant” below, and has a provision that provides for mandatory suspension of distributions or the payment of distributions solely from “eligible proceeds” upon its failure to satisfy one or more financial tests set forth therein or (b) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Series A-5 Junior Subordinated Debentures.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of AIG, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.

We are not permitted to issue qualifying non-cumulative preferred stock or mandatorily convertible preferred stock for the purpose of paying deferred interest to the extent the net proceeds of such issuance applied to pay interest on the Series A-5 Junior Subordinated Debentures pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying non-cumulative preferred stock and still-outstanding mandatorily convertible preferred stock applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the Series A-5 Junior Subordinated Debentures (including any Series A-5 Junior Subordinated Debentures that may be issued pursuant to the underwriters’ overallotment option and any additional Series A-5 Junior Subordinated Debentures issued as described under ‘‘—Further Issues” below) issued under the junior debt indenture (the ‘‘preferred stock issuance cap”).

The “maximum share number” will initially equal 100 million and the “maximum warrant number” will initially equal 100 million (or 200 million if we amend the definition of APM qualifying securities to eliminate common stock). If the number of issued and outstanding shares of our common stock is changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the maximum share number and the maximum warrant number will be correspondingly adjusted. We may, at our discretion and without the consent of the holders of the Series A-5 Junior Subordinated Debentures, increase the maximum share number or the maximum warrant number or both (including through the increase of our authorized share capital, if necessary) if we determine that such increase is necessary to allow us to issue sufficient common stock and/or qualifying warrants to pay deferred interest on the Series A-5 Junior Subordinated Debentures.

Additional Limitations Applicable to the First 20 Consecutive Quarterly Interest Periods of Any Deferral Period

We may become subject to the alternative payment mechanism prior to the conclusion of 20 consecutive quarterly interest periods following the commencement of a deferral period if we elect to pay current interest prior to such date. In such event, we are not required to issue shares of common stock or qualifying warrants under the alternative payment mechanism for the purpose of paying deferred interest during the first 20 consecutive quarterly interest periods of that deferral period to the extent the number of shares of common stock issued and the number of shares of common stock subject to such qualifying warrants, together with the number of shares of common stock previously issued and the number of shares of common stock subject to qualifying warrants previously issued during such deferral period to pay interest on the Series A-5 Junior Subordinated Debentures pursuant to the alternative payment mechanism would, in the aggregate, exceed 2% of the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “stock and warrant issuance cap”).

Once we reach the stock and warrant issuance cap for a deferral period, we will not be required to issue more shares of common stock or qualifying warrants under the alternative payment mechanism during the first 20 consecutive quarterly interest periods of such deferral period even if the stock and warrant issuance cap subsequently increases because of a subsequent increase in the number of outstanding shares of our common stock. The stock and warrant issuance cap will cease to apply after the conclusion of 20 consecutive quarterly interest periods following the commencement of any deferral period, at which point we must pay any deferred interest regardless of the time at which it was deferred, using the alternative payment mechanism, subject to the limitations described under “—Obligations and Limitations Applicable to All Deferral Periods” above and any market disruption event. In addition, if the stock and warrant issuance cap is reached during a deferral period and we subsequently pay all deferred interest, the stock and warrant issuance cap will cease to apply at the termination of such deferral period, reset to zero and will not apply again unless and until we start a new deferral period. The preferred stock issuance cap, however, does not reset to zero even if we pay all deferred interest, and the net proceeds from sales of qualifying non-cumulative preferred stock and then outstanding mandatorily convertible preferred stock applied pursuant to the alternative payment mechanism during such deferral period and all prior deferral periods cumulate as qualifying non-cumulative preferred stock is issued, or so long as mandatorily convertible preferred stock is outstanding, to pay deferred interest.

Remedies and Market Disruptions

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach a covenant under the junior debt indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy. The remedies of holders of the Series A-5 Junior Subordinated Debentures will be limited in these circumstances as described under “Risk Factors—Holders have limited rights of acceleration.”

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, and you will be entitled to receive your pro rata share of any amounts so paid. If, in addition to the Series A-5 Junior Subordinated Debentures, other pari passu securities (including the outstanding parity securities) are outstanding under which we are obligated to sell common stock, qualifying warrants, qualifying non-cumulative preferred stock or mandatorily convertible preferred stock and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the Series A-5 Junior Subordinated Debentures and those other pari passu securities on a pro rata basis up to, in the case of common stock, the stock and warrant issuance cap and the maximum share number, in the case of qualifying warrants, the stock and warrant issuance cap and the maximum warrant number and, in the case of qualifying non-cumulative preferred stock or mandatorily convertible preferred stock, the preferred stock issuance cap (or comparable provisions in the instruments governing those pari passu securities) in proportion to the total amounts that are due on the Series A-5 Junior Subordinated Debentures and such pari passu securities. The Series A-5 Junior Subordinated Debentures and the outstanding parity securities all permit pro rata payments to be made on any other series so long as we deposit with our paying agent or segregate and hold in trust for payment the pro rata proceeds applicable to such series that we have not paid.

Market Disruption Events

A “market disruption event” means, for purposes of sales of APM qualifying securities pursuant to the alternative payment mechanism or sales of qualifying capital securities pursuant to “—Repayment of Principal—Scheduled Maturity Date” below, as applicable (collectively, the “permitted securities”), the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally (or in our shares specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which our capital stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant regulatory body or governmental agency having jurisdiction that materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, permitted securities;

•	we would be required to obtain the consent or approval of our stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue permitted securities and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval;

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of permitted securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading, provided that (1) one or more events described under this bullet point shall not constitute a market disruption event with respect to a period of more than 90 days in any 180-day period and (2) multiple suspension periods contemplated by this bullet point shall not exceed an aggregate of 180 days in any 360-day period;

•	we reasonably believe that the offering document for the offer and the sale of permitted securities would not be in compliance with a rule or regulation of the Securities and Exchange Commission (for reasons other than those referred to in the immediately preceding bullet point) and we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that (1) one or more events described under this bullet point shall not constitute a market disruption event with respect to a period of more than 90 days in any 180-day period and

(2) multiple suspension periods contemplated by this bullet point shall not exceed an aggregate of 180 days in any 360-day period;

•	a banking moratorium shall have been declared by the federal or state authorities of the United States that results in a material disruption of any of the markets on which our permitted securities are trading;

•	a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States;

•	the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in our capital stock has been materially disrupted; or

•	there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States, that materially disrupts the capital markets such as to make it, in our judgment, impracticable or inadvisable to proceed with the offer and sale of the permitted securities.

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of Series A-5 Junior Subordinated Debentures) no more than 30 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event occurred after the immediately preceding interest payment date; and

•	either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event continued for only part of this period, but we were unable after commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism or our obligations in connection with the repayment of principal described under “—Repayment of Principal—Scheduled Maturity Date” below if we determine not to pursue or complete the sale of permitted securities due to pricing, dividend rate or dilution considerations.

Repayment of Principal

Scheduled Maturity Date

We must repay the principal amount of the Series A-5 Junior Subordinated Debentures, together with accrued and unpaid interest, on December 18, 2047, or if that date is not a business day, the next business day (“scheduled maturity date”), subject to the limitations described below.

Our obligation to repay the Series A-5 Junior Subordinated Debentures on the scheduled maturity date is limited. We are required to repay the Series A-5 Junior Subordinated Debentures on the scheduled maturity date only to the extent of the “applicable percentage” of the net proceeds we have received from the issuance of “qualifying capital securities,” as these terms are defined under “Replacement Capital Covenant,” that we have sold during a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to such date. If we have not sold sufficient qualifying capital securities to permit repayment of all principal and accrued and unpaid interest on the Series A-5 Junior Subordinated Debentures on the scheduled maturity date, the unpaid amount will remain outstanding from interest payment date to interest payment date until we have raised sufficient proceeds to permit repayment in full in accordance with this obligation, an event of default which results in acceleration of the Series A-5 Junior Subordinated Debentures occurs or the final maturity date. The final maturity date is initially December 18, 2062 (or, if this day is not a business day, the following business day), but we may extend the final maturity date for up to three additional five-year periods at our sole option as described below.

We agree in the junior debt indenture to use our commercially reasonable efforts (except as described below) to sell sufficient qualifying capital securities in a 180-day period ending on a notice date not more than 30 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the Series A-5 Junior Subordinated Debentures in full on this date in accordance with the above requirement. We further agree in the junior debt indenture that if we are unable for any reason to sell sufficient qualifying capital securities to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to sell sufficient qualifying capital securities to permit repayment on the next interest payment date, and on each interest payment date thereafter until the Series A-5 Junior Subordinated Debentures are repaid in full or redeemed, an event of default resulting in their acceleration occurs or the final maturity date occurs. Our failure to use our commercially reasonable efforts to sell a sufficient amount of qualifying capital securities would be a breach of covenant under the junior debt indenture; however, such breach will not be an event of default thereunder. See “Risk Factors—Holders have limited rights of acceleration.”

We are not required under the junior debt indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities in connection with the above obligation.

We will give to DTC a notice of repayment at least 10 but not more than 15 days before the scheduled repayment date. If any Series A-5 Junior Subordinated Debentures are to be repaid in part only, the notice of repayment will state the portion of the principal amount thereof to be repaid.

We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of the specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if any of the following apply (it being understood that any such amendment or supplement may fall into one or more of the following): (i) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as “replacement capital securities,” as described under “Replacement Capital Covenant” below, and an officer of AIG has delivered to the holders of the then effective series of covered debt a written certificate to that effect, (ii) such amendment or supplement is not materially adverse to the covered debtholders, and an officer of AIG has delivered to the holders of the then effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not materially adverse to the covered debtholders, or (iii) such amendment or supplement eliminates common stock, debt exchangeable for common equity, mandatorily convertible preferred stock and/or rights to acquire common stock as replacement capital securities if, after the date of this prospectus supplement, an accounting standard or interpretive guidance of an existing standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to eliminate common stock, debt exchangeable for common equity, mandatorily convertible preferred stock and/or rights to acquire common stock as replacement capital securities would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States. For this purpose, the addition of securities qualifying as permitted replacement capital securities under a “qualifying replacement capital covenant” will not be deemed materially adverse to the holders of the then-effective series of covered debt.

We generally may amend or supplement the replacement capital covenant without the consent of the holders of the Series A-5 Junior Subordinated Debentures. With respect to qualifying capital securities, on the other hand, we have agreed in the junior debt indenture that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the Series A-5 Junior Subordinated Debentures is permitted, except with the consent of holders of a majority by principal amount of the Series A-5 Junior Subordinated Debentures.

Any unpaid amounts on the Series A-5 Junior Subordinated Debentures that remain outstanding beyond the scheduled maturity date will continue to bear interest at a rate equal to three-month LIBOR plus 3.616%

and we will continue to pay quarterly interest on the Series A-5 Junior Subordinated Debentures after the scheduled maturity date, subject to our rights and obligations under “—Option to Defer Interest Payments” and “—Alternative Payment Mechanism” above.

“Commercially reasonable efforts” to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the junior debt indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the Series A-5 Junior Subordinated Debentures if we provide written certification to the indenture trustee (which certification will be forwarded to each holder of record of Series A-5 Junior Subordinated Debentures) no more than 30 and no less than 10 business days in advance of the required repayment date certifying that:

•	a market disruption event was existing at any time during the period commencing 180 days prior to the date on which certification is provided or, in the case of any required repayment date after the scheduled maturity date, commencing on the immediately preceding interest payment date and ending on the business day immediately preceding the date on which the certification is provided; and

•	either (a) the market disruption event continued for the entire 180-day period or the period since the most recent interest payment date, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the Series A-5 Junior Subordinated Debentures in full.

Payments in respect of the Series A-5 Junior Subordinated Debentures on and after the scheduled maturity date will be applied, first, to deferred interest to the extent of eligible proceeds under the alternative payment mechanism, second, to current interest and, third, to repay the principal of the Series A-5 Junior Subordinated Debentures; provided that if we are obligated to sell qualifying capital securities and repay any outstanding pari passu securities in addition to the Series A-5 Junior Subordinated Debentures, then on any date and for any period such payments shall be applied:

•	first, to the outstanding parity securities and any other pari passu securities having an earlier scheduled maturity date than the Series A-5 Junior Subordinated Debentures, until the principal of and all accrued and unpaid interest on those securities has been paid in full; and

•	second, to the Series A-5 Junior Subordinated Debentures and any other pari passu securities having the same scheduled maturity date as the Series A-5 Junior Subordinated Debentures pro rata in accordance with their respective outstanding principal amounts.

None of such payments shall be applied to any other pari passu securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the Series A-5 Junior Subordinated Debentures has been paid in full (except to the extent permitted under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” and the last paragraph under “—Alternative Payment Mechanism—Remedies and Market Disruptions” above). If we raise less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180-day or three-month period, we will not be required to repay any Series A-5 Junior Subordinated Debentures on the scheduled maturity date or the next quarterly interest payment date, as applicable, but we will repay the applicable principal amount of Series A-5 Junior Subordinated Debentures on the next quarterly interest payment date as of which we have sold at least $5 million in qualifying capital securities.

Final Maturity Date

Any principal amount of the Series A-5 Junior Subordinated Debentures, together with accrued and unpaid interest, will be due and payable on the final maturity date, regardless of the amount of qualifying capital securities we have issued and sold by that time. The final maturity date is initially December 18, 2062 (or, if this day is not a business day, the following business day). We may extend the final maturity date at our sole option on each of December 18, 2012, December 18, 2017 and December 18, 2022 (each, an “election date”) for an additional five years from the then applicable final maturity date. If we make this election on all of the election dates, the Series A-5 Junior Subordinated Debentures will mature on December 18, 2077 (or, if this day is not a business day, the following business day). If we make this election on two of these dates, the Series A-5 Junior Subordinated Debt will mature on December 18, 2072 (or, if this day is not a business day, the following business day). If we make this election on only one of these dates, the Series A-5 Junior Subordinated Debentures will mature on December 18, 2067 (or, if this day is not a business day, the following business day). We will provide irrevocable written notice of an election to extend the final maturity date no later than the 30th calendar day prior to the applicable election date. On the final maturity date, we may repay the Series A-5 Junior Subordinated Debentures with any monies available to us. However, if we repay the Series A-5 Junior Subordinated Debentures prior to the final maturity date when any deferred interest remains unpaid, the unpaid deferred interest (including compounded interest thereon) may only be paid pursuant to the alternative payment mechanism described above under “—Alternative Payment Mechanism.”

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The junior debt indenture provides that a holder of Series A-5 Junior Subordinated Debentures, by that holder’s acceptance of the Series A-5 Junior Subordinated Debentures, agrees that in the event of our bankruptcy, insolvency or receivership prior to the redemption or repayment of such holder’s Series A-5 Junior Subordinated Debentures, that holder of Series A-5 Junior Subordinated Debentures will only have a claim for deferred and unpaid interest (including compounded interest thereon) to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the deferral period for which interest has not been paid. See “Risk Factors—Your claims in bankruptcy, insolvency and receivership to receive payment in respect of deferred interest may be limited,” for a further discussion of this limitation of rights.

Early Redemption

The Series A-5 Junior Subordinated Debentures:

•	are redeemable, in whole or in part, at our option on any interest payment date on or after December 18, 2012, at 100% of their principal amount plus accrued and unpaid interest to the date of redemption;

•	are redeemable, in whole but not in part, at our option at any time prior to December 18, 2012 upon the occurrence of a “tax event,” at 100% of their principal amount plus accrued and unpaid interest to the date of redemption;

•	are redeemable, in whole but not in part, at our option at any time prior to December 18, 2012 upon the occurrence of a “rating agency event,” at a make-whole redemption price described below; and

•	are not subject to any sinking fund, a holder’s right to require us to purchase such holder’s Series A-5 Junior Subordinated Debentures or similar provisions;

provided that any redemption of Series A-5 Junior Subordinated Debentures will be subject to the restrictions described under “Replacement Capital Covenant” below.

In the case of a redemption prior to December 18, 2012 upon the occurrence of a “rating agency event,” the make-whole redemption price will be equal to:

•	100% of the principal amount of the Series A-5 Junior Subordinated Debentures; or

•	as determined by the calculation agent, if greater, the sum of the present values of the remaining scheduled payments of principal (assuming for this purpose that the Series A-5 Junior Subordinated Debentures are to be redeemed at their principal amount on December 18, 2012) discounted from December 18, 2012, and interest thereon that would have been payable to and including December 18, 2012 (not including any portion of any payment of interest accrued to the redemption date) discounted from the relevant interest payment date to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate plus 0.50%;

plus, in either case, accrued interest on the Series A-5 Junior Subordinated Debentures to the date of redemption.

If we redeem or repay the Series A-5 Junior Subordinated Debentures prior to the final maturity date when any deferred interest remains unpaid, the unpaid deferred interest (including compounded interest thereon) may only be paid pursuant to the alternative payment mechanism, as described under “—Alternative Payment Mechanism.”

The definitions of certain terms used in the second preceding paragraph above are listed below.

“Adjusted treasury rate” means, with respect to any redemption date, the rate per annum equal to the quarterly equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

“Comparable treasury issue” means the U.S. Treasury security selected by an independent investment bank selected by the calculation agent as having a maturity comparable to the term remaining from the redemption date to December 18, 2012 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity.

“Comparable treasury price” means, with respect to any redemption date, the average of the “reference treasury dealer quotations” for such redemption date.

“Reference treasury dealer” means:

•	Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and UBS Securities LLC or their respective successors; provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer; and

•	any other primary treasury dealer selected by the calculation agent after consultation with us.

“Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the calculation agent, of the bid and ask prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the calculation agent by that reference treasury dealer at 5:00 p.m. on the third business day preceding such redemption date.

For purposes of the above, a “tax event” means that we have requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the date of this prospectus supplement;

•	proposed change in those laws or regulations that is announced after the date of this prospectus supplement;

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the date of this prospectus supplement; or

•	threatened challenge asserted in connection with an audit of us, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Series A-5 Junior Subordinated Debentures;

there is more than an insubstantial risk that interest payable by us on the Series A-5 Junior Subordinated Debentures is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

For purposes of the above, a “rating agency event” means that any “rating agency” amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series A-5 Junior Subordinated Debentures, which amendment, clarification or change results in:

•	the shortening of the length of time the Series A-5 Junior Subordinated Debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the issue date of the Series A-5 Junior Subordinated Debentures, or

•	the lowering of the equity credit (including up to a lesser amount) assigned to the Series A-5 Junior Subordinated Debentures by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the issue date of the Series A-5 Junior Subordinated Debentures.

A “rating agency” means any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act (or any successor provision), that publishes a rating for us on the relevant date.

If less than all of the Series A-5 Junior Subordinated Debentures are to be redeemed at any time, selection of Series A-5 Junior Subordinated Debentures for redemption will be made by the indenture trustee on a pro rata basis, by lot or by such method as the indenture trustee deems fair and appropriate.

We will give to DTC a notice of redemption at least 10 but not more than 60 days before the redemption date. If any Series A-5 Junior Subordinated Debentures are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed. A new Series A-5 Junior Subordinated Debenture in principal amount equal to the unredeemed portion thereof will be issued and delivered to the indenture trustee, or its nominee, or, in the case of Series A-5 Junior Subordinated Debentures in definitive form, issued in the name of the holder thereof, in each case upon cancellation of the original Series A-5 Junior Subordinated Debenture.

Events of Default

The following events are “events of default” with respect to the Series A-5 Junior Subordinated Debentures:

•	default in the payment of interest, including compounded interest, in full on any Series A-5 Junior Subordinated Debenture for a period of 30 days after the conclusion of 40 consecutive quarterly interest periods following the commencement of any deferral period; or

•	default in the payment of the principal on any Series A-5 Junior Subordinated Debenture at the final maturity date or upon a call for redemption; or

•	certain events of bankruptcy, insolvency and reorganization involving AIG.

Remedies If an Event of Default Occurs

All remedies available upon the occurrence of an event of default under the junior debt indenture will be subject to the restrictions described below under “—Subordination.” If an event of default occurs, the indenture trustee will have special duties. In that situation, the indenture trustee will be obligated to use its rights and powers under the junior debt indenture, and to use the same degree of care and skill in doing so that a prudent person would use in that situation in conducting his or her own affairs. If an event of default of the type described in the first bullet point in the definition of that term has occurred and has not been cured, the indenture trustee or the holders of at least 25% in principal amount of the Series A-5 Junior Subordinated Debentures may declare the entire principal amount of all the then outstanding Series A-5 Junior Subordinated Debentures to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default described in the third bullet point in the definition has occurred, the principal amount of all then outstanding Series A-5 Junior Subordinated Debentures will immediately become due and payable. In the case of any other default or breach of the junior debt indenture by AIG, including an event of default under the second bullet point in the definition of that term, there is no right to declare the principal amount of the Series A-5 Junior Subordinated Debentures immediately due and payable.

The holders of a majority in aggregate outstanding principal amount of Series A-5 Junior Subordinated Debentures may, on behalf of the holders of all the Series A-5 Junior Subordinated Debentures, waive any default or event of default, except an event of default under the second or third bullet point above or a default with respect to a covenant or provision which under the junior debt indenture cannot be modified or amended without the consent of the holder of each outstanding Series A-5 Junior Subordinated Debenture.

Except in cases of an event of default, where the indenture trustee has the special duties described above, the indenture trustee is not required to take any action under the junior debt indenture at the request of any holders unless the holders offer the indenture trustee reasonable protection from expenses and liability called an indemnity. If indemnity reasonably satisfactory to the indenture trustee is provided, the holders of a majority in principal amount of the outstanding Series A-5 Junior Subordinated Debentures may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the indenture trustee. These majority holders may also direct the indenture trustee in performing any other action under the junior debt indenture with respect to the Series A-5 Junior Subordinated Debentures.

Before you bypass the indenture trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests under the junior debt indenture, the following must occur:

•	a holder of the Series A-5 Junior Subordinated Debenture must give the indenture trustee written notice that an event of default has occurred and remains uncured;

•	the holders of 25% in principal amount of all Series A-5 Junior Subordinated Debentures must make a written request that the indenture trustee take action because of the default, and they must offer reasonable indemnity to the indenture trustee against the cost, expenses and liabilities of taking that action; and

•	the indenture trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

We will give to the indenture trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the junior debt indenture, or else specifying any default.

Subordination

Holders of the Series A-5 Junior Subordinated Debentures should recognize that contractual provisions in the junior debt indenture may prohibit us from making payments on the Series A-5 Junior Subordinated Debentures. The Series A-5 Junior Subordinated Debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the junior debt indenture, to all of our senior debt, as defined in the junior debt indenture.

The junior debt indenture defines “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, us:

•	for borrowed money;

•	evidenced by bonds, debentures, notes or other similar instruments; and

•	that represent obligations to policyholders of insurance or investment contracts,

in each case, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt will also include any subordinated or junior subordinated debt that by its terms is not expressly pari passu or subordinated to the Series A-5 Junior Subordinated Debentures; all guarantees of securities issued by any trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing vehicle; and intercompany debt. The Series A-5 Junior Subordinated Debentures will rank pari passu with the outstanding parity securities. The junior debt indenture does not restrict or limit in any way our ability to incur senior debt. As of September 30, 2007, we had approximately $103.8 billion of outstanding senior debt.

Senior debt excludes:

•	trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	any indebtedness, guarantee or other obligation that is specifically designated as being subordinate, or not superior, in right of payment to the Series A-5 Junior Subordinated Debentures (including the outstanding parity securities).

The junior debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made with respect to any Series A-5 Junior Subordinated Debentures in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	any event of default with respect to any senior debt for borrowed money having at the relevant time an aggregate outstanding principal amount of at least $100 million has occurred and is continuing and has been accelerated (unless the event of default has been cured or waived or ceased to exist and such acceleration has been rescinded); or

•	in the event the Series A-5 Junior Subordinated Debentures have been declared due and payable prior to the final maturity date.

If the indenture trustee under the junior debt indenture or any holders of the Series A-5 Junior Subordinated Debentures receive any payment or distribution that is prohibited under the subordination provisions, then the indenture trustee or the holders will have to repay that money to the holders of the senior debt.

The subordination provisions do not prevent the occurrence of an event of default. This means that the indenture trustee under the junior debt indenture and the holders of the Series A-5 Junior Subordinated Debentures can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Defeasance

Until the scheduled maturity date, the Series A-5 Junior Subordinated Debentures will be subject to the provisions described in the accompanying prospectus under “Description of Junior Subordinated Debentures AIG May Offer—Defeasance,” subject to compliance with the replacement capital covenant.

Form, Exchange and Transfer

The Series A-5 Junior Subordinated Debentures will be issued in fully registered form and in minimum denominations of $25 and integral multiples of $25 in excess thereof.

Since the Series A-5 Junior Subordinated Debentures will be issued as a global security, only DTC, as the depositary, will be entitled to transfer and exchange the global security as described in this subsection, since the depositary, or its nominee Cede & Co., will be the sole holder of that global security. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance.”

Holders may have their Series A-5 Junior Subordinated Debentures broken into more Series A-5 Junior Subordinated Debentures of smaller denominations of not less than $25 or combined into fewer Series A-5 Junior Subordinated Debentures of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Subject to the restrictions relating to Series A-5 Junior Subordinated Debentures represented by global securities, holders may exchange or transfer Series A-5 Junior Subordinated Debentures at the office of the indenture trustee. They may also replace lost, stolen or mutilated Series A-5 Junior Subordinated Debentures at that office. The indenture trustee acts as our agent for registering Series A-5 Junior Subordinated Debentures in the names of holders and transferring Series A-5 Junior Subordinated Debentures. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. The indenture trustee’s agent may require an indemnity before replacing any Series A-5 Junior Subordinated Debentures.

Holders will not be required to pay a service charge to transfer or exchange Series A-5 Junior Subordinated Debentures, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

In the event of any redemption, neither we nor the indenture trustee will be required to:

•	issue, register the transfer of or exchange Series A-5 Junior Subordinated Debentures during the period beginning at the opening of business 15 days before the day of selection for redemption of Series A-5 Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption; and

•	transfer or exchange any Series A-5 Junior Subordinated Debentures so selected for redemption, except, in the case of any Series A-5 Junior Subordinated Debentures being redeemed in part, any portion thereof not being redeemed.

Payment and Paying Agents

The paying agent for the Series A-5 Junior Subordinated Debentures will initially be the indenture trustee.

Notices

We and the indenture trustee will send notices regarding the Series A-5 Junior Subordinated Debentures only to holders, using their addresses as listed in the indenture trustee’s records.

Further Issues

We have the right to issue additional Series A-5 Junior Subordinated Debentures in the future, provided that the total principal amount of Series A-5 Junior Subordinated Debentures outstanding may not exceed $1,150,000,000 and any further issues must be fungible for United States federal income tax purposes. Any such additional Series A-5 Junior Subordinated Debentures will have the same terms as the Series A-5 Junior Subordinated Debentures being offered by this prospectus supplement but may be offered at a different offering price and accrue interest from a different date than the Series A-5 Junior Subordinated Debentures being offered hereby. If issued, any such additional Series A-5 Junior Subordinated Debentures will become part of the same series as the Series A-5 Junior Subordinated Debentures being offered hereby.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to Series A-5 Junior Subordinated Debentures for so long as they remain issued in global—i.e., book-entry—form. First, we describe the difference between legal ownership and indirect ownership of Series A-5 Junior Subordinated Debentures. Then, we describe special provisions that apply to Series A-5 Junior Subordinated Debentures.

Who is the Legal Owner of a Registered Security?

The Series A-5 Junior Subordinated Debentures will be represented initially by one or more global securities. We refer to those who have securities registered in their own names, on the books that we or the indenture trustee maintain for this purpose, as the “holders” of those Series A-5 Junior Subordinated Debentures. These persons are the legal holders of the Series A-5 Junior Subordinated Debentures. We refer to those who, indirectly through others, own beneficial interests in Series A-5 Junior Subordinated Debentures that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in Series A-5 Junior Subordinated Debentures issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Since we will initially issue the Series A-5 Junior Subordinated Debentures in book-entry form only, they will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the Series A-5 Junior Subordinated Debentures on behalf of themselves or their customers.

Under the junior debt indenture, only the persons in whose name Series A-5 Junior Subordinated Debentures are registered are recognized as the holders of those Series A-5 Junior Subordinated Debentures represented thereby. Consequently, for so long as the Series A-5 Junior Subordinated Debentures are issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the Series A-5 Junior Subordinated Debentures, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the Series A-5 Junior Subordinated Debentures.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the Series A-5 Junior Subordinated Debentures are issued in global form, investors will be indirect owners, and not holders, of the Series A-5 Junior Subordinated Debentures.

Street Name Owners

If we terminate an existing global security, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For Series A-5 Junior Subordinated Debentures held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the Series A-5 Junior Subordinated Debentures are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property, to them.

These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold Series A-5 Junior Subordinated Debentures in street name will be indirect owners, not holders, of those Series A-5 Junior Subordinated Debentures.

Legal Holders

Our obligations, as well as the obligations of the indenture trustee under the junior debt indenture and the obligations, if any, of any third parties employed by us or any agents of theirs, run only to the holders of the Series A-5 Junior Subordinated Debentures. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a Series A-5 Junior Subordinated Debenture or has no choice because we are issuing the Series A-5 Junior Subordinated Debentures only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the junior debt indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the junior debt indenture—we would seek the approval only from the holders, and not the indirect owners, of the Series A-5 Junior Subordinated Debentures. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus supplement, we mean all purchasers of the Series A-5 Junior Subordinated Debentures being offered by this prospectus supplement, whether they are the holders or only indirect owners of those securities. When we refer to “your Series A-5 Junior Subordinated Debentures” in this prospectus supplement, we mean the Series A-5 Junior Subordinated Debentures in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold Series A-5 Junior Subordinated Debentures through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles Series A-5 Junior Subordinated Debentures payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the Series A-5 Junior Subordinated Debentures if there were an event of default or other event triggering the need for holders to act to protect their interests; and

•	if the Series A-5 Junior Subordinated Debentures are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

We will initially issue the Series A-5 Junior Subordinated Debentures in book-entry form only. The Series A-5 Junior Subordinated Debentures issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The depositary for the Series A-5 Junior Subordinated Debentures will be The Depository Trust Company, New York, New York, which is known as “DTC” although you may also hold Series A-5 Junior Subordinated Debentures indirectly through the Euroclear System, which is known as “Euroclear” or Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream,” which are participants in DTC’s systems.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under

“—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all Series A-5 Junior Subordinated Debentures represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, so long as the Series A-5 Junior Subordinated Debentures are represented by a global security an investor will not be a holder of the security, but only an indirect owner of an interest in the global security.

The Series A-5 Junior Subordinated Debentures will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the Series A-5 Junior Subordinated Debentures through another book-entry clearing system or decide that the Series A-5 Junior Subordinated Debentures may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of Series A-5 Junior Subordinated Debentures and instead deal only with the depositary that holds the global security.

Since the Series A-5 Junior Subordinated Debentures will be issued initially only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the Series A-5 Junior Subordinated Debentures to be registered in his or her own name, and cannot obtain non-global securities for his or her interest in the Series A-5 Junior Subordinated Debentures, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank, broker or other financial institutions for payments on Series A-5 Junior Subordinated Debentures and protection of his or her legal rights relating to the Series A-5 Junior Subordinated Debentures, as we describe above under “—Who is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the Series A-5 Junior Subordinated Debentures to some insurance companies and other institutions that are required by law to own their Series A-5 Junior Subordinated Debentures in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the Series A-5 Junior Subordinated Debentures must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We do not supervise the depositary in any way;

•	The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institutions may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the Series A-5 Junior Subordinated Debentures, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the Series A-5 Junior Subordinated Debentures it represented. After that exchange, the choice of whether to hold the Series A-5 Junior Subordinated Debentures directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the indenture trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to the Series A-5 Junior Subordinated Debentures and has not been cured or waived.

If a global security is terminated, only the depositary, and not us, is responsible for deciding the names of the institutions in whose names the Series A-5 Junior Subordinated Debentures represented by the global security will be registered and, therefore, who will be the holders of those Series A-5 Junior Subordinated Debentures.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its DTC direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial Institution Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of Series A-5 Junior Subordinated Debentures within the DTC system must be made by or through DTC participants, which will receive a credit for the Series A-5 Junior Subordinated Debentures on DTC’s records. The ownership interest of each actual purchaser of Series A-5 Junior Subordinated Debentures is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Transfers of ownership interests in the Series A-5 Junior Subordinated Debentures are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the Series A-5 Junior Subordinated Debentures. If less than all of the Series A-5 Junior Subordinated Debentures are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed, in accordance with its then current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Series A-5 Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy to the indenture trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Series A-5 Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the omnibus proxy).

Interest payments on the Series A-5 Junior Subordinated Debentures will be made by the indenture trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the indenture trustee or us. Payment to DTC is the responsibility of the indenture trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream may hold interests in the global security as participants in DTC.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the Series A-5 Junior Subordinated Debentures made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any Series A-5 Junior Subordinated Debentures held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the U.S.

In addition, because of time-zone differences, U.S. investors who hold their interests in the Series A-5 Junior Subordinated Debentures through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

REPLACEMENT CAPITAL COVENANT

We have summarized below certain terms of the replacement capital covenant. This summary is not a complete description of the replacement capital covenant and is qualified in its entirety by the terms and provisions of the full document, which is available from us upon request and will be filed by us in a Current Report on Form 8-K. (See “Where You Can Find More Information” in the accompanying prospectus.)

In the replacement capital covenant, we agree for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the Series A-5 Junior Subordinated Debentures that we will not repay, redeem, defease or purchase, and none of our subsidiaries will purchase, all or a part of the Series A-5 Junior Subordinated Debentures prior to December 18, 2057, unless the principal amount repaid or defeased, or the applicable redemption or purchase price, does not exceed the sum of:

•	the “applicable percentage” of the aggregate amount of net cash proceeds we and our subsidiaries have received from the sale of “common stock,” “rights to acquire common stock,” “mandatorily convertible preferred stock,” “debt exchangeable for common equity,” “debt exchangeable for preferred equity” and “qualifying capital securities,” plus

•	the “applicable percentage” of the aggregate market value of any common stock (or rights to acquire common stock) we and our subsidiaries have delivered or issued as consideration for property or assets in an arm’s length transaction or in connection with the conversion of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries has received equity credit from any “NRSRO;”

in each case to persons other than AIG and its subsidiaries since the most recent “measurement date” (without double counting proceeds received in any prior “measurement period”). The foregoing limitation will not restrict the repayment, redemption or other acquisition of any Series A-5 Junior Subordinated Debentures that we have previously defeased in accordance with the replacement capital covenant. We sometimes refer collectively in this prospectus supplement to common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and qualifying capital securities as “replacement capital securities.”

“Applicable percentage” means:

•	in the case of any common stock or rights to acquire common stock, (a) 133.33% with respect to any repayment, redemption or purchase prior to the date that is 50 years prior to the final maturity date (the “first step-down date”), (b) 200% with respect to any repayment, redemption or purchase on or after the first step-down date and prior to the date that is 30 years prior to the final maturity date (the “second step-down date”) and (c) 400% with respect to any repayment, redemption or purchase on or after the second step-down date;

•	in the case of any mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity or any qualifying capital securities described in clause (i) of the definition of that term, (a) 100% with respect to any repayment, redemption or purchase prior to the first step-down date, (b) 150% with respect to any repayment, redemption or purchase on or after the first step-down date and prior to the second step-down date and (c) 300% with respect to any repayment, redemption or purchase on or after the second step-down date;

•	in the case of any qualifying capital securities described in clause (ii) of the definition of that term, (a) 100% with respect to any repayment, redemption or purchase prior to the second step-down date and (b) 200% with respect to any repayment, redemption or purchase on or after the second step-down date; and

•	in the case of any qualifying capital securities described in clause (iii) of the definition of that term, 100%.

“Common stock” means any of our equity securities (including equity securities held as treasury shares) or rights to acquire equity securities that have no preference in the payment of dividends or amounts payable upon the liquidation, dissolution or winding up of AIG (including a security that tracks the performance of, or relates to the results of, a business, unit or division of AIG), and any securities that have no preference in the payment of dividends or amounts payable upon liquidation, dissolution or winding up and are issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

“Debt exchangeable for common equity” means a security or combination of securities that:

•	gives the holder a beneficial interest in (i) a fractional interest in a stock purchase contract for a share of common stock of AIG that will be settled in three years or less, with the number of shares of common stock of AIG purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of the subordinated debt securities referred to in clause (ii), subject to customary anti-dilution adjustments, and (ii) subordinated debt securities of AIG or one of its subsidiaries that are non-callable prior to the settlement date of the stock purchase contract;

•	provides that the holders directly or indirectly grant AIG a security interest in such securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase common stock of AIG pursuant to such stock purchase contracts;

•	includes a remarketing feature pursuant to which the subordinated debt securities are remarketed to new investors commencing not later than the settlement date of the stock purchase contract; and

•	provides for the proceeds raised in the remarketing to be used to purchase common stock of AIG under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by AIG exercising its remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders of the debt exchangeable for common equity.

“Debt exchangeable for preferred equity” means a security or combination of securities (which we refer to in this definition as “such securities”) that:

•	gives the holder a beneficial interest in (a) subordinated debt securities of AIG or one of its subsidiaries (which we refer to in this definition as the “issuer”) permitting the issuer to defer distributions in whole or in part on such securities for one or more distribution periods of up to at least five years without any remedies other than “permitted remedies” and that are the most junior subordinated debt of the issuer (or rank pari passu with the most junior subordinated debt of the issuer) and (b) an interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in “qualifying non-cumulative preferred stock”;

•	provides that the holders directly or indirectly grant to AIG a security interest in such securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase “qualifying non-cumulative preferred stock” pursuant to such stock purchase contracts;

•	includes a remarketing feature pursuant to which the subordinated debt securities of the issuer are remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on (a) AIG’s capital ratios or (b) the dissolution of the issuer of such debt exchangeable for preferred equity;

•	provides for the proceeds raised in the remarketing to be used to purchase “qualifying non-cumulative preferred stock” under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities of the issuer, provides that the stock purchase contracts will be settled by AIG exercising its rights as a secured creditor with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders of the debt exchangeable for preferred equity;

•	includes a qualifying replacement capital covenant that will apply to such securities and to any “qualifying non-cumulative preferred stock” issued pursuant to the stock purchase contracts and provides that such qualifying replacement capital covenant will not include “debt exchangeable for common equity” or “debt exchangeable for preferred equity” as “replacement capital securities”; and

•	after the issuance of such qualifying non-cumulative preferred stock, provides the holder with a beneficial interest in such “qualifying non-cumulative preferred stock.”

“Employee benefit plan” means any written purchase, savings, option, bonus, appreciation, profit sharing, thrift, incentive, pension or similar plan or arrangement or any written compensatory contract or arrangement.

“Measurement date” means with respect to any repayment, redemption, defeasance or purchase of the Series A-5 Junior Subordinated Debentures (i) on or prior to the scheduled maturity date, the date 180 days prior to delivery of notice of such repayment, defeasance or redemption or the date of such purchase and (ii) after the scheduled maturity date, the date 90 days prior to the date of such repayment, redemption, defeasance or purchase, except that, if during the 90 days (or any shorter period) preceding the date that is 90 days prior to the date of such repayment, redemption, defeasance or purchase, net cash proceeds described above were received but no repayment, redemption, defeasance or purchase was made in connection therewith, the measurement date shall be the earliest date upon which such net cash proceeds were received.

For example, if we receive proceeds from the issuance of qualifying capital securities before the scheduled maturity date but after we have given the indenture trustee a notice of repayment and we do not redeem or purchase any Series A-5 Junior Subordinated Debentures based on the receipt of these proceeds, the measurement date with respect to the next interest payment date will be the date we received those proceeds (even though it is more than 90 days prior to that interest payment date) and, accordingly, we may count those proceeds in connection with the repayment of the Series A-5 Junior Subordinated Debentures on that interest payment date.

“Measurement period” with respect to any notice date or purchase date means the period (i) beginning on the measurement date with respect to such notice date or purchase date and (ii) ending on such notice date or purchase date. Measurement periods cannot run concurrently.

“NRSRO” means any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act (or any successor provision).

“Qualifying capital securities” means securities (other than common stock, rights to acquire common stock or securities exchangeable for or convertible into common stock) that in the determination of AIG’s board of directors (or a duly authorized committee thereof), reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

(i)	in connection with any repayment, redemption or purchase of Series A-5 Junior Subordinated Debentures prior to the first step-down date:

•	junior subordinated debt securities and guarantees issued by us or our subsidiaries with respect to trust preferred securities if the junior subordinated debt securities and guarantees (a) rank pari passu with or junior to the Series A-5 Junior Subordinated Debentures upon our liquidation, dissolution or winding-up, (b) are “non-cumulative,” (c) have no maturity or a maturity of at least 55 years and (d) are subject to a “qualifying replacement capital covenant”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Series A-5 Junior Subordinated Debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 55 years and (c) (i) are

“non-cumulative” and subject to a “qualifying replacement capital covenant” or (ii) have a “mandatory trigger provision” and an “optional deferral provision” and are subject to “intent-based replacement disclosure”; or

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Series A-5 Junior Subordinated Debentures, (b) have no maturity or a maturity of at least 35 years, (c) are subject to a “qualifying replacement capital covenant” and (d) have a “mandatory trigger provision” and an “optional deferral provision”;

(ii)	in connection with any repayment, redemption or purchase of Series A-5 Junior Subordinated Debentures on or after the first step-down date but prior to the second step-down date:

•	all types of securities that would be “qualifying capital securities” under clause (i) above;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Series A-5 Junior Subordinated Debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 55 years, (c) are subject to a “qualifying replacement capital covenant” and (d) have an “optional deferral provision”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Series A-5 Junior Subordinated Debentures upon our liquidation, dissolution or winding-up, (b) are “non-cumulative,” (c) have no maturity or a maturity of at least 55 years and (d) are subject to “intent-based replacement disclosure”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Series A-5 Junior Subordinated Debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 35 years and (c) (i) are “non-cumulative” and subject to a “qualifying replacement capital covenant” or (ii) have a “mandatory trigger provision” and an “optional deferral provision” and are subject to “intent-based replacement disclosure”;

•	securities issued by us or our subsidiaries that (a) rank junior to all of our senior and subordinated debt other than the Series A-5 Junior Subordinated Debentures and the pari passu securities, (b) have a “mandatory trigger provision” and an “optional deferral provision,” and are subject to “intent-based replacement disclosure” and (c) have no maturity or a maturity of at least 55 years;

•	cumulative preferred stock issued by us or our subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) (1) has no maturity or a maturity of at least 55 years and (2) is subject to a “qualifying replacement capital covenant”; or

•	other securities issued by us or our subsidiaries that (a) rank upon our liquidation, dissolution or winding-up either (1) pari passu with or junior to the Series A-5 Junior Subordinated Debentures or (2) pari passu with the claims of our trade creditors and junior to all of our long-term indebtedness for money borrowed (other than our long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on our liquidation, dissolution or winding-up); and (b) either (1) have no maturity or a maturity of at least 35 years and have a “mandatory trigger provision” and an “optional deferral provision” and are subject to “intent-based replacement disclosure” or (2) have no maturity or a maturity of at least 20 years and are subject to a “qualifying replacement capital covenant” and have a “mandatory trigger provision” and an “optional deferral provision”;

(iii)	in connection with any repayment, redemption or purchase of Series A-5 Junior Subordinated Debentures at any time on or after the second step-down date:

•	all of the types of securities that would be “qualifying capital securities” under clause (ii) above;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Series A-5 Junior Subordinated Debentures upon our liquidation, dissolution or winding-up, (b) either (1) have no maturity or a maturity of at least 55 years and are subject to “intent-based replacement disclosure” or (2) have no maturity or a maturity of at least 25 years and are subject to a “qualifying replacement capital covenant” and (c) have an “optional deferral provision”;

•	securities issued by us or our subsidiaries that (a) rank junior to all of our senior and subordinated debt other than the Series A-5 Junior Subordinated Debentures and any other pari passu securities, (b) have a “mandatory trigger provision” and an “optional deferral provision” and are subject to “intent-based replacement disclosure” and (c) have no maturity or a maturity of at least 25 years; or

•	preferred stock issued by us or our subsidiaries that either (a) has no maturity or a maturity of at least 55 years and is subject to “intent-based replacement disclosure” or (b) has a maturity of at least 35 years and is subject to a “qualifying replacement capital covenant.”

For purposes of the definitions provided above, the following terms shall have the following meanings:

“Alternative payment mechanism” means, with respect to any securities or combination of securities, provisions in the related transaction documents requiring AIG to issue (or use commercially reasonable efforts to issue) one or more types of “APM qualifying securities” raising eligible proceeds at least equal to the deferred distributions on such securities and apply the proceeds to pay unpaid distributions on such securities, commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which AIG pays current distributions on such securities and (y) the fifth anniversary of the commencement of such deferral period, and that:

•	define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) that AIG has received during the 180 days prior to the related distribution date from the issuance of APM qualifying securities, up to the “preferred cap” (as defined below) in the case of APM qualifying securities that are “qualifying non-cumulative preferred stock” or “mandatorily convertible preferred stock”;

•	permit AIG to pay current distributions on any distribution date out of any source of funds but (x) require AIG to pay deferred distributions only out of eligible proceeds and (y) prohibit AIG from paying deferred distributions out of any source of funds other than eligible proceeds, unless otherwise required at the time by any applicable regulatory authority or if an event of default has occurred that results in an acceleration of the principal amount of the relevant securities;

•	include a “repurchase restriction”;

•	limit the obligation of AIG to issue (or use commercially reasonable efforts to issue) APM qualifying securities up to:

•	in the case of APM qualifying securities that are common stock or qualifying warrants, during the first five years of any deferral period (x) an amount from the issuance thereof pursuant to the alternative payment mechanism equal to 2% of AIG’s most recently published market capitalization or (y) a number of shares of common stock and qualifying warrants not in excess of 2% of the number of shares of outstanding common stock set forth in AIG’s most recently published financial statements (the “common cap”); and

•	in the case of APM qualifying securities that are “qualifying non-cumulative preferred stock” or “mandatorily convertible preferred stock,” an amount from the issuance thereof pursuant to the related alternative payment mechanism (including at any point in time from all prior issuances of “qualifying non-cumulative preferred stock” and still-outstanding “mandatorily convertible preferred stock” pursuant to such alternative payment mechanism) equal to 25% of the liquidation or principal amount of the securities that are the subject of the related alternative payment mechanism (the “preferred cap”);

•	permit AIG, at its option, to impose a limitation on the issuance of APM qualifying securities consisting of common stock and qualifying warrants, in each case to a maximum issuance cap to be set at the discretion of AIG and otherwise substantially similar to the “maximum share number” and “maximum warrant number,” respectively, provided that such maximum issuance cap will be subject to AIG’s agreement to use commercially reasonable efforts to increase the maximum issuance cap when reached and (i) simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of common stock or (ii) if AIG cannot increase the maximum issuance cap as contemplated in the preceding clause, by requesting its board of directors to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of AIG’s authorized common stock for purposes of satisfying AIG’s obligations to pay deferred distributions;

•	in the case of securities other than non-cumulative preferred stock, include a “bankruptcy claim limitation provision”; and

•	permit AIG, at its option, to provide that if AIG is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination or continuing directors cease for any reason to constitute a majority of the directors of the surviving or resulting entity, then the first three bullet points will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination. “Continuing director” means a director who was a director of AIG at the time the definitive agreement relating to the transaction was approved by AIG’s board of directors;

provided that:

•	AIG shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

•	if, due to a market disruption event or otherwise, AIG is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, AIG will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap,” “preferred cap” and any “maximum issuance cap”; and

•	if AIG has outstanding more than one class or series of securities under which it is obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by AIG from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap,” the “preferred cap” and any maximum issuance cap referred to above, as applicable, in proportion to the total amounts that are due on such securities.

“APM qualifying securities” means, with respect to an alternative payment mechanism or a mandatory trigger provision, one or more of the following (as designated in the transaction documents for the qualifying capital securities that include an alternative payment mechanism or a mandatory trigger provision, as applicable): common stock, qualifying warrants, qualifying non-cumulative preferred stock and mandatorily convertible preferred stock; provided that

•	if the APM qualifying securities for any alternative payment mechanism or mandatory trigger provision include both common stock and qualifying warrants,

•	such alternative payment mechanism or mandatory trigger provision may permit, but need not require, us to issue qualifying warrants; and

•	we may, without the consent of the holders of the qualifying capital securities, amend the definition of APM qualifying securities to eliminate common stock or qualifying warrants (but not both) from the definition if, after the date of this prospectus supplement, an accounting standard or interpretive guidance of an existing standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective so that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes; and

•	if the APM qualifying securities for any alternative payment mechanism or mandatory trigger provision include mandatorily convertible preferred stock,

•	such alternative payment mechanism or mandatory trigger provision may permit, but need not require, us to issue mandatorily convertible preferred stock; and

•	we may, without the consent of the holders of the qualifying capital securities, amend the definition of APM qualifying securities to eliminate mandatorily convertible preferred stock from the definition if, after the date of this prospectus supplement, an accounting standard or interpretive guidance of an existing standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective so that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes.

“Bankruptcy claim limitation provision” means, with respect to any securities or combination of securities that have an alternative payment mechanism or a mandatory trigger provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (A) any deferral period, in the case of securities that have an alternative payment mechanism or (B) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a mandatory trigger provision, to:

•	in the case of securities having an alternative payment mechanism or “mandatory trigger provision” with respect to which the “APM qualifying securities” do not include “qualifying non-cumulative preferred stock” or “mandatorily convertible preferred stock,” 25% of the stated or principal amount of such securities then outstanding; and

•	in the case of any other securities, an amount not in excess of the sum of (x) the amount of accumulated and unpaid distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which distributions have not been paid and (y) an amount equal to the excess, if any, of the “preferred cap” over the aggregate amount of net proceeds from the sale of “qualifying non-cumulative preferred stock” and still-outstanding “mandatorily convertible preferred stock” that the issuer has applied to pay such distributions pursuant to the alternative payment mechanism or the “mandatory trigger provision,” provided that the holders of such securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in subclause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had such claim ranked pari passu with the interests of the holders, if any, of “qualifying non-cumulative preferred stock.”

In the case of any cumulative preferred stock that includes a bankruptcy claim limitation provision, such provision shall limit the liquidation preference of such cumulative preferred stock to its stated amount, plus an amount in respect of accumulated and unpaid dividends not in excess of the amount set forth in the first or second bullet point above, as applicable.

“Intent-based replacement disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings made by the issuer prior to or contemporaneously with the issuance of such securities, that the issuer will repay, redeem, defease or purchase, and will cause its subsidiaries to purchase, such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of repayment, redemption, defeasance or purchase that are as or more equity-like than the securities then being repaid, redeemed, defeased or purchased, raised within 180 days prior to the applicable redemption or purchase date.

“Mandatory trigger provision” means, as to any security or combination of securities, provisions in the terms thereof or of the related transaction agreements that:

•	require, or at its option in the case of non-cumulative perpetual preferred stock permit, the issuer of such securities to make payment of distributions on such securities only pursuant to the issuance and sale of “APM qualifying securities,” within two years of a failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale at least equal the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts) and in either case require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (i) if the mandatory trigger provision does not require such issuance and sale within one year of such failure, the amount of common stock or qualifying warrants the net proceeds of which the issuer must apply to pay such distributions pursuant to such provision may not exceed the “common cap,” and (ii) the amount of “qualifying non-cumulative preferred stock” and “mandatorily convertible preferred stock” the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the “preferred cap”;

•	include a “repurchase restriction” if the provisions described in the prior bullet point do not require such issuance and sale within one year of such failure;

•	prohibit the issuer of such securities from redeeming, defeasing or purchasing any of its securities ranking upon the liquidation, dissolution or winding up of the issuer, junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in the first bullet point above to pay such deferred distributions in full, except where non-payment would cause the issuer to breach the terms of the relevant instrument, subject to the exceptions set forth in the first and second bullet points of the definition of “repurchase restriction”;

•	other than in the case of non-cumulative preferred stock, include a “bankruptcy claim limitation provision”; and

•	do not include any remedies other than “permitted remedies” for the issuer’s failure to pay distributions because of the “mandatory trigger provision” except in the event that distributions have been deferred for one or more distribution periods that total together at least ten years;

provided that:

•	the issuer shall not be obligated to issue (or to use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

•	if, due to a market disruption event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, the issuer will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap” and the “preferred cap,” as applicable; and

•	if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities.

“Non-cumulative” means, with respect to any securities, that the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.” Securities that include an alternative payment mechanism will also be deemed to be “non-cumulative,” other than for the purposes of the definitions of “APM qualifying securities” and “qualifying non-cumulative preferred stock.”

“Optional deferral provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the effect of either (a) or (b) below:

(a)	(i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event is continuing, ten years, without any remedy other than “permitted remedies” and (ii) an alternative payment mechanism (provided that such alternative payment mechanism need not apply during the first 5 years of any deferral period and need not include a “common cap” or a “preferred cap”); or

(b)	the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to ten years, without any remedy other than “permitted remedies.”

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and (b) complete or partial prohibitions on the issuer or its subsidiaries paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying non-cumulative preferred stock” means non-cumulative perpetual preferred stock issued by us that (i) ranks pari passu with or junior to all other outstanding preferred stock of the issuer, other than a preferred stock that is issued or issuable pursuant to a stockholders’ rights plan or similar plan or arrangement and (ii) contains no remedies other than “permitted remedies” and either (i) is subject to “intent-based replacement disclosure” and has a provision that provides for mandatory suspension of distributions or the payment of distributions solely from “eligible proceeds” (as defined in the first bullet point of the definition of “alternative payment mechanism” above) upon AIG’s failure to satisfy one or more financial tests set forth therein or (ii) is subject to a qualifying replacement capital covenant.

“Qualifying replacement capital covenant” means (a) a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Series A-5 Junior Subordinated Debentures or

(b) a replacement capital covenant, as identified by AIG’s board of directors, or a duly authorized committee thereof, acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from redeeming, repaying, purchasing or defeasing, and restricts the subsidiaries of such issuer from purchasing, identified securities except out of the proceeds of specified replacement capital securities that have terms and provisions at the time of redemption, repayment, purchase or defeasance that are as or more equity-like than the securities then being redeemed, repaid, purchased or defeased, raised within 180 days prior to the applicable redemption, repayment, purchase or defeasance date; provided that the term of such qualifying replacement capital covenant shall be determined at the time of issuance of the related replacement capital securities taking into account the other characteristics of such securities.

“Repurchase restriction” means, with respect to any APM qualifying securities that include an alternative payment mechanism or a mandatory trigger provision, provisions that require AIG and its subsidiaries not to redeem, purchase or defease any of its securities ranking junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred distributions have been paid, except where non-payment would cause AIG to breach the terms of the relevant instrument, other than the following (none of which shall be restricted or prohibited by a repurchase restriction) if deferral of distributions continues for more than one year:

•	redemptions, purchases or other acquisitions of shares of common stock in connection with any employee benefit plan; or

•	purchases of shares of common stock pursuant to a contractually binding requirement to buy common stock entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan.

“Rights to acquire common stock” includes the number of shares of common stock obtainable upon exercise or conversion of any right to acquire common stock, including, any right to acquire common stock pursuant to a stock purchase plan, employee benefit plan or assurance agreement.

Our ability to raise proceeds from qualifying capital securities, mandatorily convertible preferred stock, common stock, debt exchangeable for common equity, debt exchangeable for preferred equity and rights to acquire common stock during the applicable measurement period with respect to any repayment, purchase or redemption of Series A-5 Junior Subordinated Debentures will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities. No assurance can be given that we will be able to issue those securities, and we will be unable to repay or redeem the Series A-5 Junior Subordinated Debentures prior to December 18, 2057 unless we can complete such an issuance.

The initial series of indebtedness benefiting from our replacement capital covenant is our 6.25% Notes due 2036, CUSIP No. 026874AZ0. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity, becomes subject to a redemption notice or is reduced to less than $100,000,000 in outstanding principal amount. We expect that, at all times prior to December 18, 2057, we will be subject to the replacement capital covenant and, accordingly, restricted in our ability to repay, redeem, defease or purchase the Series A-5 Junior Subordinated Debentures.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It is not for the benefit of, and may not be enforced by, the holders of the Series A-5 Junior Subordinated Debentures. Any amendment or termination of our obligations under the replacement capital covenant will require the consent of the holders of at least a majority in principal amount of that series of indebtedness, except that we may amend or supplement the replacement capital covenant without the consent of the holders of that series of indebtedness if any of the following apply (it being understood that any such amendment or supplement may fall into one or more of the following): (i) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities, and an officer of AIG has delivered to the holders of the then effective series of covered debt a written certificate to that effect, (ii) such amendment or supplement is not materially adverse to the covered debtholders, and an officer of AIG has delivered to the holders of the then effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not materially adverse to the covered debtholders, or (iii) such amendment or supplement eliminates common stock, debt exchangeable for common equity, mandatorily convertible preferred stock and/or rights to acquire common stock as replacement capital securities if, after the date of this prospectus supplement, an accounting standard or interpretive guidance of an existing standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to eliminate common stock, debt exchangeable for common equity, mandatorily convertible preferred stock and/or rights to acquire common stock as replacement capital securities would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States. For this purpose, an amendment or supplement that adds new types of securities qualifying as “replacement capital securities” or modifies the requirements of securities qualifying as “replacement capital securities” will not be deemed materially adverse to the holders of the then-effective series of covered debt if, following such amendment or supplement, the replacement capital covenant would constitute a “qualifying replacement capital covenant”.

With respect to qualifying capital securities, we have agreed in the junior debt indenture that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the Series A-5 Junior Subordinated Debentures is permitted, except with the consent of holders of a majority by principal amount of the Series A-5 Junior Subordinated Debentures.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of owning the Series A-5 Junior Subordinated Debentures. It applies to holders that hold Series A-5 Junior Subordinated Debentures as capital assets for tax purposes and acquire Series A-5 Junior Subordinated Debentures upon their original issuance at their original offering price.

This section does not apply to a holder that is a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns Series A-5 Junior Subordinated Debentures that are a hedge or that are hedged against interest rate risks;

•	a person that owns Series A-5 Junior Subordinated Debentures as part of a straddle or conversion transaction for tax purposes; or

•	a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Series A-5 Junior Subordinated Debentures, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Series A-5 Junior Subordinated Debentures should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Series A-5 Junior Subordinated Debentures.

The Series A-5 Junior Subordinated Debentures are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. We have not sought any rulings concerning the treatment of the Series A-5 Junior Subordinated Debentures, and the opinion of our tax counsel is not binding on the Internal Revenue Service (“IRS”). Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the Series A-5 Junior Subordinated Debentures, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Series A-5 Junior Subordinated Debentures

In the opinion of our counsel, Sullivan & Cromwell LLP, under current law and assuming full compliance with the terms of the junior debt indenture and other relevant documents, and based on our representations to Sullivan & Cromwell LLP, the Series A-5 Junior Subordinated Debentures will be respected as indebtedness of AIG for United States federal income tax purposes (although there is no clear authority on this point). The remainder of this discussion assumes that the Series A-5 Junior Subordinated Debentures will not be recharacterized as other than indebtedness of AIG, unless otherwise indicated.

United States Holders

This subsection describes the tax consequences to a “United States Holder.” A holder is a United States Holder if such holder is a beneficial owner of Series A-5 Junior Subordinated Debentures and is:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used in this summary, the term “non-United States Holder” means a beneficial owner that is not a United States person for United States federal income tax purposes. This subsection does not apply to a holder that is a non-United States Holder and such holders should refer to “— Non-United States Holders” below.

Interest Income

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount, or “OID.” We believe that the likelihood of our exercising our option to defer payments is remote within the meaning of the regulations. Based on the foregoing, we believe that the Series A-5 Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance. Accordingly, each United States Holder of Series A-5 Junior Subordinated Debentures should include in gross income that holder’s interest on the Series A-5 Junior Subordinated Debentures in accordance with that holder’s method of tax accounting.

Original Issue Discount

Under the applicable Treasury regulations, if our exercise of the option to defer any payment of interest was determined not to be “remote,” or if we exercised that option, the Series A-5 Junior Subordinated Debentures would be treated as issued with OID at the time of issuance or at the time of that exercise, in which case all stated interest on the Series A-5 Junior Subordinated Debentures would thereafter be treated as OID as long as the Series A-5 Junior Subordinated Debentures remained outstanding.

In that event, all of a United States Holder’s taxable interest income relating to the Series A-5 Junior Subordinated Debentures would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of the United States Holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a United States Holder of Series A-5 Junior Subordinated Debentures would be required to include in gross income OID even though we will make no actual payments on the Series A-5 Junior Subordinated Debentures during a deferral period.

The IRS has not defined the meaning of the term “remote” as used in the applicable Treasury Regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the Series A-5 Junior Subordinated Debentures will constitute interest or OID, (i) corporate holders of Series A-5 Junior Subordinated Debentures will not be entitled to a dividends-received deduction relating to any income recognized relating to the Series A-5 Junior Subordinated Debentures and (ii) non-corporate individual holders will not be entitled to any preferential tax rate for any income recognized relating to the Series A-5 Junior Subordinated Debentures.

Sale, Redemption on Maturity of Series A-5 Junior Subordinated Debentures

Upon the sale, redemption or maturity of Series A-5 Junior Subordinated Debentures, a United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the Series A-5 Junior Subordinated Debentures and the amount realized on the sale, redemption or maturity of those Series A-5 Junior Subordinated Debentures. The amount realized will not include amounts that are allocated to accrued but unpaid interest, which will be subject to tax in the manner described above under “ — Interest Income” and “Original Issue Discount.” Assuming that we do not exercise our option to defer payments of interest on the Series A-5 Junior Subordinated Debentures and that the Series A-5 Junior Subordinated Debentures are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the Series A-5 Junior Subordinated Debentures generally will be its initial purchase price. If the Series A-5 Junior Subordinated Debentures are deemed to be issued with OID, a United States Holder’s tax basis in the Series A-5 Junior Subordinated Debentures generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the Series A-5 Junior Subordinated Debentures since and including the date that the Series A-5 Junior Subordinated Debentures were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest on the Series A-5 Junior Subordinated Debentures required to be included in income, and generally will be long-term capital gain or loss if the Series A-5 Junior Subordinated Debentures have been held for more than one year.

Should we exercise our option to defer payment of interest on the Series A-5 Junior Subordinated Debentures, the Series A-5 Junior Subordinated Debentures may trade at a price that does not fully reflect the accrued but unpaid interest. In the event of that deferral, a United States Holder who disposes of its Series A-5 Junior Subordinated Debentures between record dates for payments of interest will be required to include in income as ordinary income accrued but unpaid interest on the Series A-5 Junior Subordinated Debentures to the date of disposition and to add that amount to its adjusted tax basis in the Series A-5 Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

Generally, income on the Series A-5 Junior Subordinated Debentures will be subject to information reporting. In addition, United States Holders may be subject to backup withholding on those payments if they do not provide their taxpayer identification numbers to the paying agent in the manner required, fail to certify that they are not subject to backup withholding, or otherwise fail to comply with applicable backup withholding tax rules. United States Holders may also be subject to information reporting and backup withholding with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the Series A-5 Junior Subordinated Debentures. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Non-United States Holders

Assuming that the Series A-5 Junior Subordinated Debentures will be respected as indebtedness of AIG, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a Series A-5 Junior Subordinated Debenture to a non-United States Holder under the “Portfolio Interest Exemption,” provided that:

•	that payment is not effectively connected with the holder’s conduct of a trade or business in the United States;

•	the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•	the non-United States Holder satisfies the statement requirement by providing to the paying agent, in accordance with specified procedures, a statement to the effect that that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN).

If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the Series A-5 Junior Subordinated Debentures (including payments in respect of OID, if any, on the Series A-5 Junior Subordinated Debentures) made to a non-United States Holder would be subject to a 30 percent United States federal withholding tax, unless that Holder provides its withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the Series A-5 Junior Subordinated Debentures is not subject to withholding tax because it is effectively connected with that Holder’s conduct of a trade or business in the United States.

If a non-United States Holder is engaged in a trade or business in the United States (and, if one of certain tax treaties applies, if the non-United States Holder maintains a permanent establishment within the United States in connection with that trade or business) and the interest on the Series A-5 Junior Subordinated Debentures is effectively connected with the conduct of that trade or business (and, if one of certain tax treaties applies, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if one of certain tax treaties applies, any lower rates as provided in that treaty) branch profits tax.

If, contrary to the opinion of our tax counsel, the Series A-5 Junior Subordinated Debentures were recharacterized as equity of AIG, payments on the Series A-5 Junior Subordinated Debentures would generally be subject to U.S. withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

Any gain realized on the disposition of a Series A-5 Junior Subordinated Debenture generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if one of certain tax treaties applies, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a distribution on a Series A-5 Junior Subordinated Debenture to a non-United States Holder, or to proceeds from the disposition of a Series A-5 Junior Subordinated Debenture by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States person and neither we nor our paying agent has actual knowledge to the contrary.

Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS. In general, if Series A-5 Junior Subordinated Debentures are not held through a qualified intermediary, the amount of payments made on those Series A-5 Junior Subordinated Debentures, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES A-5 JUNIOR SUBORDINATED DEBENTURES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, each underwriter named below, for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of Series A-5 Junior Subordinated Debentures set forth opposite their names below:

Principal Amount of
Series A-5 Junior
Name	Subordinated Debentures

Citigroup Global Markets Inc.	$147,145,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	147,145,000
Morgan Stanley & Co. Incorporated	147,145,000
UBS Securities LLC	147,145,000
Wachovia Capital Markets, LLC	147,145,000
Banc of America Securities LLC	50,000,000
Bear, Stearns & Co. Inc.	50,000,000
RBC Dain Rauscher Inc.	50,000,000
Lehman Brothers Inc.	10,000,000
Wells Fargo Securities, LLC	10,000,000
Charles Schwab & Co., Inc.	4,175,000
Fidelity Capital Markets, a division of National Financial Services LLC	4,175,000
H&R Block Financial Advisors, Inc.	4,175,000
HSBC Securities (USA) Inc.	4,175,000
J.J.B. Hilliard, W.L. Lyons, Inc.	4,175,000
Janney Montgomery Scott LLC	4,175,000
KeyBanc Capital Markets Inc.	4,175,000
Oppenheimer & Co. Inc.	4,175,000
Pershing LLC	4,175,000
Piper Jaffray & Co.	4,175,000
Raymond James & Associates, Inc.	4,175,000
Robert W. Baird & Co. Incorporated	4,175,000
Stifel, Nicolaus & Company, Incorporated	4,175,000
B.C. Ziegler and Company	1,250,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	1,250,000
Blaylock & Company, Inc.	1,250,000
BOSC, Inc.	1,250,000
C. L. King & Associates, Inc.	1,250,000
City Securities Corporation	1,250,000
Credit Suisse Securities (USA) LLC	1,250,000
Crowell, Weedon & Co.	1,250,000
D.A. Davidson & Co.	1,250,000
Davenport & Company LLC	1,250,000
Deutsche Bank Securities Inc.	1,250,000
Doley Securities, LLC	1,250,000
Ferris, Baker Watts, Incorporated	1,250,000

Principal Amount of
Series A-5 Junior
Name	Subordinated Debentures

Fixed Income Securities, LP	1,250,000
Guzman & Company	1,250,000
Jefferies & Company, Inc.	1,250,000
Keefe, Bruyette & Woods, Inc.	1,250,000
Loop Capital Markets, LLC	1,250,000
Maxim Group, LLC	1,250,000
Mesirow Financial, Inc.	1,250,000
Morgan Keegan & Company, Inc.	1,250,000
Muriel Siebert & Co., Inc.	1,250,000
Samuel A. Ramirez & Co., Inc.	1,250,000
Stone & Youngberg LLC	1,250,000
SunTrust Capital Markets, Inc.	1,250,000
TD Ameritrade, Inc.	1,250,000
Toussaint Capital Partners, LLC	1,250,000
Utendahl Capital Partners, L.P.	1,250,000
Vining-Sparks IBG, Limited Partnership	1,250,000
Wedbush Morgan Securities Inc.	1,250,000
William Blair & Company, L.L.C.	1,250,000
The Williams Capital Group, L.P.	1,250,000

Total	$1,000,000,000

The underwriters are offering the Series A-5 Junior Subordinated Debentures subject to their acceptance of the Series A-5 Junior Subordinated Debentures from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Series A-5 Junior Subordinated Debentures offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Series A-5 Junior Subordinated Debentures offered by this prospectus supplement if they take any Series A-5 Junior Subordinated Debentures.

AIG has granted an option to the underwriters to purchase up to an additional $150,000,000 principal amount of Series A-5 Junior Subordinated Debentures at the price to public. The underwriters may exercise this option for 15 days from the date of this prospectus supplement solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Series A-5 Junior Subordinated Debentures proportionate to that underwriter’s initial principal amount of Series A-5 Junior Subordinated Debentures purchased reflected in the table above.

The underwriters initially propose to offer part of the Series A-5 Junior Subordinated Debentures directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the Series A-5 Junior Subordinated Debentures to certain dealers at the public offering price less a concession not to exceed 2.00% of the principal amount of the Series A-5 Junior Subordinated Debentures. Any such dealers may resell any Series A-5 Junior Subordinated Debentures purchased from the underwriters to certain other brokers or dealers at a discount not to exceed 1.80% of the principal amount of the Series A-5 Junior Subordinated Debentures. After the initial offering of the Series A-5 Junior Subordinated Debentures to the public, the offering price and other selling terms may from time to time be varied by the representatives.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering:

				Proceeds to American
			Underwriting	International
	Price to Public		Commissions	Group, Inc.

Per $25 principal amount of Series A-5 Junior Subordinated Debentures	$25.00	(1)	$0.7875	$24.2125
Total (No Exercise of Over-Allotment Option)	$1,000,000,000	(1)	$31,500,000	$968,500,000
Total (Full Exercise of Over-Allotment Option)	$1,150,000,000	(1)	$36,225,000	$1,113,775,000

(1)	Plus interest accrued on the Series A-5 Junior Subordinated Debentures since December 18, 2007, if any.

In order to facilitate the offering of the Series A-5 Junior Subordinated Debentures, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series A-5 Junior Subordinated Debentures. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Series A-5 Junior Subordinated Debentures for their own account. In addition, to cover over-allotments or to stabilize the price of the Series A-5 Junior Subordinated Debentures, the underwriters may bid for, and purchase Series A-5 Junior Subordinated Debentures on the open market or exercise their option to purchase additional Series A-5 Junior Subordinated Debentures. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Series A-5 Junior Subordinated Debentures in the offering, if the syndicate purchases previously distributed Series A-5 Junior Subordinated Debentures in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Series A-5 Junior Subordinated Debentures above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

It is expected that delivery of the Series A-5 Junior Subordinated Debentures will be made against payment therefor on or about the date specified in the second to last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the Series A-5 Junior Subordinated Debentures. Under Rule 15c6-l of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series A-5 Junior Subordinated Debentures on the date of pricing or on the next business day will be required, by virtue of the fact that the Series A-5 Junior Subordinated Debentures initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

We estimate that the expenses for this offering, excluding underwriting commissions, will be approximately $1,000,000, or $1,100,000 if the underwriters exercise their over-allotment option in full, which includes legal, accounting and printing costs.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

As described in “Use of Proceeds,” we currently intend to use the net proceeds from this offering primarily to repurchase shares of our common stock and otherwise for general corporate purposes. If the net proceeds are used to repurchase shares of our common stock, more than 10% of the net proceeds of this offering, not including underwriting compensation, may be received by one or more underwriters, each of which is a member of the Financial Institution Regulatory Authority, Inc., or their affiliates. Consequently, this offering is being conducted in compliance with NASD Conduct Rule 2710(h).

Selling Restrictions

No action has been or will be taken by us that would permit a public offering of the Series A-5 Junior Subordinated Debentures, or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to the Series A-5 Junior Subordinated Debentures in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the Series A-5 Junior Subordinated Debentures may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering or publicity material relating to the Series A-5 Junior Subordinated Debentures may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of Series A-5 Junior Subordinated Debentures may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the Series A-5 Junior Subordinated Debentures that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of the Series A-5 Junior Subordinated Debentures may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of Series A-5 Junior Subordinated Debentures located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the Series A-5 Junior Subordinated Debentures, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of Series A-5 Junior Subordinated Debentures have not authorized and do not authorize the making of any offer of the Series A-5 Junior Subordinated Debentures through any financial intermediary, other than offers made by the underwriters with a view to underwriting the Series A-5 Junior Subordinated Debentures as contemplated in this prospectus supplement and the accompanying prospectus. Accordingly, no purchaser of Series A-5 Junior Subordinated Debentures, other than the underwriters, is authorized to make any further offer of Series A-5 Junior Subordinated Debentures on behalf of the sellers or the underwriters.

United Kingdom

This prospectus supplement, together with the accompanying prospectus, is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United

Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.

France

None of this prospectus supplement, the accompanying prospectus and any other offering material relating to the Series A-5 Junior Subordinated Debentures has been submitted to the clearance procedures of the Autorité des Marcheés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marcheés Financiers. The Series A-5 Junior Subordinated Debentures have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. None of this prospectus supplement, the accompanying prospectus and any other offering material relating to the Series A-5 Junior Subordinated Debentures has been or will be released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the Series A-5 Junior Subordinated Debentures to the public in France. Such offers, sales and distributions will be made in France only (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier, or (ii) to investment services providers authorized to engage in portfolio management on behalf of third parties, or (iii) in a transaction that, in accordance with Article L.411-2-11-1°-or-2°-or 3° of the French Code monétaire et financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne). The Series A-5 Junior Subordinated Debentures may be resold, directly or indirectly, only in compliance with Articles L.411-l, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Japan

The Series A-5 Junior Subordinated Debentures have not been registered under the Securities and Exchange Law of Japan, and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series A-5 Junior Subordinated Debentures may be circulated or distributed, nor may any Series A-5 Junior Subordinated Debenture be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Series A-5 Junior Subordinated Debentures are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(A)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(B)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Series A-5 Junior Subordinated Debentures pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Hong Kong

The Series A-5 Junior Subordinated Debentures may not be offered or sold in Hong Kong by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No advertisement, invitation or document relating to the Series A-5 Junior Subordinated Debentures, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) will be issued other than with respect to the Series A-5 Junior Subordinated Debentures which is or is intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Relationships with Underwriters

The underwriters and their affiliates have from time to time provided, and expect to provide in the future, investment banking, commercial banking and other financial services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions.

VALIDITY OF SECURITIES

The validity of the Series A-5 Junior Subordinated Debentures will be passed on for AIG by Sullivan & Cromwell LLP and for the underwriters by Davis Polk & Wardwell. Partners of Sullivan & Cromwell LLP involved in the representation of AIG beneficially own approximately 11,360 shares of AIG common stock. Davis Polk & Wardwell has from time to time provided, and may provide in the future, legal services to us and our affiliates, for which it has received and may continue to receive customary fees.

CAUTIONARY STATEMENT REGARDING PROJECTIONS AND OTHER
INFORMATION ABOUT FUTURE EVENTS

This prospectus supplement, the accompanying prospectus and other publicly available documents may include, and AIG’s officers and representatives may from time to time make, projections concerning financial information and statements concerning future economic performance and events, plans and objectives relating to management, operations, products and services, and assumptions underlying these projections and statements. These projections and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections and statements may address, among other things, the status and potential future outcome of the current regulatory and civil proceedings against AIG and their potential effect on AIG’s businesses, financial position, results of operations, cash flows and liquidity, the effect of the credit rating changes on AIG’s businesses and competitive position, the unwinding and resolving of various relationships between AIG and Starr International Company, Inc., and AIG’s strategy for growth, product development, market position, financial results and reserves. It is possible that AIG’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these projections and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections and statements are discussed in “Risk Factors” in Item 1A. of Part I of AIG’s Annual Report on Form 10-K for the year ended December 31, 2006. (See “Where You Can Find More Information” in the accompanying prospectus for how you can obtain copies of this document.) AIG is not under any obligation (and expressly disclaims any such obligations) to update or alter any projections or other statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

PROSPECTUS
$22,000,000,000

American International Group, Inc.

Debt Securities
Warrants
Purchase Contracts
Units
Junior Subordinated Debentures
Preferred Stock
Depositary Shares
Guarantees of Securities

Common Stock
(up to $16,459,681,000)

AIG Program Funding, Inc.

Debt Securities
Warrants
Purchase Contracts
Units

Fully and Unconditionally Guaranteed by
American International Group, Inc.

American International Group, Inc. (AIG) may offer to sell debt securities, warrants, purchase contracts, junior subordinated debentures, preferred stock, either separately or represented by depositary shares, and common stock, either individually or in units. The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of AIG or debt or equity securities of one or more other entities. These debt securities, warrants, purchase contracts, junior subordinated debentures and preferred stock will have an initial public offering price or purchase price of up to $22,000,000,000, or will have the foreign currency or composite currency equivalent of such amount, and the common stock will have an initial public offering price of up to $16,459,681,000, although we may increase these amounts in the future. AIG’s common stock is listed on the NYSE and trades under the symbol “AIG”.

AIG Program Funding, Inc. (AIGPF) may offer to sell debt securities as well as warrants and purchase contracts, either individually or in units. The debt securities, warrants and purchase contracts may be convertible into or exercisable or exchangeable for debt or equity securities of one or more other entities. These securities will have an initial public offering price or purchase price of up to $22,000,000,000 or will have the foreign currency or composite currency equivalent of this amount although we may increase this amount in the future. All amounts payable under these securities will be fully and unconditionally guaranteed by American International Group, Inc. AIG is AIGPF’s ultimate parent corporation.

AIG and AIGPF may issue all or a portion of these securities in the form of one or more permanent global certificates.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 90 to read about certain factors you should consider before buying the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AIG and AIGPF may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

AIG and AIGPF may use this prospectus in the initial sale of these securities. In addition, AIG’s subsidiaries may use this prospectus in a market-making transaction involving any of these or similar securities after the initial sale. UNLESS WE OR OUR AGENT INFORM THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS IS BEING USED IN A MARKET-MAKING TRANSACTION.

AIG FINANCIAL SECURITIES CORP.

The date of this prospectus is July 13, 2007.

You should rely only on the information contained in this prospectus or any prospectus supplement or information contained in documents which you are referred to by this prospectus or any prospectus supplement. Neither AIG nor AIGPF has authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. AIG and AIGPF are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

i

PROSPECTUS SUMMARY

References to “us”, “we” or “our” in this section means American International Group, Inc., and/or AIG Program Funding, Inc., as applicable, as Issuers. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $22,000,000,000 (with the limitation that we may only sell common stock in an amount up to $16,459,681,000). This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described in the section entitled “Where You Can Find More Information.”

To see more detail, you should read our registration statement and the exhibits filed with our registration statement.

American International Group, Inc.
(Issuer and Guarantor)

AIG, a Delaware corporation, is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG’s principal executive offices are located at 70 Pine Street, New York, New York 10270, and its main telephone number is (212) 770-7000. The Internet address for AIG’s corporate website is www.aigcorporate.com. Except for the documents referred to under “Where You Can Find More Information” which are specifically incorporated by reference into this prospectus, information contained on AIG’s website or that can be accessed through its website does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

AIG Program Funding, Inc.
(Issuer)

AIGPF is a direct wholly-owned subsidiary of AIG. AIGPF was incorporated as a Delaware corporation on February 14, 2007. AIGPF has not conducted any operations to date and was established for the purpose of issuing securities (including bonds, notes, debentures, warrants, purchase contracts and units) and other instruments. AIGPF’s by-laws do not contain any restrictions on the business activities which it may carry on in the future. AIGPF is not required to, and does not intend to, publish audited financial statements.

AIGPF’s principal executive offices are located at 70 Pine Street, New York, New York, 10270, and its telephone number is (212) 770-7000.

The Securities We Are Offering

AIG may offer any of the following securities from time to time:

•	debt securities;

•	warrants;

•	purchase contracts;

•	junior subordinated debentures;

•	preferred stock, either directly or represented by depositary shares;

•	common stock; and

•	units, comprised of two or more of the following in any combination: debt securities, warrants, purchase contracts, junior subordinated debentures, preferred stock or common stock.

AIGPF may offer any of the following securities from time to time:

•	debt securities;

•	warrants;

•	purchase contracts; and

•	units, comprised of two or more of the following in any combination: debt securities, warrants and purchase contracts.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

The Guarantees

AIG, as Guarantor, will fully and unconditionally guarantee AIGPF’s payment obligations under the securities issued by AIGPF. In the event of a default in payment by AIGPF, holders may institute legal proceedings directly against the Guarantor to enforce its obligations without first proceeding against AIGPF. The Guarantees will constitute unsecured and unsubordinated obligations of the Guarantor ranking pari passu in right of payment with all of the Guarantor’s senior debt currently outstanding. You should note, however, that to the extent the Guarantor is required to satisfy any of its obligations under the Guarantees through the sale of insurance assets, such sale may require the consent of regulatory authorities. The specific terms of the Guarantees will be more fully described in the applicable prospectus supplement.

Debt Securities

We may issue several different types of debt securities. For any particular debt securities we offer, the applicable prospectus supplement will describe the terms of the debt securities, and will include for each series of debt securities the initial public offering price, designation, aggregate principal amount (including whether determined by reference to an index), currency, denomination, premium, maturity, interest rate (whether fixed or floating), time of payment of any interest, any terms for mandatory or optional redemption, any terms on which the debt securities may be convertible into or exercisable or exchangeable for common stock or other securities of another entity and any other specific terms. AIG will issue the senior and subordinated debt securities under separate debt indentures, between AIG and The Bank of New York, as trustee. AIGPF will issue the debt securities under an indenture, among AIGPF, as Issuer, AIG, as Guarantor, and The Bank of New York, as Trustee.

Warrants

We may offer two types of warrants:

•	warrants to purchase our debt securities; and

•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

—	securities of one or more issuers, including AIG’s common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

—	one or more currencies;

—	one or more commodities;

—	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

—	one or more indices or baskets of the items described above.

For any particular warrants we offer, the applicable prospectus supplement will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise; and any other specific terms. AIG may issue the warrants under the warrant indenture between AIG, as Issuer, and The Bank of New York, as Trustee, or under warrant agreements between AIG and one or more warrant agents. AIGPF may issue the warrants under the warrant indenture among AIGPF, as Issuer, AIG, as Guarantor, and The Bank of New York, as Trustee, or under warrant agreements among AIGPF, as Issuer, AIG, as Guarantor, and one or more warrant agents.

Purchase Contracts

We may offer purchase contracts for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including AIG’s common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including, the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

For any particular purchase contracts we offer, the applicable prospectus supplement will describe the underlying property; the settlement date; the purchase price or manner of determining the purchase price and whether it must be paid when the purchase contract is issued or at a later date; the amount and kind, or the manner of determining the amount and kind, of property to be delivered at settlement; whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract; and any other specific terms. We may issue purchase contracts under an indenture described above or a unit agreement described below.

Junior Subordinated Debentures

AIG may offer junior subordinated debentures pursuant to a junior subordinated indenture or a subordinated junior subordinated indenture, each between AIG and The Bank of New York, as trustee. For any particular junior subordinated debentures AIG offers, the applicable prospectus supplement will describe the terms of the junior subordinated debentures, and will include for each series of junior subordinated debentures the title, initial public offering price, aggregate principal amount, denomination, premium, maturity, seniority, interest rate (whether fixed or floating), time of payment of any interest, interest deferral provisions, any mandatory or optional sinking funds, any terms for mandatory or optional redemption, any terms on which the junior subordinated debentures may be convertible or exchangeable into other securities, any modifications, additions or deletions to the events of default under the applicable indenture, applicability of defeasance provisions and any other specific terms.

Units

AIG may offer units, comprised of two or more of its debt securities, warrants, purchase contracts, junior subordinated debentures, preferred stock and common stock in any combination. AIGPF may offer units, comprised of two or more of its debt securities, warrants and purchase contracts, in any combination. For any particular units we offer, the applicable prospectus supplement will describe the particular securities comprising each unit; the terms on which those securities will be separable, if any; whether the holder will pledge property to secure the performance of any obligations the holder may have under the unit; and any other specific terms of the units. AIG may issue the units under unit agreements between AIG, as Issuer, and one or more unit agents. AIGPF may issue the units under unit agreements among AIGPF, as Issuer, AIG, as Guarantor, and one or more unit agents.

Preferred Stock and Depositary Shares

AIG may offer its preferred stock in one or more series. For any particular series AIG offers, your prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exercisable or exchangeable for AIG’s common stock, preferred stock of another series or other securities described in this prospectus or the debt or equity securities of third parties or property, if any; the redemption terms, if any; and any other specific terms. AIG may also offer depositary shares, each of which would represent an interest in a fractional share or multiple shares of preferred stock. AIG may issue the depositary shares under deposit agreements between AIG and one or more depositaries.

Common Stock

AIG may also issue its common stock.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. AIG’s common stock is listed on the New York Stock Exchange and trades under the symbol “AIG.”

Manner of Offering

The securities will be offered when they are first issued and sold and after that in market-making transactions involving one or more of our subsidiaries.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including subsidiaries of AIG, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, AIG intends to use the net proceeds from the sale of securities for general corporate purposes and AIGPF intends to loan the net proceeds from the sale of securities to AIG, its direct parent, or certain of AIG’s subsidiaries, for application to general corporate purposes.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratios of earnings to fixed charges of AIG and its consolidated subsidiaries for the periods indicated. For more information on AIG’s consolidated ratios of earnings to fixed charges, see AIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, each of which is incorporated by reference into this prospectus as described under “Where You Can Find More Information.”

Quarter Ended	Year Ended December 31,
March 31, 2007	2006	2005	2004	2003	2002

3.29	3.37	3.01	3.42	3.03	2.55

Earnings represent:

•	Income from operations before income taxes and adjustments for minority interest;

plus

•	Fixed charges other than capitalized interest

•	Amortization of capitalized interest

•	The distributed income of equity investees

less

•	The minority interest in pre-tax income of subsidiaries that do not have fixed charges.

Fixed charges include:

•	Interest, whether expensed or capitalized

•	Amortization of debt issuance costs

•	The proportion of rental expense deemed representative of the interest factor by the management of AIG.

As of the date of this prospectus, neither AIG nor AIGPF has any preferred stock outstanding.

DESCRIPTION OF DEBT SECURITIES AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section means American International Group, Inc., and does not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional unsecured indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Indentures

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between AIG and The Bank of New York, which acts as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

1. The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs.”

2. The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of each indenture is an exhibit to our registration statement. See “Where You Can Find More Information” below for information on how to obtain a copy.

General

We may issue as many distinct series of debt securities under any of the indentures as we wish. The provisions of the senior debt indenture and the subordinated debt indentures allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition we may offer debt securities, together with other debt securities, warrants, purchase contracts, junior subordinated debentures, preferred stock or common stock in the form of units, as described below under “Description of Units AIG May Offer.”

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. (Section 101) The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. Some of the risks associated with such debt securities issued are described below under “Risk Factors — Indexed Securities” and “Risk Factors — Non-U.S. Dollar Securities.” The prospectus supplement relating to specific debt securities will also describe certain additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the series of debt securities will be issuable;

•	the currency of payment of principal, premium, if any, and interest on debt securities of the series;

•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index used to determine the amount of payment of principal or premium, if any, or interest on the series of debt securities;

•	the applicability of the provisions described under “— Defeasance” below;

•	any event of default under the series of debt securities if different from those described under “— Events of Default” below;

•	if the debt securities will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•	if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

An investment in debt securities may involve special risks, including risks associated with indexed securities and currency-related risks if the debt security is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Risk Factors — Indexed Securities” and “Risk Factors — Non-U.S. Dollar Securities.”

Market-Making Transactions

One or more of our subsidiaries may purchase and resell debt securities in market-making transactions after their initial issuance. We discuss these transactions below under “Plan of Distribution — Market-Making Resales by Subsidiaries of AIG.” We may also purchase debt securities in the open market or in private transactions to be held by us or cancelled.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;

•	Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;

•	Subordination Provisions in the subordinated debt indenture that may prohibit us from making payment on those securities;

•	Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called Defeasance; and

•	Holders’ rights if we Default or experience other financial difficulties.

Additional Mechanics

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations that are even multiples of $1,000. (Section 302)

If we issue a debt security in bearer form, the provisions described below under “Considerations Relating to Securities Issued in Bearer Form” would apply to that security. Some of the features of the debt securities that we describe in this prospectus may not apply to bearer debt securities.

If a debt security is issued as a registered global debt security, only the depositary — e.g., DTC, Euroclear and Clearstream, each as defined below under “Legal Ownership and Book-Entry Issuance” — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance.”

Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 305) The trustee’s agent may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in the prospectus supplement. (Section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro-rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 101 Barclay Street, New York, New York 10286. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities. (Section 1002)

Notices

We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106) With respect to who is a legal “holder” for this purpose, see “Legal Ownership and Book-Entry Issuance.”

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 1003)

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm. However, we may not take any of these actions unless all the following conditions are met:

•	When we merge out of existence or sell or lease substantially all of our assets, the other firm may not be organized under a foreign country’s laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

•	The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to either indenture and the debt securities issued under that indenture.

Changes Requiring Approval of All Holders.  First, there are changes that cannot be made to the indenture or the debt securities without specific approval of each holder of a debt security affected in any material respect by the change under a particular debt indenture. Affected debt securities may be all or less than all of the debt securities issued under that debt indenture or all or less than all of the debt securities of a series. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount debt security) following a default;

•	change the currency of payment on a debt security;

•	impair a holder’s right to sue for payment;

•	impair any right that a holder of a debt security may have to exchange or convert the debt security for or into other property;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 902)

Changes Requiring a Majority Vote.  The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning not less than a majority of the principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular debt securities affected thereby. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901) We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver. (Section 513)

Changes Not Requiring Approval.  The third type of change to the indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901)

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Modification of Subordination Provisions.  We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities without the consent of the holders of a majority of the principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular subordinated debt securities affected thereby. Also, we may not modify the subordination provisions of any outstanding subordinated debt securities without the consent of each holder of our senior indebtedness that would be adversely affected thereby. The term “senior indebtedness” is defined below under “Subordination Provisions.”

Further Details Concerning Voting.  When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of the debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “— Defeasance — Full Defeasance.” (Section 1302)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. (Section 104)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior indebtedness” as all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceases to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

The subordinated debt indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the prospectus supplement. (Section 1301)

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•	We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

•	In the case of the subordinated debt securities, the following requirement must also be met:

—	No event or condition may exist that, under the provisions described under “— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit as described above and we will be released from the restrictive covenants under the debt securities that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, certain provisions of the indenture and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the prospectus supplement.

•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. (Sections 1303 and 1304)

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is An Event of Default?   The term “Event of Default” means any of the following:

•	We do not pay the principal of or any premium on a debt security within 5 days of its due date.

•	We do not pay interest on a debt security within 30 days of its due date.

•	We do not deposit money in a separate account, known as a sinking fund, within 5 days of its due date.

•	We remain in breach of any covenant or warranty of the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the prospectus supplement occurs. (Section 501)

Remedies If an Event of Default Occurs.  If you are the holder of a subordinated debt security, all remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions.” If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502)

You should read carefully the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has the special duties described above, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. (Section 603) If indemnity reasonably satisfactory to the Trustee is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities the following must occur:

•	The holder of the debt security must give the trustee written notice that an event of default has occurred and remains uncured;

•	The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and they must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking that action; and

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default. (Section 1004)

Our Relationship with the Trustee

The Bank of New York is one of our lenders and from time to time provides other banking services to us and our subsidiaries.

The Bank of New York is initially serving as the trustee for our senior debt securities, our subordinated debt securities and the warrants issued under our warrant indenture, as well as the trustee under any amended and restated trust agreement and capital securities subordinated guarantee that we enter into in connection with the issuance of capital securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF WARRANTS AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc., and do not include the subsidiaries of American International Group Inc. Also, in this section, references to “holders” mean those who own warrants registered in their own names, on the books that we or the applicable trustee or warrant agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean all purchasers of warrants being offered by this prospectus, whether they are the holders or only indirect owners of those warrants. Owners of beneficial interests in the warrants should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

Warrants May Be Debt Warrants or Universal Warrants

We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with our debt securities. We may also offer warrants together with other warrants, purchase contracts, debt securities, junior subordinated debentures, preferred stock or common stock in the form of units, as summarized under “Description of Units AIG May Offer.”

We will issue the warrants under either a warrant indenture or a warrant agreement. The warrant indenture, the warrant agreement and their associated documents contain the full legal text of the matters described in this section. The warrant indenture and the warrant agreement and the warrants issued thereunder are governed by New York law.

Warrant Indenture

The warrants may be governed by a document called an indenture. The warrant indenture is a contract between AIG and The Bank of New York, which acts as trustee. See “Description of Debt Securities AIG May Offer — Our Relationship with the Trustee” above for more information about the trustee.

Reference to the warrant indenture or the trustee with respect to any warrants, means the indenture under which those warrants are issued and the trustee under that indenture.

The trustee has two main roles:

1. The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the warrant indenture or the warrants. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs.”

2. The trustee performs administrative duties for us, such as sending payments to holders and notices, and transferring a holder’s warrants to a new buyer if a holder sells.

Warrant Agreement

A warrant agreement is a contract between us and a bank, trust company or other financial institution, as warrant agent. References to a warrant agreement or warrant agent with respect to any warrants, means the warrant agreement under which those warrants are issued and the warrant agent under that warrant agreement.

The warrant agent is our agent and, unlike a trustee, has no obligations to holders of the warrants issued under the warrant agreement. The main role of the warrant agent is to perform administrative duties for us, such as sending payments and notices to holders and transferring a holder’s warrants to a new buyer if a holder sells.

General

We may issue as many distinct series of warrants as we wish.

This section summarizes terms of the warrant indenture and warrant agreements and terms of the warrants that apply generally to the warrants, although the prospectus supplement which describes the terms of the warrants may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the warrants. This summary is subject to and qualified in its entirety by reference to all the provisions of the warrant indenture and warrant agreement, including definitions of certain terms used in the warrant indenture and warrant agreement. In this summary, we describe the meaning of only some of the more important terms. Whenever we refer to particular sections or defined terms of the warrant indenture or warrant agreement in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the warrant indenture or warrant agreement for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your warrants described in the prospectus supplement. As you read this section, please remember that the specific terms of your warrant as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your warrant.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant indenture or warrant agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

In addition, the specific financial, legal and other specific terms of your warrant will be described in the prospectus supplement relating to the warrants. The prospectus supplement relating to the warrants may contain, where applicable, the following information about your warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	the warrant indenture or warrant agreement under which we will issue the warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be redeemable by us before their expiration date, and any applicable redemption dates or periods and the related redemption prices;

•	whether the warrants will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

•	the identities of the trustee or warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	whether the warrants are to be sold separately or with other securities, as part of units or otherwise; and

•	any other terms of the warrants.

If we issue warrants as part of a unit, your prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants’ expiration date.

Until a warrant is properly exercised, no holder of a warrant will have any rights of a holder of the warrant property deliverable under the warrant.

An investment in a warrant may involve special risks, including risks associated with indexed securities and currency-related risks if the warrant or the warrant property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Risk Factors — Indexed Securities” and “Risk Factors — Non-U.S. Dollar Securities.”

Debt Warrants

We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant.”

If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your debt warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•	the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Universal Warrants

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a “universal warrant.” We refer to each property described above as a “warrant property.”

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

Your prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

If you purchase universal warrants, your prospectus supplement may contain, where applicable, the following additional information about your universal warrants:

•	whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the money or warrant property, and the amount or method of determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

•	the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•	whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both, whether the election of the form of settlement will be at the option of the holder or of us and whether settlement will occur on a net basis or a gross basis.

Market-Making Transactions

One or more of our subsidiaries may resell warrants in market-making transactions after their initial issuance. We discuss these transactions below under “Plan of Distribution — Market-Making Resales by Subsidiaries.” We may also purchase, in our discretion, warrants to be held, resold or canceled.

General Provisions of the Warrant Indenture

We may issue as many distinct series of warrants under the warrant indenture as we wish, in such amounts as we wish. The provisions of the warrant indenture allow us not only to issue warrants with terms different from those of warrants previously issued under the warrant indenture, but also to “reopen” a previous issue of a series of warrants and issue additional warrants of that series. We may issue warrants in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.

The warrant indenture and the warrants do not limit our ability to incur other contractual obligations or indebtedness or to issue other securities. Also, the terms of the warrants do not impose financial or similar restrictions on us.

Warrants will not be secured by any property or our assets or the assets of our subsidiaries. Thus, by owning a warrant issued under the warrant indenture, you hold one of our unsecured obligations.

The warrants issued under the warrant indenture will be our contractual obligations and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. The warrant indenture does not limit our ability to incur additional contractual obligations or debt.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Terms relevant to the warrants under normal circumstances, such as how holders transfer warrants, and the expiration and payment and delivery mechanics relating to warrants;

•	Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the warrants; and

•	Holders’ rights if we Default or experience other financial difficulties.

Additional Mechanics

Form, Exchange and Transfer of Warrants

Unless we specify otherwise in your prospectus supplement, we will issue each warrant in registered global — i.e., book-entry — form only. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

If a warrant is issued as a registered global warrant, only the depositary — e.g., DTC, Euroclear or Clearstream — will be entitled to transfer and exchange the warrant as described in this subsection, since the depositary will be the sole holder of the warrant.

If any warrants cease to be issued in registered global form, they will be issued:

•	only in fully registered form; and

•	only in the denominations specified in your prospectus supplement.

Holders may exchange their warrants for certificates representing a smaller or larger number of warrants, as long as the total number of warrants is not changed.

Holders may exchange or transfer their warrants at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We have appointed the trustee to act as our agent for registering warrants in the names of holders and transferring and replacing warrants. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any warrants.

If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing or during any other period specified in the prospectus supplement, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or to exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

If we have designated additional transfer agents for your warrant, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

The rules for exchange described above apply to exchange of warrants for other warrants of the same series and kind. If a warrant is exercisable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise will be described in your prospectus supplement.

Expiration Date and Payment or Settlement Date

The term “expiration date” with respect to any warrant means the date on which the right to exercise the warrant expires. The term “payment or settlement date” with respect to any warrant means the date when any money or warrant property with respect to that warrant becomes payable or deliverable upon exercise or redemption of that warrant in accordance with its terms.

Currency of Warrants

Amounts that become due and payable on your warrant may be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your warrant will be U.S. dollars, unless your prospectus supplement states otherwise. You will have to pay for your warrant by delivering the requisite amount of the specified currency to a firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your warrants in the specified currency, except as described in your prospectus supplement. See “Risk Factors — Non-U.S. Dollar Securities” below for more information about risks of investing in warrants of this kind.

Redemption

We will not be entitled to redeem your warrant before its expiration date unless your prospectus supplement specifies a redemption commencement date.

If your prospectus supplement specifies a redemption commencement date, it will also specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of warrants during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your warrant will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your warrant is redeemed.

If we exercise an option to redeem any warrant, we will give the holder written notice of the redemption price of the warrant to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date or within any other period before the applicable redemption date specified in your prospectus supplement. We will give the notice in the manner described in your prospectus supplement.

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another corporation or firm. We are also permitted to sell substantially all of our assets to another firm, or to buy or lease substantially all of the assets of another firm. With regard to any warrant, however, we may not take any of these actions unless all the following conditions are met:

•	When we merge out of existence or sell or lease substantially all of our assets, the other firm may not be organized under a foreign country’s laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for our obligations under that warrant and the warrant indenture, as applicable.

•	The merger, sale of assets or other transaction must not cause a default under the warrant, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default under the warrant would include an event of default with respect to that warrant or any event that would be an event of default with respect to that warrant if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Events of Default.”

If the conditions described above are satisfied with respect to any warrant, we will not need to obtain the approval of the holder of that warrant in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our warrants, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Warrants

There are three types of changes we can make to the warrant indenture and the warrants issued under that warrant indenture.

Changes Requiring Approval of All Holders.  First, there are changes that cannot be made to the warrant indenture or the warrants issued under that warrant indenture without the approval of each holder of a warrant affected by the change. Affected warrants may be all or less than all of the warrants issued under that warrant indenture or all or less than all of the warrants of a series. Here is a list of those types of changes:

•	change the exercise price of the warrant;

•	change the terms of any warrant with respect to the expiration date or the payment or settlement date of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the currency of any payment on a warrant;

•	change the place of payment on a warrant;

•	permit redemption of a warrant if not previously permitted;

•	impair a holder’s right to exercise its warrant, or sue for payment of any money payable or delivery of any warrant property deliverable with respect to its warrant on or after the payment or settlement date or, in the case of redemption, the redemption date;

•	if any warrant provides that the holder may require us to repurchase the warrant, impair the holder’s right to require repurchase of the warrant;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, whose consent is needed to modify or amend the warrant indenture or those warrants;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, whose consent is needed to waive compliance with the warrant indenture or to waive defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the warrant indenture, except to increase any required percentage referred to above or add to the provisions that cannot be changed or waived without approval of the holder of the affected warrants.

Changes Requiring a Majority Vote.  The second type of change to the warrant indenture and the warrants is the kind that requires a vote in favor by holders of warrants owning not less than a majority of the amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular warrants affected thereby. If the change affects the warrants of more than one series issued under the warrant indenture, it must be approved by the holders of a majority in number of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the warrants. However, we cannot obtain a waiver of a payment default or any other aspect of the warrant indenture or the warrants listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver.

Changes Not Requiring Approval.  The third type of change to the warrant indenture and the warrants does not require any approval by holders of the warrants. These changes are limited to clarifications and changes that would not adversely affect in any material respect the holders of the warrants. Nor do we need any approval to make changes that affect only warrants to be issued under the warrant indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular warrant, even if they affect other warrants. In those cases, we do not need to obtain the approval of the holder of that warrant; we need only obtain any required approvals from the holders of the affected warrants.

Further Details Concerning Voting.  We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the warrant indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. In addition, record dates for any global warrant may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global warrants may differ from those for other warrants.

BOOK-ENTRY AND OTHER INDIRECT OWNERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE WARRANT INDENTURE OR ANY WARRANTS OR REQUEST A WAIVER.

Events of Default

You will have special rights if an event of default with respect to your warrant occurs and is continuing, as described in this subsection.

What is an Event of Default?  Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any warrant, we mean that, upon satisfaction by the holder of the warrant of all conditions precedent to our relevant obligation or covenant to be satisfied by the holder, any of the following occurs:

•	We do not pay any money or deliver any warrant property with respect to that warrant within 5 days of the payment or settlement date in accordance with the terms of that warrant.

•	We remain in breach of any covenant and warranty we make in the warrant indenture for the benefit of the holder of that warrant for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in number of the relevant series of warrants.

•	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization occur with respect to us.

•	Any other event of default described in the prospectus supplement occurs.

If we do not pay any money or deliver any warrant property when due with respect to a particular warrant of a series, as described in the first bullet point above, that failure to make a payment or delivery will not constitute an event of default with respect to any other warrant of the same series or any other series.

Remedies If an Event of Default Occurs.  If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the warrant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except in cases of default, where the trustee has special duties, the trustee is not required to take any action under the warrant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in number of all warrants of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the warrant indenture with respect to the warrants of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any warrant, all of the following must occur:

•	The holder of your warrant must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	The holders of not less than 25% in number of all warrants of your series must make a written request that the trustee take action because of the default, and they must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking that action; and

•	The trustee must not have taken action for 60 days after the above steps have been taken.

However, you are entitled at any time to bring a lawsuit for the payment of any money or delivery of any warrant property due on your warrant on or after its payment or settlement date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the warrant indenture and the warrants issued under it, or else specifying any default.

General Provisions of Warrant Agreements

We may issue debt warrants and universal warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

We will describe the warrant agreement under which we issue any warrants in your prospectus supplement. Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law. We will file that agreement with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant agreement when it is filed.

We may also issue warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

Warrant Agreement Will Not Be Qualified under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Enforcement of Rights

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange and Transfer

Unless we specify otherwise in your prospectus supplement, we will issue each warrant in global — i.e., book-entry — form only. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each warrant in registered form, unless we say otherwise in your prospectus supplement. Bearer warrants would be subject to special provisions, as we describe below under “Considerations Relating to Securities Issued in Bearer Form.”

If any warrants are issued in non-global form, the terms described below will apply to them:

•	The warrants will be issued in fully registered form. Holders may exchange their warrants for certificates representing a smaller or larger number of warrants, as long as the total number of warrants is not changed.

•	Holders may exchange or transfer their warrants at the office of the warrant agent. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any warrants.

•	If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

Only the depositary will be entitled to transfer or exchange a warrant in global form, because it will be the sole holder of the warrant.

Mergers and Similar Transactions

The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell substantially all of our assets to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our warrants, however, will have no right to vote with respect to any transaction of this type.

No Events of Default

The warrant agreements and any warrants issued under the warrant agreements also will not provide for any specific events of default.

Modification of the Warrant Agreement

There are three types of amendments that we and the applicable warrant agent may make to any warrant agreement or warrants issued under that warrant agreement:

Changes Requiring Approval of All Holders.  First, we may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of that warrant, if the amendment would:

•	change the exercise price of the warrant;

•	change the kind or reduce the amount of the warrant property or other consideration receivable upon exercise, cancellation or expiration of the warrant;

•	shorten, advance or defer the period of time during which the holder may exercise the warrant or otherwise impair the holder’s right to exercise the warrant; or

•	reduce the percentage of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

Changes Requiring a Majority Vote.  Second, any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

•	If the change affects only the warrants of a particular series issued under that warrant agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

•	If the change affects the warrants of more than one series issued under that warrant agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

Changes Not Requiring Approval.  Third, we and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Payments and Notices

We will describe the plan we will use to make payments and give notices with respect to our warrants issued under the warrant indenture or warrant agreements in a separate supplement to this prospectus.

Calculation Agent

Calculations relating to warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be a subsidiary of ours. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

The calculation agent’s determination of any amount of money payable or warrant property deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF PURCHASE CONTRACTS AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc., and do not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own purchase contracts registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in purchase contracts registered in street name or in purchase contracts issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the purchase contracts should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

General

We may issue purchase contracts in such amounts and in as many distinct series as we wish. In addition, we may issue a purchase contract separately or as part of a unit, as described below under “Description of Units AIG May Offer.”

Because this section is a summary, it does not describe every aspect of the purchase contracts. In this summary, we describe the meaning of only some of the more important terms.

As you read this section, please remember that the specific terms of your purchase contract as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your purchase contract.

When we refer to a series of purchase contracts, we mean all the purchase contracts issued as part of the same series under the applicable governing instrument. The purchase contracts and any governing documents will be governed by New York law. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the purchase contract you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Prepaid Purchase Contracts; Applicability of Debt Indenture

Some purchase contracts may require the holders to satisfy their obligations under the contracts at the time the contracts are issued. We refer to those contracts as “prepaid purchase contracts.” Our obligation to settle a prepaid purchase contract on the relevant settlement date will be subject to the holder’s delivery of one of our senior or subordinated debt securities, which are described above under “Description of Debt Securities AIG May Offer.” Prepaid purchase contracts will be issued under the senior or subordinated debt indenture, and the provisions of the applicable indenture will govern those contracts.

Non-Prepaid Purchase Contracts; No Trust Indenture Act Protection

Some purchase contracts do not require the holders to satisfy their obligations under the contracts until settlement. We refer to those contracts as “non-prepaid purchase contracts.” The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. For example, we may issue non-prepaid purchase contracts under which the holder has multiple obligations to purchase or sell, some of which are prepaid and some of which are not, under one of our indentures. We describe unit agreements generally under “Description of Units AIG May Offer” below. We will describe the particular governing document that applies to your non-prepaid purchase contracts in your prospectus supplement.

Non-prepaid purchase contracts will not be senior debt securities or subordinated debt securities and will not be issued under an indenture, unless we say otherwise in your prospectus supplement. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act. Holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act with respect to those contracts.

Principal Purchase Contract Terms

We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each property described above as a “purchase contract property.” Each purchase contract will obligate:

•	the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•	the holder or us to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. Until a purchase contract is properly exercised, no holder of a purchase contract will have any rights of a holder of the purchase contract property purchasable under the contract.

An investment in purchase contracts may involve special risks, including risks associated with indexed securities and currency-related risks if the purchase contract or purchase contract property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Risk Factors — Indexed Securities” and “Risk Factors — Non-U.S. Dollar Securities.”

Your prospectus supplement may contain, where applicable, the following information about your purchase contract:

•	whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

•	whether the purchase contract is to be prepaid or not and the governing document for the contract;

•	whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

•	whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below; and

•	whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form.

If we issue a purchase contract as part of a unit, your prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract settlement date.

Market-Making Transactions

One or more of our subsidiaries may resell purchase contracts after their initial issuance in market-making transactions. We describe these transactions below under “Plan of Distribution — Market-Making Resales by Subsidiaries.” We may also purchase, in our discretion, purchase contracts to be held, resold or canceled.

Form, Exchange and Transfer

Unless we specify otherwise in your prospectus supplement, we will issue each purchase contract in global — i.e., book-entry — form only. Purchase contracts in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the purchase contracts represented by the global security. Those who own beneficial interests in a purchase contract will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each purchase contract in registered form, unless we say otherwise in your prospectus supplement.

If any purchase contracts are issued in non-global form, the following will apply to them:

•	The purchase contracts will be issued in fully registered form. Holders may exchange their purchase contracts for contracts of smaller or larger number as long as the total number of contracts is not changed.

•	Holders may exchange or transfer their purchase contracts at the office of the trustee, unit agent or other agent we name in the prospectus supplement. Holders may also replace lost, stolen, destroyed or mutilated purchase contracts at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their purchase contracts, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any purchase contracts.

•	If we have the right to redeem, accelerate or settle any purchase contracts before their maturity, and we exercise our right as to less than all those purchase contracts, we may block the transfer or exchange of those purchase contracts during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any purchase contract selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any purchase contract being partially settled.

Only the depositary will be entitled to transfer or exchange a purchase contract in global form, because it will be the sole holder of the purchase contract.

Additional Terms of Non-Prepaid Purchase Contracts

In addition to the general terms described above, a non-prepaid purchase contract may include the following additional terms described below.

Pledge by Holders to Secure Performance

If we specify in your prospectus supplement, the holder’s obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the prospectus supplement, which will hold them, for our benefit, as collateral to secure the holder’s obligations. We refer to this as the “pledge” and all the items described below as the “pledged items.” The pledge will create in our favor a security interest in the holder’s entire interest in and to:

•	any other securities included in the unit, if the purchase contract is part of a unit, or any other property specified in the prospectus supplement;

•	all additions to and substitutions for the pledged items;

•	all income, proceeds and collections received in respect of the pledged items; and

•	all powers and rights owned or acquired later with respect to the pledged items.

The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments from the pledged items to satisfy the holder’s obligations under the purchase contract.

Settlement of Purchase Contracts that are Part of Units

The following will apply to a non-prepaid purchase contract that is issued together with any of our debt securities as part of a unit. If the holder fails to satisfy its obligations under the purchase contract, the unit agent may apply the principal payments on the debt securities to satisfy those obligations as provided in the governing document. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document.

BOOK-ENTRY AND OTHER INDIRECT OWNERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO SETTLE THEIR PURCHASE CONTRACTS.

Failure of Holder to Perform Obligations under a Non-Prepaid Purchase Contract

If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

Assumption of Obligations by Transferee

When the holder of a non-prepaid purchase contract transfers the purchase contract to a new holder, the new holder will assume the obligations of the prior holder with respect to the purchase contract, and the prior holder will be released from those obligations. Under the non-prepaid purchase contract, we will consent to the transfer of the purchase contract, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of the purchase contract.

Mergers and Similar Transactions

Purchase contracts that are not prepaid will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell substantially all of our assets to, another corporation or firm, the successor corporation or firm will succeed to and assume our obligations, under these purchase contracts. We will then be relieved of any further obligation under these purchase contracts. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our purchase contracts, however, will have no right to vote with respect to any transaction of this type.

No Events of Default

Purchase contracts that are not prepaid will not provide for any specific events of default.

Payments and Notices

We will describe the plan that we will use to make payments and give notices with respect to purchase contracts in a separate supplement to this prospectus.

Calculation Agent

Calculations relating to purchase contracts will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be a subsidiary of ours. The prospectus supplement for a particular purchase contract will name the institution that we have appointed to act as the calculation agent for that purchase contract as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the purchase contract without your consent and without notifying you of the change.

The calculation agent’s determination of any amount of money payable of purchase contract property deliverable with respect to a purchase contract will be final and binding in the absence of manifest error.

DESCRIPTION OF UNITS AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc., and do not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the units should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

General

We may issue units comprised of any combination of our debt securities, warrants, purchase contracts, junior subordinated debentures, preferred stock and common stock. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. We describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your unit as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your unit.

When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement. We will identify the series of which your units are a part in your prospectus supplement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the units you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities AIG May Offer,” “Description of Warrants AIG May Offer,” “Description of Purchase Contracts AIG May Offer,” “Description of Junior Subordinated Debentures AIG May Offer,” “Description of Preferred Stock AIG May Offer” and “Description of Common Stock AIG May Offer,” will apply to each unit and to each security included in each unit, respectively.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Risk Factors — Indexed Securities” and “Risk Factors — Non-U.S. Dollar Securities.”

Market-Making Transactions

One or more of our subsidiaries may purchase and resell units after their initial issuance in market-making transactions. We discuss these transactions below under “Plan of Distribution — Market-Making Resales by Subsidiaries.”

Unit Agreements: Prepaid, Non-Prepaid and Other

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We may also choose to act as our own unit agent or may appoint one of our subsidiaries to do so. We will identify the unit agreement under which your units will be issued and the unit agent under that agreement in your prospectus supplement.

If a unit includes one or more purchase contracts and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a “prepaid unit agreement.” Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a “non-prepaid unit agreement.” Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which we will describe in your prospectus supplement. In some cases, we may issue units under one of our indentures.

A unit agreement may also serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

In this prospectus, we refer to prepaid unit agreements, non-prepaid unit agreements and other unit agreements, generally, as “unit agreements.” The unit agreements and the units will be governed by New York law. The unit agreement under which we issue your units will be filed with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a unit agreement when it is filed.

Principal Unit Agreement Terms

The following provisions will generally apply to all unit agreements unless otherwise stated in your prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or purchase contract under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, warrants and purchase contracts.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, prepaid purchase contracts or warrants issued under an indenture qualified under the Trust Indenture Act, that are included in those units. Limitations of this kind will be described in your prospectus supplement.

Form, Exchange and Transfer

Unless otherwise stated in your prospectus supplement, we will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each unit in registered form, unless we say otherwise in the prospectus supplement. Each unit and all securities comprising the unit will be issued in the same form. If we issue any units in registered, non-global form, the following will apply to them:

•	The units will be issued in fully registered form. Holders may exchange their units for units of smaller or larger number, as long as the total number of units is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or to exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Modification and Waiver of the Units

There are three types of changes we can make to the unit agreement and the units issued under that unit agreement:

Changes Requiring Approval of All Holders.  First, we may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right;

•	impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due; or

•	reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Changes Requiring a Majority Vote.  Second, any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series, it must be approved by the holders of a majority of the outstanding units of that series.

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval apply to changes affecting any securities issued under a unit agreement, as the governing document.

Changes Not Requiring Approval.  Third, we and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect in any material respect the interests of the affected holders.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect in any material respect a particular unit, even if they adversely affect in any material respect other units. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

The foregoing applies also to any security issued under a unit agreement, as the governing document.

Additional Provisions of a Non-Prepaid Unit Agreement

In addition to the provisions described above, a non-prepaid unit agreement will include the provisions described below:

Obligations of Unit Holder

Each holder of units issued under a non-prepaid unit agreement will:

•	be bound by the terms of each non-prepaid purchase contract included in the holder’s units and by the terms of the unit agreement with respect to those contracts; and

•	appoint the unit agent as its authorized agent to execute, deliver and perform on the holder’s behalf each non-prepaid purchase contract included in the holder’s units.

The unit agreement for a unit that includes a non-prepaid purchase contract will also include provisions regarding the holder’s pledge of collateral and special settlement provisions. These are described above under “Description of Purchase Contracts AIG May Offer — Additional Terms of Non-Prepaid Purchase Contracts.”

Failure of Holder to Perform Obligations

If the holder fails to settle its obligations under a non-prepaid purchase contract included in a unit as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement of the purchase contract. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

Assumption of Obligations by Transferee

When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, we will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

Mergers and Similar Transactions

The non-prepaid unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell substantially all of our assets to, another corporation or firm, the successor corporation or firm will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under the units and the unit agreements. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of units will have no right to vote with respect to any transaction of this type.

No Events of Default

The non-prepaid unit agreements will not provide for any specific events of default.

Payments and Notices

We will describe the plan we will use to make payments and give notices with respect to our units in a separate supplement to this prospectus.

DESCRIPTION OF PREFERRED STOCK AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc., and do not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own shares of preferred stock or depositary shares, as the case may be, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in shares of preferred stock or depositary shares should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

General

We may issue preferred stock in one or more series. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series. In addition, we may issue preferred stock together with other preferred stock, debt securities, warrants, purchase contracts and common stock in the form of units as described above under “Description of Units AIG May Offer.” This section summarizes terms of the preferred stock that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.

Because this section is a summary, it does not describe every aspect of the preferred stock and any related depositary shares. As you read this section, please remember that the specific terms of your series of preferred stock and any related depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock or any related depositary shares.

Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our restated certificate of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock and any related depositary shares you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our authorized capital stock includes 6,000,000 shares of preferred stock, par value $5.00 per share. The preferred stock will be governed by Delaware law. We do not have any preferred stock outstanding as of the date of this prospectus. The prospectus supplement with respect to any offered preferred stock will describe any preferred stock that may be outstanding as of the date of the prospectus supplement.

Preferred Stock Issued in Separate Series

The authorized but unissued shares of preferred stock are available for issuance from time to time at the discretion of our board of directors without shareholder approval. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:

•	dividend rights;

•	conversion or exchange rights;

•	voting rights;

•	redemption rights and terms;

•	liquidation preferences;

•	sinking fund provisions;

•	the serial designation of the series; and

•	the number of shares constituting the series.

In addition, as described below under “— Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares”, we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing for acquisitions and issuances to officers, directors and employees under their respective benefit plans. Our issuance of shares of preferred stock may have the effect of discouraging or making more difficult an acquisition.

Preferred stock will be fully paid and nonassessable when issued, which means that our holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Unless otherwise provided in your prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more stock of AIG.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

Market-Making Transactions

One or more of our subsidiaries may purchase and resell preferred stock and depositary shares after their initial issuance in market-making transactions. We describe these transactions below under “Plan of Distribution — Market-Making Resales by Subsidiaries.” We may also purchase, in our discretion, preferred stock and depositary shares to be held, resold or canceled.

Form of Preferred Stock and Depositary Shares

We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.” All preferred stock will be issued in registered form.

We will issue depositary shares in book-entry form, to the same extent as we describe above for preferred stock. All depositary shares will be issued in registered form.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Preferred Stockholders’ Rights relative to common stockholders, such as the right of preferred stockholders to receive dividends and amounts on our liquidation, dissolution or winding-up before any such amounts may be paid to our common shareholders;

•	Our ability to issue Fractional or Multiple Shares of Preferred Stock in the Form of Depositary Shares; and

•	various provisions of the Deposit Agreement, including how distributions are made, how holders vote their depositary shares and how we may amend the Deposit Agreement.

Preferred Stockholders’ Rights

Rank

Shares of each series of preferred stock will rank senior to our common stock with respect to dividends and distributions of assets. However, we will generally be able to pay dividends and distributions of assets to holders of our preferred stock only if we have satisfied our obligations on our indebtedness then due and payable.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in your prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the prospectus supplement.

Redemption

If specified in your prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be redeemed mandatorily.

Any restriction on the repurchase or redemption by us of our preferred stock while there is an arrearage in the payment of dividends will be described in your prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares, including voting rights, will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

Our prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities or debt or equity securities of third parties.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of AIG, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in your prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other parity securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other parity securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference and accrued and unpaid dividends.

Voting Rights

The holders of preferred stock of each series will have no voting rights, except:

•	as stated in the prospectus supplement and in the certificate of designations establishing the series; or

•	as required by applicable law.

Limitations on Rights

We have previously issued junior subordinated debentures that contain provisions that restrict our activities with respect to our preferred stock. Specifically, the issued debentures provide that if an event of default has occurred and is continuing with respect to the issued debentures or we have given notice of our election to defer interest payments on the issued debentures but the related deferral period has not yet commenced or a deferral period is continuing, then we will not, and will not permit any of our subsidiaries to: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, (b) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank pari passu with or junior to the issued debentures or (c) make any guarantee payments with respect to any of our guarantees of the securities of any subsidiary if such guarantee ranks pari passu with, or junior in interest to, the issued debentures. However, these limitations do not apply to:

•	purchases, redemptions or other acquisitions of shares of our capital stock in connection with (a) any employment benefit plan or other compensatory contract or arrangement; or the Assurance Agreement, dated as of June 27, 2005, by AIG in favor of eligible employees and relating to specified obligations of Starr International Company, Inc. (as such agreement may be amended, supplemented, extended, modified or replaced from time to time); or (b) a dividend reinvestment, stock purchase plan or other similar plan; or

•	any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of AIG) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock; or

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, equity securities or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan; or

•	any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such equity securities; or

•	any payment during a deferral period of current or deferred interest in respect of our debt securities that upon our liquidation rank pari passu with the issued debentures that is made pro rata to the amounts due on such pari passu securities and on the issued debentures, provided that such payments are made in accordance with certain limitations requiring pro rata distributions while certain market disruption events are ongoing, and any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities; or

•	any payment of principal in respect of pari passu securities having an earlier scheduled maturity date than the issued debentures, as required under a provision of such pari passu securities that have similar repayment of principal provisions as the issued debentures, or any such payment in respect of pari passu securities having the same scheduled maturity date as the issued debentures that is made on a pro rata basis among one or more series of such securities and the issued debentures; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

In addition, if any deferral period for the issued debentures lasts longer than one year, neither we nor any of our subsidiaries will be permitted to purchase, redeem or otherwise acquire any securities ranking junior to or pari passu with any common stock, certain qualifying warrants and certain qualifying non-cumulative preferred stock, the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if we are involved in a business combination where immediately after its consummation more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination or continuing directors cease for any reason to constitute a majority of the surviving or resulting entity’s board of directors, then the one-year restriction on repurchases described in the previous sentence will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares

We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt.

Deposit Agreement

We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

•	AIG;

•	a bank or other financial institutional selected by us and named in the prospectus supplement, as preferred stock depositary; and

•	the holders from time to time of depositary receipts issued under that deposit agreement.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of the form of deposit agreement.

Dividends and Other Distributions

The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Preferred Stock

If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, including voting rights, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, the preferred stock depositary will vote all shares of that series in proportion to the instructions received.

Conversion of Preferred Stock

If our prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities, or debt or equity securities of one or more third parties, our depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of our preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities or debt or equity securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary.

However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “— Withdrawal of Preferred Stock,” to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

•	a final distribution in respect of our preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of AIG.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the recordholders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipt evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay the fees, charges and expenses of our preferred stock depositary provided in the deposit agreement. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, who will forward those reports and communications to the holders of depositary shares.

Limitation on Liability of the Preferred Stock Depositary

The preferred stock depositary will not be liable if we are prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

DESCRIPTION OF COMMON STOCK AIG MAY OFFER

AIG’s authorized capital stock includes 5,000,000,000 shares of common stock (par value $2.50 per share). As of April 30, 2007, there were 2,594,237,019 shares of common stock outstanding.

General

All of the outstanding shares of our common stock are fully paid and nonassessable. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, none of which are currently outstanding, the holders of common stock are entitled to receive:

•	dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends (there are restrictions that apply under applicable insurance laws, however, to the payment of dividends to AIG by its insurance subsidiaries); and

•	in the event of dissolution of AIG, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of preferred stock, as provided in AIG’s amended and restated certificate of incorporation.

Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of common stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. Additional authorized shares of common stock may be issued without shareholder approval.

Impact of Other Securities

We have previously issued junior subordinated debentures that contain provisions that restrict our activities with respect to our common stock. Specifically, the issued debentures provide that if an event of default has occurred and is continuing with respect to the issued debentures or we have given notice of our election to defer interest payments on the issued debentures but the related deferral period has not yet commenced or a deferral period is continuing, then we will not, and will not permit any of our subsidiaries to: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, (b) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank pari passu with or junior to the issued debentures or (c) make any guarantee payments with respect to any of our guarantees of the securities of any subsidiary if such guarantee ranks pari passu with, or junior in interest to, the issued debentures. However, these limitations do not apply to:

•	purchases, redemptions or other acquisitions of shares of our capital stock in connection with (a) any employment benefit plan or other compensatory contract or arrangement; or the Assurance Agreement, dated as of June 27, 2005, by AIG in favor of eligible employees and relating to specified obligations of Starr International Company, Inc. (as such agreement may be amended, supplemented, extended, modified or replaced from time to time); or (b) a dividend reinvestment, stock purchase plan or other similar plan; or

•	any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of AIG) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock; or

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, equity securities or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan; or

•	any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such equity securities; or

•	any payment during a deferral period of current or deferred interest in respect of our debt securities that upon our liquidation rank pari passu with the issued debentures that is made pro rata to the amounts due on such pari passu securities and on the issued debentures, provided that such payments are made in accordance with certain limitations requiring pro rata distributions while certain market disruption events are ongoing, and any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities; or

•	any payment of principal in respect of pari passu securities having an earlier scheduled maturity date than the issued debentures, as required under a provision of such pari passu securities that have similar repayment of principal provisions as the issued debentures, or any such payment in respect of pari passu securities having the same scheduled maturity date as the issued debentures that is made on a pro rata basis among one or more series of such securities and the issued debentures; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

In addition, if any deferral period for the issued debentures lasts longer than one year, neither we nor any of our subsidiaries will be permitted to purchase, redeem or otherwise acquire any securities ranking junior to or pari passu with any common stock, certain qualifying warrants and certain qualifying non-cumulative preferred stock, the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if we are involved in a business combination where immediately after its consummation more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination or continuing directors cease for any reason to constitute a majority of the surviving or resulting entity’s board of directors, then the one-year restriction on repurchases described in the previous sentence will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law applies to AIG. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became an interested stockholder, AIG’s board of directors must have approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

•	the business combination is approved by AIG’s board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

MARKET PRICE AND DIVIDEND INFORMATION

The table below sets forth, for the calendar quarters indicated, the high and low closing sales prices per share of common stock of AIG as reported on the New York Stock Exchange and the dividends per share of common stock declared by AIG during those periods.

Shares of common stock of AIG are listed on the New York Stock Exchange and trade under the symbol “AIG.”

	Common Stock
	High	Low	Dividends

2004:
First Quarter	75.12	66.79	0.065
Second Quarter	76.77	69.39	0.065
Third Quarter	72.66	66.48	0.075
Fourth Quarter	68.72	54.70	0.075
2005:
First Quarter	73.12	55.41	0.125
Second Quarter	58.48	50.35	0.125
Third Quarter	62.67	58.61	0.150
Fourth Quarter	69.10	59.33	0.150
2006:
First Quarter	70.83	65.35	0.150
Second Quarter	66.71	58.54	0.165
Third Quarter	66.48	57.76	0.165
Fourth Quarter	72.81	66.49	0.165
2007:
First Quarter	72.15	66.77	0.165
Second Quarter (through June 21, 2007)	72.65	66.49	0.20

As of March 23, 2007, there were approximately 57,500 holders of record of AIG’s common stock.

Subject to the dividend preference of any of our preferred stock that may be outstanding, the holders of common stock will be entitled to receive dividends that may be declared by our board of directors from funds legally available for the payment of dividends. There are restrictions that apply under applicable insurance laws, however, to the payment of dividends to us by our insurance subsidiaries.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES AIG MAY OFFER

References to “AIG,” “us,” “we” or “our” in this section mean American International Group, Inc., and do not include the subsidiaries of American International Group, Inc. Also, in this section, references to “holders” mean those who own junior subordinated debentures registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in junior subordinated debentures registered in street name or in junior subordinated debentures issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the junior subordinated debentures should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

The junior subordinated debentures will be governed by a junior subordinated indenture or by a subordinated junior subordinated indenture, as supplemented for the particular series, and will be a contract between us and the indenture trustee, which will initially be The Bank of New York. We refer to our junior subordinated indenture or subordinated junior subordinated indenture, as applicable, as the “junior debt indenture” in this prospectus. The indenture trustee has two main roles:

•	The indenture trustee can enforce the rights of holders against us if we default on our obligations under the terms of the junior debt indenture or the junior subordinated debentures. There are some limitations on the extent to which the indenture trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs.”

•	The indenture trustee performs administrative duties for us, such as sending interest payments to holders and notices, and transferring a holder’s junior subordinated debentures to a new buyer if a holder sells.

The junior debt indenture and its associated documents contain the full legal text of the matters described in this section. The junior debt indenture and the junior subordinated debentures are governed by New York law. Copies of our junior debt indentures are exhibits to our registration statement. See “Where You Can Find More Information” below for information on how to obtain a copy.

General

We may issue as many distinct series of junior subordinated debentures under the junior debt indenture as we wish. The provisions of the junior debt indenture allow us not only to issue junior subordinated debentures with terms different from those previously issued, but also to “reopen” a previous issue of a series of junior subordinated debentures and issue additional junior subordinated debentures of that series.

This section summarizes the material terms of the junior subordinated debentures that are common to all series, although the prospectus supplement may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the junior subordinated debentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the junior debt indenture, including definitions of certain terms used in the junior debt indenture. In this summary, we describe the meaning of only some of the more important terms. You must look to the junior debt indenture for the most complete description of what we describe in summary form in this prospectus.

The prospectus supplement relating to any offered junior subordinated debentures will describe the following terms of the series:

•	the title of the series of the junior subordinated debentures;

•	any limit on the aggregate principal amount of the junior subordinated debentures;

•	the date or dates on which the junior subordinated debentures will mature;

•	the rate or rates, which may be fixed or variable per annum, at which the junior subordinated debentures will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the dates on which interest, if any, on the junior subordinated debentures will be payable and the regular record dates for the interest payment dates;

•	our right, if any, to defer or extend an interest payment date;

•	any mandatory or optional sinking funds or similar provisions;

•	any additions, modifications or deletions in the events of default under the junior debt indenture or covenants of AIG specified in the junior debt indenture with respect to the junior subordinated debentures;

•	the date, if any, after which and the price or prices at which the junior subordinated debentures may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if other than denominations of $25 and any of its integral multiples, the denominations in which the junior subordinated debentures will be issuable; the currency of payment of principal, premium, if any, and interest on the junior subordinated debentures;

•	the applicability of the provisions described under “— Defeasance” below;

•	any event of default under the junior subordinated debentures if different from those described under “— Events of Default” below;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures and the manner in which such amounts will be determined;

•	the terms and conditions of any obligation or right of us or a holder to convert or exchange the junior subordinated debentures into other securities;

•	the relative degree, if any, to which such junior subordinated debentures of the series will be senior to or be subordinated to other series of such junior subordinated debentures or other indebtedness of AIG in right of payment, whether such other series of junior subordinated debentures or other indebtedness are outstanding or not; and

•	any other special feature of the junior subordinated debentures.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Mechanics relevant to the junior subordinated debentures under normal circumstances, such as how holders transfer ownership and where we make payments;

•	Our Option to Defer Interest Payments on the junior subordinated debentures;

•	Our right to Redeem the junior subordinated debentures;

•	Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the junior subordinated debentures;

•	Subordination Provisions that may prohibit us from making payment on the junior subordinated debentures;

•	Our right to release ourselves from all or some of our obligations under the junior subordinated debentures and the junior debt indenture by a process called Defeasance;

•	Holders’ rights if we Default or experience other financial difficulties;

•	Our ability to Convert or Exchange junior subordinated debentures into junior subordinated debentures of another series or other securities; and

•	The junior subordinated debentures’ Impact on Other Securities.

Additional Mechanics

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the junior subordinated debentures will be issued:

•	only in fully registered form; and

•	in denominations that are even multiples of $25.

If a junior subordinated debenture is issued as a global junior subordinated debenture, only the depositary — e.g., DTC, Euroclear and Clearstream, each as defined below under “Legal Ownership and Book-Entry Issuance” — will be entitled to transfer and exchange the junior subordinated debenture as described in this subsection, since the depositary will be the sole holder of that junior subordinated debenture. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance.”

Holders may have their junior subordinated debentures broken into more junior subordinated debentures of smaller denominations of not less than $25 or combined into fewer junior subordinated debentures of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Subject to the restrictions relating to junior subordinated debentures represented by global securities, holders may exchange or transfer junior subordinated debentures at the office of the indenture trustee. They may also replace lost, stolen or mutilated junior subordinated debentures at that office. The indenture trustee acts as our agent for registering junior subordinated debentures in the names of holders and transferring junior subordinated debentures. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. The indenture trustee’s agent may require an indemnity before replacing any junior subordinated debentures.

Holders will not be required to pay a service charge to transfer or exchange junior subordinated debentures, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

In the event of any redemption, neither we nor the indenture trustee will be required to:

•	issue, register the transfer of or exchange junior subordinated debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption; and

•	transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not being redeemed.

Payment and Paying Agents

Your prospectus supplement will specify the manner in which payments will be made. The paying agent for the junior subordinated debentures will initially be the indenture trustee.

Notices

We and the indenture trustee will send notices regarding the junior subordinated debentures only to holders, using their addresses as listed in the indenture trustee’s records.

Option to Defer Interest Payments

If provided in your prospectus supplement, so long as no event of default with respect to the junior subordinated debentures has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for an extension period of up to the number of consecutive interest payment periods specified in your prospectus supplement. The extension period is subject to the terms, conditions and covenants, if any, specified in your prospectus supplement. U.S. federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be described in your prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, during any applicable extension period, we may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest to the junior subordinated debentures other than:

—	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction or business combination;

—	as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of AIG) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

—	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

—	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan; or

—	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock.

Prior to the termination of any applicable extension period, we may further defer the payment of interest.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify this date or describe these conditions. Unless otherwise indicated in the form of security for such series, junior subordinated debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture will equal any accrued and unpaid interest, including additional interest, to the redemption date, plus 100% of the principal amount.

Except as otherwise specified in the applicable prospectus supplement, if a tax event of the kind described below or an additional event described in the applicable prospectus supplement with respect to a series of junior subordinated debentures has occurred and is continuing, we may, at our option redeem that series of junior subordinated debentures in whole, but not in part, at any time within 90 days following the occurrence of the tax event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

Unless otherwise indicated in the applicable prospectus supplement, a “tax event” means the receipt by us of an opinion of independent counsel, experienced in tax matters, to the effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

•	AIG is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the junior subordinated debentures;

•	interest payable by us on the junior subordinated debentures is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	AIG is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

As used above, the term “tax change” means any of the following:

•	any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the U.S. or of any political subdivision or taxing authority of or in the U.S., if the amendment or change is enacted, promulgated or announced on or after the date the junior subordinated debentures are issued; or

•	any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt any procedures or regulations, or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the issuance of the junior subordinated debentures.

Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm, or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

•	When we merge or consolidate out of existence or sell or lease substantially all of our assets, the other firm may not be organized under a foreign country’s laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the U.S. or the District of Columbia or under federal law, and it must agree to be legally responsible for the junior subordinated debentures.

•	The merger, sale of assets or other transaction must not cause a default on the junior subordinated debentures, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to any series of junior subordinated debentures, we will not need to obtain the approval of the holders of those junior subordinated debentures in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. It is possible that this type of transaction may result in a reduction in our credit rating or may reduce our operating results or impair our financial condition. Holders of our junior subordinated debentures, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Junior Subordinated Debentures

There are four types of changes we can make to the junior debt indenture and the junior subordinated debentures issued under that indenture.

Changes Requiring Approval of All Holders.  First, there are changes that cannot be made to the junior subordinated debentures without specific approval of each holder of a junior subordinated debenture affected by the change. Affected junior subordinated debentures may be all or less than all of the junior subordinated debentures issued under that junior debt indenture or all or less than all of the junior subordinated debentures of a series. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a junior subordinated debenture;

•	reduce any amounts due on a junior subordinated debenture;

•	reduce the amount of principal payable upon acceleration of the maturity of a junior subordinated debenture (including the amount payable on an original issue discount security) following a default;

•	change the currency of payment on a junior subordinated debenture;

•	impair a holder’s right to sue for payment;

•	reduce the percentage of holders of junior subordinated debentures whose consent is needed to modify or amend the junior debt indenture;

•	reduce the percentage of holders of junior subordinated debentures whose consent is needed to waive compliance with certain provisions of the junior debt indenture or to waive certain defaults;

•	modify any other aspect of the provisions dealing with modification and waiver of the junior debt indenture.

We may, with the indenture trustee’s consent, execute, without the consent of any holder of junior subordinated debentures, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Changes Requiring a Majority Vote.  The second type of change to the junior debt indenture and the junior subordinated debentures is the kind that requires a vote in favor by holders of junior subordinated debentures owning a majority of the principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular junior subordinated debentures affected thereby. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the junior subordinated debentures. We may also obtain a waiver of a past default from the holders of junior subordinated debentures owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the junior debt indenture or the junior subordinated debentures listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver.

Changes Not Requiring Approval.  The third type of change does not require any vote by holders of junior subordinated debentures. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the junior subordinated debentures.

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular junior subordinated debenture, even if they affect other junior subordinated debentures. In those cases, we do not need to obtain the approval of the holder of that junior subordinated debenture; we need only obtain any required approvals from the holders of the affected junior subordinated debentures.

Modification of Subordination Provisions.  We may not modify the subordination provisions of the junior debt indenture in a manner that would adversely affect in any material respect the outstanding junior subordinated debentures, without the consent of the holders of a majority in principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular junior subordinated debentures affected thereby. Also, we may not modify the subordination provisions of any outstanding junior subordinated debentures without the consent of each holder of our senior indebtedness that would be adversely affected thereby. The term “senior indebtedness” is defined below under “Subordination Provisions”.

Subordination Provisions

Holders of junior subordinated debentures should recognize that contractual provisions in the junior subordinated debenture may prohibit us from making payments on those debentures. Junior subordinated debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the junior debt indenture, to all of our senior indebtedness, as defined in the junior debt indenture.

The junior debt indenture defines “senior indebtedness” as all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the junior subordinated debentures and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate, or not superior, in right of payment to the subordinated junior subordinated debentures.

The junior debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made with respect to any junior subordinated debentures in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b);

•	or in the event that any junior subordinated debentures have been declared due and payable before their stated maturity.

If the indenture trustee under the junior debt indenture or any holders of the junior subordinated debentures receive any payment or distribution that is prohibited under the subordination provisions, then the indenture trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the junior subordinated debentures of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the indenture trustee under the junior subordinated debenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied. The junior debt indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of junior subordinated debentures to comply with the subordination provisions.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of junior subordinated debentures that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of junior subordinated debentures if we so specify in the prospectus supplement.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the junior subordinated debentures, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•	We must deposit in trust for the benefit of all holders of the junior subordinated debentures a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the junior subordinated debentures on their various due dates.

•	There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on the junior subordinated debentures any differently than if we did not make the deposit and just repaid the junior subordinated debentures ourselves. Under current federal tax law, the deposit and our legal release from the obligations pursuant to the junior subordinated debentures would be treated as though we took back your junior subordinated debentures and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the junior subordinated debentures you give back to us.

•	We must deliver to the indenture trustee a legal opinion of our counsel confirming the tax law change described above.

•	No event or condition may exist that, under the provisions described above under “— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those junior subordinated debentures on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the junior subordinated debentures. You could not look to us for repayment in the unlikely event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit as described above and we will be released from some of the restrictive covenants under the junior subordinated debentures that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the junior subordinated debentures. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for the benefit of all holders of the junior subordinated debentures a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the junior subordinated debentures on their various due dates.

•	We must deliver to the indenture trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the junior subordinated debentures any differently than if we did not make the deposit and just repaid the junior subordinated debentures ourselves.

If we accomplish covenant defeasance, the following provisions of the junior debt indenture and the junior subordinated debentures would no longer apply:

•	Covenants applicable to the series of junior subordinated debentures and described in the prospectus supplement.

•	Events of default described in the prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the junior subordinated debentures if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the junior subordinated debentures become immediately due and payable, there may be such a shortfall.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, holders will have special rights if an event of default occurs and is not cured, as described later in this subsection or in the applicable prospectus supplement.

What Is An Event of Default?  Unless otherwise indicated in the applicable prospectus supplement, the term “Event of Default” means any of the following:

•	We do not pay the principal of or any premium on a junior subordinated debenture within 5 days of its due date.

•	We do not pay interest on a junior subordinated debenture within 30 days of its due date.

•	We remain in breach of any other covenant or warranty of the junior debt indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the indenture trustee or holders of 25% of the principal amount of junior subordinated debentures of the affected series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur with respect to us.

•	Any other event of default described in the prospectus supplement occurs.

Remedies If an Event of Default Occurs.  If you are the holder of a junior subordinated debenture, all remedies available upon the occurrence of an event of default under the junior debt indenture will be subject to the restrictions on the junior subordinated debentures described above under “— Subordination Provisions.” If an event of default occurs, the indenture trustee will have special duties. In that situation, the indenture trustee will be obligated to use its rights and powers under the junior debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the indenture trustee or the holders of at least 25% in principal amount of the junior subordinated debentures of the affected series may declare the entire principal amount of all the junior subordinated debentures of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. The property trustee may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. In the event of our bankruptcy, insolvency or reorganization, junior subordinated debentures holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

The holders of a majority in aggregate outstanding principal amount of each series of junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures of that series, waive any default, except a default in the payment of principal or interest, including any additional interest (unless the default has been cured and a sum sufficient to pay all matured installments of interest, including any additional interest, and principal due otherwise than by acceleration has been deposited with the indenture trustee) or a default with respect to a covenant or provision which under the junior debt indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series.

Except in cases of default, where the indenture trustee has the special duties described above, the indenture trustee is not required to take any action under the junior debt indenture at the request of any holders unless the holders offer the indenture trustee reasonable protection from expenses and liability called an indemnity. If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding junior subordinated debentures of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the indenture trustee. These majority holders may also direct the indenture trustee in performing any other action under the junior debt indenture with respect to the junior subordinated debentures of that series.

Before you bypass the indenture trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the junior subordinated debentures the following must occur:

•	The holder of the junior subordinated debenture must give the indenture trustee written notice that an event of default has occurred and remains uncured;

•	The holders of 25% in principal amount of all junior subordinated debentures of the relevant series must make a written request that the indenture trustee take action because of the default, and they must offer reasonable indemnity to the indenture trustee against the cost, expenses and liabilities of taking that action; and

•	The indenture trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

We will give to the indenture trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the junior subordinated debentures issued under it, or else specifying any default.

Conversion or Exchange

If indicated in your prospectus supplement, a series of junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or other securities. The specific terms on which series may be converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option, or at our option, in which case the number or amount of junior subordinated debentures or other securities the junior subordinated debenture holder would receive would be calculated at the time and manner described in the applicable prospectus supplement.

Impact of Other Securities

We have previously issued junior subordinated debentures that contain provisions that restrict our activities with respect to our common stock. Specifically, the issued debentures provide that if an event of default has occurred and is continuing with respect to the issued debentures or we have given notice of our election to defer interest payments on the issued debentures but the related deferral period has not yet commenced or a deferral period is continuing, then we will not, and will not permit any of our subsidiaries to: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, (b) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank pari passu with or junior to the issued debentures or (c) make any guarantee payments with respect to any of our guarantees of the securities of any subsidiary if such guarantee ranks pari passu with, or junior in interest to, the issued debentures. However, these limitations do not apply to:

•	purchases, redemptions or other acquisitions of shares of our capital stock in connection with (a) any employment benefit plan or other compensatory contract or arrangement; or the Assurance Agreement, dated as of June 27, 2005, by AIG in favor of eligible employees and relating to specified obligations of Starr International Company, Inc. (as such agreement may be amended, supplemented, extended, modified or replaced from time to time); or (b) a dividend reinvestment, stock purchase plan or other similar plan; or

•	any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of AIG) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock; or

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, equity securities or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan; or

•	any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such equity securities; or

•	any payment during a deferral period of current or deferred interest in respect of our debt securities that upon our liquidation rank pari passu with the issued debentures that is made pro rata to the amounts due on such pari passu securities and on the issued debentures, provided that such payments are made in accordance with certain limitations requiring pro rata distributions while certain market disruption events are ongoing, and any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities; or

•	any payment of principal in respect of pari passu securities having an earlier scheduled maturity date than the issued debentures, as required under a provision of such pari passu securities that have similar repayment of principal provisions as the issued debentures, or any such payment in respect of pari passu securities having the same scheduled maturity date as the issued debentures that is made on a pro rata basis among one or more series of such securities and the issued debentures; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

In addition, if any deferral period for the issued debentures lasts longer than one year, neither we nor any of our subsidiaries will be permitted to purchase, redeem or otherwise acquire any securities ranking junior to or pari passu with any common stock, certain qualifying warrants and certain qualifying non-cumulative preferred stock, the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if we are involved in a business combination where immediately after its consummation more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination or continuing directors cease for any reason to constitute a majority of the surviving or resulting entity’s board of directors, then the one-year restriction on repurchases described in the previous sentence will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Our Relationship with the Trustee

For information concerning the relationships between The Bank of New York and us, see “— Our Relationship with the Trustee” above.

DESCRIPTION OF AIG GUARANTEES

AIG, as Guarantor, will fully and unconditionally guarantee AIGPF’s payment obligations under the debt securities issued by AIGPF. In the event of a default in payment by AIGPF, holders may institute legal proceedings directly against the Guarantor to enforce its obligations without first proceeding against AIGPF. The Guarantees will constitute unsecured and unsubordinated obligations of the Guarantor ranking pari passu in right of payment with all of the Guarantor’s senior debt currently outstanding. You should note, however, that to the extent the Guarantor is required to satisfy any of its obligations under the Guarantees through the sale of insurance assets, such sale may require the consent of regulatory authorities. The specific terms of the Guarantees will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AIGPF MAY OFFER

References to “AIGPF”, “us”, “we” or “our” in this section means AIG Program Funding, Inc., as Issuer. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership And Book-Entry Issuance.”

We may issue as many distinct series of debt securities as we wish. The provisions of the indenture described below allow us not only to issue debt securities with terms different from those previously issued under the indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition we may offer debt securities, together with other debt securities, warrants and purchase contracts in the form of units, as described below under “Description Of Units AIGPF May Offer.”

Our payment obligations under the debt securities will be fully and unconditionally guaranteed by American International Group, Inc., as discussed earlier under “Description of AIG Guarantees.” As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an indenture. The indenture is a contract among us as Issuer, AIG, as Guarantor, and The Bank of New York, as Trustee.

The trustee has two main roles:

1. The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “Events of Default — Remedies If an Event of Default Occurs.”

2. The trustee performs administrative duties for us, such as sending interest payments to holders and notices, and transferring a holder’s debt securities to a new buyer if a holder sells.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of the indenture is an exhibit to our registration statement. See “Where You Can Find More Information” below for information on how to obtain a copy.

General

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences with the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning for only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus.

There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. (Section 101) The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. Some of the risks associated with such debt securities issued are described below under “Risk Factors — Indexed Securities” and under “Risk Factors — Non-U.S. Dollar Securities.” The prospectus supplement relating to specific debt securities will also describe certain additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, the pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into or exercised or exchanged for the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the series of debt securities will be issuable;

•	the currency of payment of principal, premium, if any, and interest on debt securities of the series;

•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index used to determine the amount of payment of principal or premium, if any, or interest on the series of debt securities;

•	any event of default under the series of debt securities if different from those described under “ — What Is An Event of Default” below;

•	if the debt securities will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•	if the series of debt securities will be issuable only in the form of a global security, the depository or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

An investment in debt securities may involve special risks, including risks associated with indexed securities and currency-related risks if the debt security is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Risk Factors — Indexed Securities” and “Risk Factors — Non-U.S. Dollar Securities.”

Market-Making Transactions

One or more of AIG’s subsidiaries may purchase and resell debt securities in market-making transactions after their initial issuance. We discuss these transactions below under “Plan of Distribution — Market-Making Resales by Subsidiaries of AIG.” We may also purchase debt securities in the open market or in private transactions to be held by us or cancelled.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;

•	Holders’ rights in several Special Situations, such as if we or the Guarantor merge with another company or if we want to change a term of the debt securities;

•	Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called Defeasance; and

•	Holders’ rights if we Default or experience other financial difficulties.

Additional Mechanics

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations that are even multiples of $1,000. (Section 302)

If we issue a debt security in bearer form, the provisions described below under “Considerations Relating To Securities Issued In Bearer Form” would apply to that security. Some of the features of the debt securities that we describe in this prospectus may not apply to bearer debt securities.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear and Clearstream, each as defined below — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership And Book-Entry Issuance.”

Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 305) The trustee’s agent may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 101 Barclay Street, New York, New York 10286. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of AIG’s subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities. (Section 1002)

Notices

We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106) With respect to who is a legal “holder” for this purpose, see “Legal Ownership And Book-Entry Issuance.”

Regardless of whom acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 1003)

Special Situations

Mergers and Similar Transactions

We and the Guarantor are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm, or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

•	When we or the Guarantor merge out of existence or sell or lease our assets, the other firm may not be organized under a foreign country’s laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities or guarantees, as applicable.

•	The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to any series of debt securities, we and the Guarantor will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we or the Guarantor wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We and the Guarantor will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. It is possible that this type of transaction may result in a reduction in AIG’s credit rating, may reduce our or AIG’s operating results or may impair our or AIG’s financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are three types of changes we can make to the indenture and the debt securities issued under that indenture.

Changes Requiring Approval of All Holders.  First, there are changes that cannot be made to the indenture or the debt securities without specific approval of each holder of a debt security affected in any material respect by the change under the indenture. Affected debt securities may be all or less than all of the debt securities issued under the indenture or all or less than all of the debt securities of a series. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the place or currency of payment on a debt security;

•	impair a holder’s right to sue for payment;

•	impair any right that a holder of a debt security may have to exchange or convert the debt security for or into other property;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	change any of the terms of the AIG Guarantees in a manner adverse to the holders of the debt securities; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 902)

Changes Requiring a Majority Vote.  The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning not less than a majority of the principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular debt securities affected thereby. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901) We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver. (Section 513)

Changes Not Requiring Approval.  The third type of change to the indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901)

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Further Details Concerning Voting.  When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of the debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “— Defeasance — Full Defeasance.” (Section 1302)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. (Section 104)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the prospectus supplement. (Section 1301)

Full Defeasance.  If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•	We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

Covenant Defeasance.  Under current U.S. federal tax law, we can make the same type of deposit as described above and we and AIG will be released from the restrictive covenants under the debt securities that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these restrictive covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, certain provisions of the indenture and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the prospectus supplement.

•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. (Sections 1303 and 1304)

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is An Event of Default?  The term “Event of Default” means any of the following:

•	We do not pay the principal or any premium on a debt security within 5 days of its due date.

•	We do not pay interest on a debt security within 30 days of its due date.

•	We do not deposit money in a separate account, known as a sinking fund, within 5 days of its due date.

•	The AIG Guarantee ceases to be a valid and enforceable obligation of AIG.

•	We remain in breach of any covenant or warranty of the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

•	We or AIG file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur with respect to either of us.

•	Any other event of default described in the prospectus supplement occurs. (Section 501)

Remedies If an Event of Default Occurs.  If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502)

You should read carefully the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has the special duties described above, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. (Section 603) If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities or the guarantees the following must occur:

•	The holder of the debt security must give the trustee written notice that an event of default has occurred and remains uncured;

•	The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and they must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking that action; and

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1004)

Our Relationship with the Trustee

The Bank of New York is one of AIG’s lenders and from time to time provides other banking services to AIG and its subsidiaries.

The Bank of New York is initially serving as the trustee for our debt securities and the warrants issued under our warrant indenture. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF WARRANTS AIGPF MAY OFFER

References to “AIGPF”, “us”, “we” or “our” in this section means AIG Program Funding, Inc., as Issuer. Also, in this section, references to “holders” mean those who own warrants registered in their own names, on the books that we or the applicable trustee or warrant agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean all purchasers of warrants, whether they are the holders or only indirect owners of those warrants. Owners of beneficial interests in the warrants should read the section below entitled “Legal Ownership And Book-Entry Issuance.”

Warrants May Be Debt Warrants or Universal Warrants

We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with our debt securities. We may also offer warrants together with other warrants, purchase contracts and debt securities in the form of units, as summarized under “Description of Units AIGPF May Offer.”

We will issue the warrants under either a warrant indenture or a warrant agreement. The warrant indenture, the warrant agreement and their associated documents contain the full legal text of the matters described in this section. The warrant indenture and the warrant agreement and the warrants issued thereunder are governed by New York law.

Warrant Indenture

The warrants may be governed by a document called an indenture. The warrant indenture is a contract among us, as Issuer and AIG, as Guarantor, and The Bank of New York, which will initially act as trustee. See “Description of Debt Securities AIGPF May Offer — Our Relationship with the Trustee” above for more information about the trustee.

Reference to the warrant indenture or the trustee, with respect to any warrants, means the indenture under which those warrants are issued and the trustee under that indenture.

The trustee has two main roles:

1. The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the warrant indenture or the warrants. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs.”

2. The trustee performs administrative duties for us, such as sending payments to holders and notices, and transferring a holder’s warrants to a new buyer if a holder sells.

Warrant Agreement

A warrant agreement is a contract between us and a bank, trust company or other financial institution, as warrant agent. References to a warrant agreement or warrant agent, with respect to any warrants, means the warrant agreement under which those warrants are issued and the warrant agent under that warrant agreement.

The warrant agent is our agent and, unlike a trustee, has no obligations to holders of the warrants issued under the warrant agreement. The main role of the warrant agent is to perform administrative duties for us, such as sending payments and notices to holders and transferring a holder’s warrants to a new buyer if a holder sells.

General

We may issue as many distinct series of warrants as we wish.

This section summarizes terms of the warrant indenture and warrant agreements and terms of the warrants that apply generally to the warrants, although the prospectus supplement which describes the terms of the warrants may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the warrants. This summary is subject to and qualified in its entirety by reference to all the provisions of the warrant indenture and warrant agreement, including definitions of certain terms used in the warrant indenture and warrant agreement. In this summary, we describe the meaning of only some of the more important terms. Whenever we refer to particular sections or defined terms of the warrant indenture or warrant agreement in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the warrant indenture or warrant agreement for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your warrants described in the prospectus supplement. As you read this section, please remember that the specific terms of your warrant as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your warrant.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant indenture or warrant agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

In addition, the specific financial, legal and other specific terms of your warrant will be described in the prospectus supplement relating to the warrants. The prospectus supplement relating to the warrants may contain, where applicable, the following information about your warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	the warrant indenture or warrant agreement under which we will issue the warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be redeemable by us before their expiration date, and any applicable redemption dates or periods and the related redemption prices;

•	whether the warrants will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

•	the identities of the trustee or warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	whether the warrants are to be sold separately or with other securities, as part of units or otherwise; and

•	any other terms of the warrants.

If we issue warrants as part of a unit, your prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants’ expiration date.

Until a warrant is properly exercised, no holder of a warrant will have any rights of a holder of the warrant property deliverable under the warrant.

An investment in a warrant may involve special risks, including risks associated with indexed securities and currency-related risks if the warrant or the warrant property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Risk Factors — Indexed Securities” and “Risk Factors— Non-U.S. Dollar Securities.”

Debt Warrants

We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant.”

If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your debt warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•	the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Universal Warrants

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including AIG’s common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a “universal warrant.” We refer to each property described above as a “warrant property.”

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

Your prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

If you purchase universal warrants, your prospectus supplement may contain, where applicable, the following additional information about your universal warrants:

•	whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the money or warrant property, and the amount or method of determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

•	the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•	whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both, whether the election of the form of settlement will be at the option of the holder or of us and whether settlement will occur on a net basis or a gross basis.

Market-Making Transactions

Subsidiaries of AIG may resell warrants in market-making transactions after their initial issuance. We discuss these transactions below under “Plan of Distribution — Market-Making Resales by Subsidiaries of AIG.” We may also purchase, in our discretion, warrants to be held, resold or cancelled.

General Provisions of the Warrant Indenture

We may issue as many distinct series of warrants under the warrant indenture as we wish, in such amounts as we wish. The provisions of the warrant indenture allow us not only to issue warrants with terms different from those of warrants previously issued under the warrant indenture, but also to “reopen” a previous issue of a series of warrants and issue additional warrants of that series. We may issue warrants in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.

The warrant indenture and the warrants do not limit our ability to incur other contractual obligations or indebtedness or to issue other securities. Also, the terms of the warrants do not impose financial or similar restrictions on us.

Warrants will not be secured by any property or our assets or the assets of AIG or its subsidiaries. Thus, by owning a warrant issued under the warrant indenture, you hold one of our unsecured obligations.

The warrants issued under the warrant indenture will be our contractual obligations and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. The warrant indenture does not limit our ability to incur additional contractual obligations or debt.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Terms relevant to the warrants under normal circumstances, such as how holders transfer warrants, and the expiration and payment and delivery mechanics relating to warrants;

•	Holders’ rights in several Special Situations, such as if we or the Guarantor merge with another company or if we want to change a term of the warrants; and

•	Holders’ rights if we Default or experience other financial difficulties.

Additional Mechanics

Form, Exchange and Transfer of Warrants

Unless we specify otherwise in your prospectus supplement, we will issue each warrant in registered global — i.e., book-entry — form only. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

If a warrant is issued as a registered global warrant, only the depositary — e.g., DTC, Euroclear or Clearstream — will be entitled to transfer and exchange the warrant as described in this subsection, since the depositary will be the sole holder of the warrant.

If any warrants cease to be issued in registered global form, they will be issued:

•	only in fully registered form; and

•	only in the denominations specified in your prospectus supplement.

Holders may exchange their warrants for certificates representing a smaller or larger number of warrants, as long as the total number of warrants is not changed.

Holders may exchange or transfer their warrants at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We have appointed the trustee to act as our agent for registering warrants in the names of holders and transferring and replacing warrants. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any warrants.

If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing or during any other period specified in the prospectus supplement, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or to exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

If we have designated additional transfer agents for your warrant, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

The rules for exchange described above apply to exchange of warrants for other warrants of the same series and kind. If a warrant is exercisable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise will be described in your prospectus supplement.

Expiration Date and Payment or Settlement Date

The term “expiration date” with respect to any warrant means the date on which the right to exercise the warrant expires. The term “payment or settlement date” with respect to any warrant means the date when any money or warrant property with respect to that warrant becomes payable or deliverable upon exercise or redemption of that warrant in accordance with its terms.

Currency of Warrants

Amounts that become due and payable on your warrant may be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your warrant will be U.S. dollars, unless your prospectus supplement states otherwise. You will have to pay for your warrant by delivering the requisite amount of the specified currency to a firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your warrants in the specified currency, except as described in your prospectus supplement. See “Risk Factors — Non-U.S. Dollar Securities” below for more information about risks of investing in warrants of this kind.

Redemption

We will not be entitled to redeem your warrant before its expiration date unless your prospectus supplement specifies a redemption commencement date.

If your prospectus supplement specifies a redemption commencement date, it will also specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of warrants during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your warrant will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your warrant is redeemed.

If we exercise an option to redeem any warrant, we will give the holder written notice of the redemption price of the warrant to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date or within any other period before the applicable redemption date specified in your prospectus supplement. We will give the notice in the manner described in your prospectus supplement.

Special Situations

Mergers and Similar Transactions

We and the Guarantor are generally permitted to merge or consolidate with another corporation or firm. We and the Guarantor are also permitted to sell our assets substantially as an entirety to another firm, or to buy or lease substantially all of the assets of another firm. With regard to any warrant, however, we may not take any of these actions unless all the following conditions are met:

•	When we or the Guarantor merge out of existence or sell or lease our assets, the other firm may not be organized under a foreign country’s laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for that warrant or the guarantees, as applicable.

•	The merger, sale of assets or other transaction must not cause a default under the warrant, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default under the warrant would include an event of default with respect to that warrant or any event that would be an event of default with respect to that warrant if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Events of Default.”

If the conditions described above are satisfied with respect to any warrant, we and the Guarantor will not need to obtain the approval of the holder of that warrant in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we or the Guarantor wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We and the Guarantor will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets. It is possible that this type of transaction may result in a reduction in AIG’s credit rating, may reduce our or AIG’s operating results or may impair our or AIG’s financial condition. Holders of our warrants, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Warrants

There are three types of changes we can make to the warrant indenture and the warrants issued under that warrant indenture.

Changes Requiring Approval of All Holders.  First, there are changes that cannot be made to the warrant indenture or the warrants issued under that warrant indenture without the approval of each holder of a warrant affected by the change. Affected warrants may be all or less than all of the warrants issued under that warrant indenture or all or less than all of the warrants of a series. Here is a list of those types of changes:

•	change the exercise price of the warrant;

•	change the terms of any warrant with respect to the expiration date or the payment or settlement date of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the currency of any payment on a warrant;

•	change the place of payment on a warrant;

•	permit redemption of a warrant if not previously permitted;

•	impair a holder’s right to exercise its warrant, or sue for payment of any money payable or delivery of any warrant property deliverable with respect to its warrant on or after the payment or settlement date or, in the case of redemption, the redemption date;

•	if any warrant provides that the holder may require us to repurchase the warrant, impair the holder’s right to require repurchase of the warrant;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, whose consent is needed to modify or amend the warrant indenture or those warrants;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, whose consent is needed to waive compliance with the warrant indenture or to waive defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the warrant indenture, except to increase any required percentage referred to above or add to the provisions that cannot be changed or waived without approval of the holder of the affected warrants.

Changes Requiring a Majority Vote.  The second type of change to the warrant indenture and the warrants is the kind that requires a vote in favor by holders of warrants owning not less than a majority of the amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular warrants affected thereby. If the change affects the warrants of more than one series issued under the warrant indenture, it must be approved by the holders of a majority in number of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the warrants. However, we cannot obtain a waiver of a payment default or any other aspect of the warrant indenture or the warrants listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver.

Changes Not Requiring Approval.  The third type of change to the warrant indenture and the warrants does not require any approval by holders of the warrants. These changes are limited to clarifications and changes that would not adversely affect in any material respect the holders of the warrants. Nor do we need any approval to make changes that affect only warrants to be issued under the warrant indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular warrant, even if they affect other warrants. In those cases, we do not need to obtain the approval of the holder of that warrant; we need only obtain any required approvals from the holders of the affected warrants.

Further Details Concerning Voting.  We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the warrant indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. In addition, record dates for any global warrant may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global warrants may differ from those for other warrants.

BOOK-ENTRY AND OTHER INDIRECT OWNERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE WARRANT INDENTURE OR ANY WARRANTS OR REQUEST A WAIVER.

Events of Default

You will have special rights if an event of default with respect to your warrant occurs and is continuing, as described in this subsection.

What is an Event of Default?  Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any warrant, we mean that, upon satisfaction by the holder of the warrant of all conditions precedent to our relevant obligation or covenant to be satisfied by the holder, any of the following occurs:

•	We do not pay any money or deliver any warrant property with respect to that warrant within 5 days of the payment or settlement date in accordance with the terms of that warrant;

•	The AIG Guarantee ceases to be a valid and enforceable obligation of AIG;

•	We remain in breach of any covenant or warranty we make in the warrant indenture for the benefit of the holder of that warrant for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in number of the relevant series of warrants;

•	We or AIG files for bankruptcy or other events of bankruptcy, insolvency or reorganization occur; or

•	Any other event of default described in the prospectus supplement occurs.

If we do not pay any money or deliver any warrant property when due with respect to a particular warrant of a series, as described in the first bullet point above, that failure to make a payment or delivery will not constitute an event of default with respect to any other warrant of the same series or any other series.

Remedies If an Event of Default Occurs.  If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the warrant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except in cases of default, where the trustee has special duties, the trustee is not required to take any action under the warrant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in number of all warrants of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the warrant indenture with respect to the warrants of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any warrant, all of the following must occur:

•	The holder of your warrant must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	The holders of not less than 25% in number of all warrants of your series must make a written request that the trustee take action because of the default, and they must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking that action; and

•	The trustee must not have taken action for 60 days after the above steps have been taken.

However, you are entitled at any time to bring a lawsuit for the payment of any money or delivery of any warrant property due on your warrant on or after its payment or settlement date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the warrant indenture and the warrants issued under it, or else specifying any default.

General Provisions of Warrant Agreements

We may issue debt warrants and universal warrants in one or more series under one or more warrant agreements, each to be entered into among us as Issuer, AIG, as Guarantor, and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose a subsidiary of AIG to do so. We will describe the warrant agreement under which we issue any warrants in your prospectus supplement. Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law. We will file that agreement with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report of AIG on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant agreement when it is filed.

We may also issue warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

Warrant Agreement Will Not Be Qualified under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Enforcement of Rights

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange and Transfer

Unless we specify otherwise in your prospectus supplement, we will issue each warrant in global — i.e., book-entry — form only. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership And Book-Entry Issuance.”

In addition, we will issue each warrant in registered form, unless we say otherwise in your prospectus supplement. Bearer warrants would be subject to special provisions, as we describe below under “Considerations Relating to Securities Issued in Bearer Form.”

If any warrants are issued in non-global form, the terms described below will apply to them:

•	The warrants will be issued in fully registered form. Holders may exchange their warrants for certificates representing a smaller or larger number of warrants, as long as the total number of warrants is not changed.

•	Holders may exchange or transfer their warrants at the office of the warrant agent. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any warrants.

•	If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

Only the depositary will be entitled to transfer or exchange a warrant in global form, because it will be the sole holder of the warrant.

Mergers and Similar Transactions

The warrant agreements and any warrants issued under the warrant agreements will not restrict our or AIG’s ability to merge or consolidate with, or sell our or AIG’s assets to, another corporation or other entity or to engage in any other transactions. If at any time we or AIG merges or consolidates with, or sells substantially all of our or AIG’s assets to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements or AIG’s obligations under the guarantees, as applicable. We will then be relieved of any further obligation under the warrants and warrant agreements, and AIG would be releived of any further obligations under the guarantees, as applicable. It is possible that this type of transaction may result in a reduction in AIG’s credit rating, may reduce our or AIG’s operating results or may impair our or AIG’s financial condition. Holders of our warrants, however, will have no right to vote with respect to any transaction of this type.

No Events of Default

The warrant agreements and any warrants issued under the warrant agreements also will not provide for any specific events of default.

Modification of the Warrant Agreement

There are three types of amendments that we and the applicable warrant agent may make to any warrant agreement or warrants issued under that warrant agreement:

Changes Requiring Approval of All Holders.  First, we may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of that warrant, if the amendment would:

•	change the exercise price of the warrant;

•	change the kind or reduce the amount of the warrant property or other consideration receivable upon exercise, cancellation or expiration of the warrant;

•	shorten, advance or defer the period of time during which the holder may exercise the warrant or otherwise impair the holder’s right to exercise the warrant; or

•	reduce the percentage of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

Changes Requiring a Majority Vote.  Second, any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

•	If the change affects only the warrants of a particular series issued under that warrant agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

•	If the change affects the warrants of more than one series issued under that warrant agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

Changes Not Requiring Approval.  Third, we and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Payments and Notices

We will describe the plan we will use to make payments and give notices with respect to our warrants issued under the warrant indenture or warrant agreements in a separate supplement to this prospectus.

Calculation Agent

Calculations relating to warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be a subsidiary of AIG. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

The calculation agent’s determination of any amount of money payable or warrant property deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF PURCHASE CONTRACTS AIGPF MAY OFFER

References to “AIGPF”, “us”, “we” or “our” in this section mean AIG Program Funding, Inc., as Issuer. Also, in this section, references to “holders” mean those who own purchase contracts registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in purchase contracts registered in street name or in purchase contracts issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the purchase contracts should read the section below entitled “Legal Ownership And Book-Entry Issuance.”

Our payment obligations under the purchase contracts will be fully and unconditionally guaranteed by American International Group, Inc., as discussed earlier under “Description of AIG Guarantees.”

General

We may issue purchase contracts in such amounts and in as many distinct series as we wish. In addition, we may issue a purchase contract separately or as part of a unit, as described below under “Description of Units AIGPF May Offer.”

Because this section is a summary, it does not describe every aspect of the purchase contracts. In this summary, we describe the meaning of only some of the more important terms.

As you read this section, please remember that the specific terms of your purchase contract as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your purchase contract.

When we refer to a series of purchase contracts, we mean all the purchase contracts issued as part of the same series under the applicable governing instrument. The purchase contracts and any governing documents will be governed by New York law. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the purchase contract you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Prepaid Purchase Contracts; Applicability of Debt Indenture

Some purchase contracts may require the holders to satisfy their obligations under the contracts at the time the contracts are issued. We refer to those contracts as “prepaid purchase contracts.” Our obligation to settle a prepaid purchase contract on the relevant settlement date will be subject to the holder’s delivery of one of our debt securities, which are described above under “Description of Debt Securities AIGPF May Offer.” Prepaid purchase contracts will be issued under a debt indenture, and the provisions of the applicable indenture will govern those contracts.

Non-Prepaid Purchase Contracts; No Trust Indenture Act Protection

Some purchase contracts do not require the holders to satisfy their obligations under the contracts until settlement. We refer to those contracts as “non-prepaid purchase contracts.” The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. For example, we may issue non-prepaid purchase contracts under which the holder has multiple obligations to purchase or sell, some of which are prepaid and some of which are not, under one of our indentures. We describe unit agreements generally under “Description of Units AIGPF May Offer” below. We will describe the particular governing document that applies to your non-prepaid purchase contracts in your prospectus supplement.

Non-prepaid purchase contracts will not be debt securities and will not be issued under an indenture, unless we say otherwise in your prospectus supplement. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act. Holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act with respect to those contracts.

Principal Purchase Contract Terms

We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including AIG’s common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each property described above as a “purchase contract property.” Each purchase contract will obligate:

•	the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•	the holder or us to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. Until a purchase contract is properly exercised, no holder of a purchase contract will have any rights of a holder of the purchase contract property purchasable under the contract.

An investment in purchase contracts may involve special risks, including risks associated with indexed securities and currency-related risks if the purchase contract or purchase contract property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Risk Factors — Indexed Securities” and “Risk Factors — Non-U.S. Dollar Securities.”

Your prospectus supplement may contain, where applicable, the following information about your purchase contract:

•	whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

•	whether the purchase contract is to be prepaid or not and the governing document for the contract;

•	whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

•	whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below; and

•	whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form.

If we issue a purchase contract as part of a unit, your prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract settlement date.

Market-Making Transactions

One or more of the subsidiaries of AIG may purchase and resell purchase contracts after their initial issuance in market-making transactions. We describe these transactions below under “Plan Of Distribution — Market-Making Resales by Subsidiaries of AIG.” We may also purchase, in our discretion, purchase contracts to be held, resold or canceled.

Form, Exchange and Transfer

Unless we specify otherwise in your prospectus supplement, we will issue each purchase contract in global — i.e., book-entry — form only. Purchase contracts in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the purchase contracts represented by the global security. Those who own beneficial interests in a purchase contract will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership And Book-Entry Issuance.”

In addition, we will issue each purchase contract in registered form, unless we say otherwise in your prospectus supplement.

If any purchase contracts are issued in non-global form, the following will apply to them:

•	The purchase contracts will be issued in fully registered form. Holders may exchange their purchase contracts for contracts of a smaller or larger number as long as the total number of contracts is not changed.

•	Holders may exchange or transfer their purchase contracts at the office of the trustee, unit agent or other agent we name in the prospectus supplement. Holders may also replace lost, stolen, destroyed or mutilated purchase contracts at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their purchase contracts, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any purchase contracts.

•	If we have the right to redeem, accelerate or settle any purchase contracts before their maturity, and we exercise our right as to less than all those purchase contracts, we may block the transfer or exchange of those purchase contracts during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any purchase contract selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any purchase contract being partially settled.

Only the depositary will be entitled to transfer or exchange a purchase contract in global form, because it will be the sole holder of the purchase contract.

Additional Terms of Non-Prepaid Purchase Contracts

In addition to the general terms described above, a non-prepaid purchase contract may include the following additional terms described below.

Pledge by Holders to Secure Performance

If we specify in your prospectus supplement, the holder’s obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the prospectus supplement, which will hold them, for our benefit, as collateral to secure the holder’s obligations. We refer to this as the “pledge” and all the items described below as the “pledged items.” The pledge will create in our favor a security interest in the holder’s entire interest in and to:

•	any other securities included in the unit, if the purchase contract is part of a unit, or any other property specified in the prospectus supplement;

•	all additions to and substitutions for the pledged items;

•	all income, proceeds and collections received in respect of the pledged items; and

•	all powers and rights owned or acquired later with respect to the pledged items.

The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments from the pledged items to satisfy the holder’s obligations under the purchase contract.

Settlement of Purchase Contracts that are Part of Units

The following will apply to a non-prepaid purchase contract that is issued together with any of our debt securities as part of a unit. If the holder fails to satisfy its obligations under the purchase contract, the unit agent may apply the principal payments on the debt securities to satisfy those obligations as provided in the governing document. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document.

BOOK-ENTRY AND OTHER INDIRECT OWNERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO SETTLE THEIR PURCHASE CONTRACTS.

Failure of Holder to Perform Obligations under a Non-Prepaid Purchase Contract

If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

Assumption of Obligations by Transferee

When the holder of a non-prepaid purchase contract transfers the purchase contract to a new holder, the new holder will assume the obligations of the prior holder with respect to the purchase contract, and the prior holder will be released from those obligations. Under the non-prepaid purchase contract, we will consent to the transfer of the purchase contract, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of the purchase contract.

Mergers and Similar Transactions

Purchase contracts that are not prepaid will not restrict our or the Guarantor’s ability to merge or consolidate with, or sell our assets to, another corporation or firm or to engage in any other transactions. If at any time we or the Guarantor merges or consolidates with, or sells substantially all of our or the Guarantor’s assets to, another corporation or firm, the successor corporation or firm will succeed to and assume our obligations under these purchase contracts. We or the Guarantor will then be relieved of any further obligation under these purchase contracts or the Guarantor’s obligations under the guarantees, as applicable. It is possible that this type of transaction may result in a reduction in AIG’s credit rating, may reduce our or AIG’s operating results or may impair our or AIG’s financial condition. Holders of our purchase contracts, however, will have no right to vote with respect to any transaction of this type.

No Events of Default

Purchase contracts that are not prepaid will not provide for any specific events of default.

Payments and Notices

We will describe the plan we will use to make payments and give notices with respect to purchase contracts in a separate supplement to this prospectus.

Calculation Agent

Calculations relating to purchase contracts will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be a subsidiary of AIG. The prospectus supplement for a particular purchase contract will name the institution that we have appointed to act as the calculation agent for that purchase contract as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the purchase contract without your consent and without notifying you of the change.

The calculation agent’s determination of any amount of money payable of purchase contract property deliverable with respect to a purchase contract will be final and binding in the absence of manifest error.

DESCRIPTION OF UNITS AIGPF MAY OFFER

References to “AIGPF”, “us”, “we” or “our” in this section means AIG Program Funding, Inc., as Issuer. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the units should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

Our payment obligations under the units will be fully and unconditionally guaranteed by American International Group, Inc., as discussed earlier under “Description of AIG Guarantees.”

General

We may issue units comprised of any combination of our debt securities, warrants and purchase contracts. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. We describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your unit as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your unit.

When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement. We will identify the series of which your units are a part in your prospectus supplement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the units you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities AIGPF May Offer,” “Description of Warrants AIGPF May Offer” and “Description of Purchase Contracts AIGPF May Offer”, will apply to each unit and to any debt security, warrant or purchase contract included in each unit, respectively.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency. We will describe some of these risks below under “Risk Factors — Indexed Securities” and under “Risk Factors — Non-U.S. Dollar Securities.”

Market-Making Transactions

One or more of AIG’s subsidiaries may resell units after their initial issuance in market-making transactions. We discuss these transactions below under “Plan of Distribution — Market-Making Resales by Subsidiaries of AIG.”

Unit Agreements: Prepaid, Non-Prepaid and Other

We will issue the units under one or more unit agreements to be entered into among us, as Issuer, AIG, as Guarantor and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We may also choose to act as our own unit agent or may appoint a subsidiary of AIG to do so. We will identify the unit agreement under which your units will be issued and the unit agent under that agreement in your prospectus supplement.

If a unit includes one or more purchase contracts and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a “prepaid unit agreement.” Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a “non-prepaid unit agreement.” Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which we will describe in the applicable prospectus supplement. In some cases, we may issue units under one of our indentures.

A unit agreement may also serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

In this prospectus, we refer to prepaid unit agreements, non-prepaid unit agreements and other unit agreements, generally, as “unit agreements.” The unit agreements and the units will be governed by New York law. The unit agreement under which we issue your units will be filed, either as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report of AIG on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a unit agreement when it is filed.

Principal Unit Agreement Terms

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or purchase contract under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, warrants and purchase contracts.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, prepaid purchase contracts or warrants issued under an indenture qualified under the Trust Indenture Act, that are included in those units. Limitations of this kind will be described in your prospectus supplement.

Form, Exchange and Transfer

Unless otherwise stated in your prospectus supplement, we will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership And Book-Entry Issuance.”

In addition, we will issue each unit in registered form, unless we say otherwise in the prospectus supplement. Each unit and all securities comprising the unit will be issued in the same form. If we issue any units in registered, non-global form, the following will apply to them:

•	The units will be issued in fully registered form. Holders may exchange their units for units of smaller or larger number, as long as the total number of units is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or to exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Modification and Waiver of the Units

There are three types of changes we can make to the unit agreement and the units issued under that unit agreement:

Changes Requiring Approval of All Holders.  First, we may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right;

•	impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due; or

•	reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Changes Requiring a Majority Vote.  Second, any other change to particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series, it must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval apply to changes affecting any securities issued under a unit agreement, as the governing document.

Changes Not Requiring Approval.  Third, we and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect in any material respect the interests of the affected holders.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect in any material respect a particular unit, even if they adversely affect in any material respect other units. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

The foregoing applies also to any security issued under a unit agreement, as the governing document.

Additional Provisions of a Non-Prepaid Unit Agreement

In addition to the provisions described above, a non-prepaid unit agreement will include the provisions described below:

Obligations of Unit Holder

Each holder of units issued under a non-prepaid unit agreement will:

•	be bound by the terms of each non-prepaid purchase contract included in the holder’s units and by the terms of the unit agreement with respect to those contracts; and

•	appoint the unit agent as its authorized agent to execute, deliver and perform on the holder’s behalf each non-prepaid purchase contract included in the holder’s units.

The unit agreement for a unit that includes a non-prepaid purchase contract will also include provisions regarding the holder’s pledge of collateral and special settlement provisions. These are described above under “Description of Purchase Contracts AIGPF May Offer” — Additional Terms of Non-Prepaid Purchase Contracts.”

Failure of Holder to Perform Obligations

If the holder fails to settle its obligations under a non-prepaid purchase contract included in a unit as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement of the purchase contract. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

Assumption of Obligations by Transferee

When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, we will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

Mergers and Similar Transactions

The unit agreements will not restrict our or the Guarantor’s ability to merge or consolidate with, or sell our assets to, another corporation or firm or to engage in any other transactions. If at any time we or the Guarantor merges or consolidates with, or sells substantially all of our assets to, another corporation or firm, the successor corporation or firm will succeed to and assume our or the Guarantor’s obligations, as the case may be, under the unit agreements. We will then be relieved of any further obligation under the units and the unit agreements. It is possible that this type of transaction may result in a reduction in AIG’s credit rating, may reduce our or AIG’s operating results or may impair our or AIG’s financial condition. Holders of units will have no right to vote with respect to any transaction of this type.

No Events of Default

The non-prepaid unit agreements will not provide for any specific events of default.

Payments and Notices

We will describe the plan we will use to make payments and give notices with respect to our units in a separate supplement to this prospectus.

RISK FACTORS

References to “us”, “we” or “our” in this section means American International Group, Inc., and/or AIG Program Funding, Inc., as applicable, as Issuers.

Indexed Securities

We use the term “indexed securities” to mean debt securities, warrants and purchase contracts whose value is linked to an underlying asset or index, as well as units that include a debt security, warrant or purchase contract of this kind.

An Investment in Indexed Securities Presents Significant Risks Not Associated with Other Types of Securities

An investment in indexed securities presents certain significant risks not associated with other types of securities. If we issue indexed securities, we will describe certain risks associated with any such particular indexed security more fully in the applicable pricing supplement. Indexed securities may present a high level of risk, and you may lose your entire investment if you purchase these types of securities.

The treatment of indexed securities for United States federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Accordingly, you, or your tax adviser, should, in general, be capable of independently evaluating the federal income tax consequences of purchasing an indexed security applicable in your particular circumstances.

Investors in Indexed Securities Could Lose Principal or Interest

The principal amount of an indexed security payable at maturity, the amount of interest payable on an interest payment date, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract, will be determined by reference to one or more of the following:

•	currencies, including baskets or indices of currencies;

•	commodities, including baskets or indices of commodities;

•	securities, including baskets or indices of securities; or

•	any other index or financial measure, including, if permitted by any relevant state or Federal law, the occurrence or non-occurrence of any event or circumstances.

The direction and magnitude of the change in the value of the relevant index will determine one or more of the principal amount of an indexed security payable at maturity, the amount of interest payable on an interest payment date, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract or all the foregoing. The terms of a particular indexed security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. An indexed warrant or purchase contract generally will not provide for any guaranteed minimum settlement value. Accordingly, if you invest in an indexed security, you may lose all or a portion of the amount invested in such indexed security and may receive no interest on the security.

Market Price of Indexed Securities Influenced by Many Unpredictable Factors

Several factors, many of which are beyond our control, will influence the value of indexed securities, including:

•	the market price of the index stock or other property, which we call the reference property;

•	the volatility (frequency and magnitude of changes in price) of the reference property;

•	the dividend rate on the reference property;

•	economic, financial, political, regulatory or judicial events that affect markets generally and which may affect the market price of the reference property;

•	interest and yield rates in the market; and

•	the time remaining until (a) you can exchange your indexed securities for the reference property, (b) we can call the indexed securities and (c) the indexed securities mature.

These factors will influence the price that you will receive if you sell your indexed securities prior to maturity. For example, you may have to sell your indexed securities at a substantial discount from the issue price if the market price of the reference property is at, below or not sufficiently above the price of the reference property at pricing.

You cannot predict the future performance of an index or an indexed security based on its historical performance.

The Issuer of Reference Property Could Take Actions That May Adversely Affect an Indexed Security

The issuer of a stock or other security that serves as the reference property or as part of the reference property for an indexed security will, unless otherwise provided in the pricing supplement, have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holders of our indexed securities. Any of these actions could adversely affect the value of a security indexed to the reference property.

The issuer of the reference property is not involved in the offering of the indexed securities in any way and has no obligation to consider your interest as owner of these indexed securities in taking any corporate actions that might affect the value of your securities. None of the money you pay on the indexed security will go to a third-party issuer.

An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Certain indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The expected principal amount payable at maturity, the amount of interest payable on an interest payment date, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract based on a volatile index may vary substantially from time to time. Because the amount payable on an indexed security is generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed securities may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these could adversely affect the value of an indexed security.

An Index to Which a Security is Linked Could Be Changed or Become Unavailable

Certain indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. Such an alteration may result in a decrease in the value of or return on an indexed security which is linked to such index.

An index may become unavailable due to such factors as war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying such index. If an index becomes unavailable, the determination of the amount payable on an indexed security may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that such alternative methods of valuation will produce values identical to those which would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on an indexed security.

Certain indexed securities are linked to indices which are not commonly utilized or have been recently developed. The lack of a trading history may make it difficult to anticipate the volatility or other risks to which such a security is subject. In addition, there may be less trading in such indices or instruments underlying such indices, which could increase the volatility of such indices and decrease the value of or return on indexed securities relating to them.

You Have No Rights With Respect to the Reference Property

As an owner of indexed securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to reference property.

We May Engage in Hedging Activities that Could Adversely Affect the Value of an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through subsidiaries of AIG, enter into transactions involving the currencies, commodities, securities, or other financial instruments that underlie the index for that security, or derivative instruments, such as options, on those currencies, commodities, securities, or other financial instruments. Transactions of this kind could affect the value of the indexed security in a manner adverse to the investor.

You Have No Right to Any of Our Hedging Profits

As discussed in the paragraph just above this one, we may engage in activities to hedge our exposure under an indexed security. We may have profits or losses from these hedging activities. It is possible that we could achieve substantial profits from our hedging transactions while the value of the indexed security may decline. The holders of an indexed security will have no right to any such profit.

Information About Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index in the applicable pricing supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

AIG Financial Securities Corp. and other subsidiaries of AIG may have conflicts of interest with respect to some indexed securities. AIG Financial Securities Corp. and other subsidiaries of AIG may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the currencies, commodities, securities, or other financial instruments on which the index is based or in other derivative instruments related to the index. These trading activities could adversely affect the value of indexed securities. We and the subsidiaries of AIG may also issue securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

To the extent that one or more of the subsidiaries of AIG calculates or compiles a particular index or serves as calculation agent with respect to an indexed security, it may have considerable discretion in performing the calculation or compilation. Exercising discretion in this manner could adversely affect the value of or the rate of return on an indexed security based on such index.

Non-U.S. Dollar Securities

This prospectus and any attached prospectus supplement (including any pricing supplement) do not describe all the risks of an investment in the securities denominated in other than U.S. dollars. You should consult your own financial and legal advisors about the risks of an investment in the securities denominated in a currency, including any composite currency, other than U.S. dollars. If you are unsophisticated with respect to foreign currency transactions, these securities are not an appropriate investment for you.

Information About Exchange Rates May Not Be Indicative of Future Performance

With respect to any security denominated in other than U.S. dollars, the applicable pricing supplement may include a currency supplement on the applicable specified currency. A currency supplement may include historical exchange rates for the specified currency. Information concerning exchange rates is furnished as a matter of information only. You should not regard such information as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

The information set forth in this prospectus is applicable to you only if you are a U.S. resident. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States, with respect to any matters that may affect the purchase, holding or receipt of payments on the securities. If you are not a U.S. resident, you should consult your own financial and legal advisors with regard to such matters.

An Investment in a Non-U.S. Dollar Security Involves Currency-Related Risks

If you invest in securities that are denominated in other than U.S. dollars, your investment may be subject to significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. These risks include, for example, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. These risks depend on events over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

In recent years, rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may be expected to continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security with a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or the settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated securities is that their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the dollar and the specified currency. These changes could affect the U.S. dollar equivalent value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to those developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payments are made, or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Securities Will Permit Us to Make Payments in Dollars if We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars will provide that, if the other currency is not available to us at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars. These circumstances could include the imposition of exchange controls or our inability to obtain the currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use may be for a date substantially before the payment date. As a result, the amount of dollars an investor would receive on the payment date may not reflect currency market conditions at the time of payment.

Payments Due in Other Currencies May Be Made From an Overseas Bank

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. Accordingly, payments on securities made in a specified currency other than U.S. dollars are likely to be made from an account with a bank located in the country issuing the specified currency.

We Will Not Adjust Non-U.S. Dollar Securities to Compensate for Changes in Currency Exchange Rates

Except as described in your prospectus supplement, we will not make any adjustment or change in the terms of a security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-Dollar Security, an Investor May Bear Currency Exchange Risk

The securities we are offering will be governed by New York law. Under New York law, a New York state court rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain a judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

References to “us”, “we” or “our” in this section means American International Group, Inc., and/or AIG Program Funding, Inc., as applicable, as Issuers. In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each debt security, warrant, purchase contract, unit, junior subordinated debenture or share of preferred or common stock in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, warrant agreement, purchase contract, unit agreement or depositary agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable pricing supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, societe anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “ — Who is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any warrant agents and unit agents also do not supervise the depositary in any way;

•	The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?.”

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee, warrant agent or unit agent, as applicable, that we wish to terminate that global security; or

•	in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we, the trustee for any debt securities, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the securities. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CONSIDERATIONS RELATING TO SECURITIES ISSUED IN BEARER FORM

References to “us”, “we” or “our” in this section means American International Group, Inc., and/or AIG Program Funding, Inc., as applicable, as Issuers. If we issue securities in bearer, rather than registered, form, those securities will be subject to special provisions described in this section. This section primarily describes provisions relating to debt securities issued in bearer form. Other provisions may apply to securities of other kinds issued in bearer form. To the extent the provisions described in this section are inconsistent with those described elsewhere in this prospectus, they supersede those described elsewhere with regard to any bearer securities. Otherwise, the relevant provisions described elsewhere in this prospectus will apply to bearer securities.

General

Temporary and Permanent Bearer Global Securities

If we issue securities in bearer form, and unless otherwise noted in the applicable pricing supplement, all securities of the same series and kind will initially be represented by a temporary bearer global security, which we will deposit with a common depositary for Euroclear and Clearstream. Euroclear and Clearstream will credit the account of each of their subscribers with the amount of securities the subscriber purchases. We will promise to exchange the temporary bearer global security for a permanent bearer global security, which we will deliver to the common depositary upon the later of the following two dates:

•	the date that is 40 days after the later of (a) the completion of the distribution of the securities as determined by the underwriter, dealer or agent and (b) the closing date for the sale of the securities by us; we may extend this date as described below under “— Extensions For Further Issuances;” and

•	the date on which Euroclear and Clearstream provide us or our agent with the necessary tax certificates described below under “— U.S. Tax Certificate Required.”

Unless we say otherwise in the applicable prospectus supplement, owners of beneficial interests in a permanent bearer global security will be able to exchange those interests at their option, in whole but not in part, for:

•	non-global securities in bearer form with interest coupons attached, if applicable; or

•	non-global securities in registered form without coupons attached.

A beneficial owner will be able to make this exchange by giving us or our designated agent 60 days’ prior written notice in accordance with the terms of the securities.

Extensions For Further Issuances

Without the consent of the trustee, any holders or any other person, we may issue additional securities identical to a prior issue from time to time. If we issue additional securities before the date on which we would otherwise be required to exchange the temporary bearer global security representing the prior issue for a permanent bearer global security as described above, that date will be extended until the 40th day after the completion of the distribution and the closing, whichever is later, for the additional securities. Extensions of this kind may be repeated if we sell additional identical securities. As a result of these extensions, beneficial interests in the temporary bearer global security may not be exchanged for interests in a permanent bearer global security until the 40th day after the additional securities have been distributed and sold.

U.S. Tax Certificate Required

We will not pay or deliver interest or other amounts in respect of any portion of a temporary bearer global security unless and until Euroclear or Clearstream delivers to us or our agent a tax certificate with regard to the owners of the beneficial interests in that portion of the global security or a security in any other form. Also, we will not exchange any portion of a temporary bearer global security for a permanent bearer global security unless and until we receive from Euroclear or Clearstream a tax certificate with regard to the owners of the beneficial interests in the portion to be exchanged. In each case, this tax certificate must state that each of the relevant owners:

•	is not a United States person, as defined below under “— Limitations on Issuance of Bearer Debt Securities”;

•	is a foreign branch of a United States financial institution purchasing for its own account or for resale, or is a United States person who acquired the security through a financial institution of this kind and who holds the security through that financial institution on the date of certification, provided in either case that the financial institution provides a certificate to us or the distributor selling the security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the U.S. Internal Revenue Code and the U.S. Treasury Regulations under that Section; or

•	is a financial institution holding for purposes of resale during the “restricted period,” as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution of this kind, whether or not it is also described in either of the two preceding bullet points, must certify that it has not acquired the security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

The tax certificate must be signed by an authorized person satisfactory to us.

No one who owns an interest in a temporary bearer global security will receive payment or delivery of any amount or property in respect of its interest, and will not be permitted to exchange its interest for an interest in a permanent bearer global security or a security in any other form, unless we or our agent have received the required tax certificate on its behalf.

Special requirements and restrictions imposed by United States federal tax laws and regulations will apply to bearer debt securities. We describe these below under “— Limitations on Issuance of Bearer Debt Securities.”

Legal Ownership of Bearer Securities

Securities in bearer form are not registered in any name. Whoever is the bearer of the certificate representing a security in bearer form is the legal owner of that security. Legal title and ownership of bearer securities will pass by delivery of the certificates representing the securities. Thus, when we use the term “holder” in this prospectus with regard to bearer securities, we mean the bearer of those securities.

The common depositary for Euroclear and Clearstream will be the bearer, and thus the holder and legal owner, of both the temporary and permanent bearer global securities described above. Investors in those securities will own beneficial interests in the securities represented by those global securities; they will be indirect beneficial owners, not holders or legal owners, of the securities.

As long as the common depositary is the bearer of any bearer security in global form, the common depositary will be considered the sole legal owner and holder of the securities represented by the bearer security in global form. Ownership of beneficial interests in any bearer security in global form will be shown on records maintained by Euroclear or Clearstream, as applicable, or by the common depositary on their behalf, and by the direct and indirect participants in their systems, and ownership interests can be held and transferred only through those records. We will pay any amounts owing with respect to a bearer global security only to the common depositary.

Neither we, the trustee nor any of our agents will recognize any owner of indirect interests as a holder or legal owner. Nor will we, the trustee or any of our agents have any responsibility for the ownership records or practices of Euroclear or Clearstream, the common depositary or any direct or indirect participants in those systems or for any payments, transfers, deliveries, notices or other transactions within those systems, all of which will be subject to the rules and procedures of those systems and participants. If you own an indirect interest in a bearer global security, you must look only to the common depositary for Euroclear or Clearstream, and to their direct and indirect participants through which you hold your interest, for your ownership rights. You should read the section above entitled “Legal Ownership And Book-Entry Issuance” for more information about holding interests through Euroclear and Clearstream.

Payment and Exchange of Non-Global Bearer Securities

Payments and deliveries owing on non-global bearer securities will be made, in the case of interest payments, only to the holder of the relevant coupon after the coupon is surrendered to the paying agent. In all other cases, payments and deliveries will be made only to the holder of the certificate representing the relevant security after the certificate is surrendered to the paying agent.

Non-global bearer securities, with all unmatured coupons relating to the securities, if any, may be exchanged for a like aggregate amount of registered securities of like kind. Non-global registered securities may be exchanged for a like aggregate amount of non-global registered securities of like kind, as described above in the sections on the different types of securities we may offer. However, we will not issue bearer securities in exchange for any registered securities.

Replacement certificates and coupons for non-global bearer securities will not be issued in lieu of any lost, stolen or destroyed certificates and coupons unless we and our transfer agent receive evidence of the loss, theft or destruction, and an indemnity against liabilities, satisfactory to us and our agent. Upon redemption or any other settlement before the stated maturity or expiration, as well as upon any exchange, of a non-global bearer security, the holder will be required to surrender all unmatured coupons to us or our designated agent. If any unmatured coupons are not surrendered, we or our agent may deduct the amount of interest relating to those coupons from the amount otherwise payable or deliverable or we or our agent may demand an indemnity against liabilities satisfactory to us and our agent.

We may make payments, deliveries and exchanges in respect of bearer securities in global form in any manner acceptable to us and the depositary.

Notices

If we are required to give notice to the holders of bearer securities, we will do so in the manner prescribed by any securities exchange on which the bearer securities are listed or, if the bearer securities are not listed on a securities exchange, we will give notice in the manner prescribed by the bearer securities. If the bearer securities do not prescribe the manner for giving notice, then we will determine, in our sole judgment, the manner in which we shall give notice.

We may give any required notice with regard to bearer securities in global form to the common depositary for the securities, in accordance with its applicable procedures.

Limitations on Issuance of Bearer Debt Securities

In compliance with United States federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the restricted period applicable under the Treasury

Regulations cited earlier, offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above.

In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer debt securities.

We will make payments on bearer debt securities only outside the United States and its possessions except as permitted by the applicable Treasury Regulations described above.

Bearer debt securities and any coupons will bear the following legend:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”

The sections referred to in this legend provide that, with certain limited exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer debt security or coupon.

As used in this subsection, the term “bearer debt securities” includes bearer debt securities that are part of units. As used in this section entitled “Considerations Relating To Securities Issued In Bearer Form”, “United States person” means a person that is, for U.S. federal income tax law purposes:

•	a citizen or resident of the United States;

•	a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any State of the United States or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

“United States” means the United States of America, including the States and the District of Columbia, and “possessions” of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in securities offered hereunder. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

ERISA and the Code prohibit plans, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code (also “plans”), from engaging in certain transactions involving plan assets with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (together, “parties in interest”) with respect to the plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including governmental plans, certain church plans and foreign plans (“non-ERISA arrangements”) are not subject to the requirements of ERISA or the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other laws (“similar laws”).

AIG and certain of its affiliates may each be considered a party in interest with respect to many plans. The acquisition of securities that we may offer by a plan with respect to which we or an affiliate is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or the Code, unless those securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of a security offered hereunder. These exemptions are PTCE 84-14 (for certain transactions determined or effected by a qualified professional asset manager), 90-1 (for certain transactions involving insurance company pooled separate accounts), 91-38 (for certain transactions involving bank collective investment funds), 95-60 (for transactions involving insurance company general accounts) and 96-23 (for transactions determined or effected by an in-house asset manager). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”).

Unless otherwise specified in an applicable prospectus supplement, any purchaser or holder of any security offered hereunder or any interest therein will be deemed to have represented by its purchase and holding of the security that it either (1) is not a plan and is not purchasing the security on behalf of or with the assets of a plan or (2) with respect to the purchase and holding of the security is eligible for the exemptive relief available under any of the PTCEs listed above, the service provider exemption or another applicable exemption. In addition, any purchaser or holder of a security offered hereunder which is a non-ERISA arrangement will be deemed to have represented by its purchase or holding of the security that its purchase and holding will not violate the provisions of any similar laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering the purchase of securities offered hereunder on behalf of or with plan assets of any plan or non-ERISA arrangement consult with their counsel regarding the availability of an exemption, or the potential consequences of any purchase or holding under similar laws, as applicable. If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in securities offered hereunder, you should consult your legal counsel.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

References to “us”, “we” or “our” in this section means American International Group, Inc., and/or AIG Program Funding, Inc., as applicable, as Issuers.

We may sell securities:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Any underwriter or agent involved in the offer and sale of any series of the securities will be named in the prospectus supplement. AIG Financial Securities Corp., or other subsidiaries of AIG, may act as an underwriter or agent.

The prospectus supplement for each series of securities will describe:

•	the terms of the offering of these securities, including the name or names of any agent or agents or the name or names of any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the securities being offered by that prospectus supplement.

Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

Underwriters to whom securities are sold by us for public offering and sale are obliged to purchase all of those particular securities if any are purchased. This obligation is subject to certain conditions and may be modified in the applicable prospectus supplement.

Any subsidiary of AIG that participates in a particular offering of securities will comply with the applicable requirements of Rule 2720 of the National Association of Securities Dealers, Inc. In compliance with guidelines of the NASD, the maximum commission or discount to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Underwriters, dealers or agents may engage in transactions with, or perform services for, us or subsidiaries of AIG in the ordinary course of business.

MARKET-MAKING RESALES BY SUBSIDIARIES OF AIG

References to “us”, “we” or “our” in this section means American International Group, Inc., and/or AIG Program Funding, Inc., as applicable, as Issuers. This prospectus may be used by subsidiaries of AIG, in connection with offers and sales of the securities in market-making transactions. In market-making transactions, subsidiaries of AIG may resell securities they acquire from other holders, after the original offering and sale of the securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, subsidiaries of AIG may act as principal or agent. Subsidiaries of AIG may receive compensation in the form of discounts and commissions from both the purchaser and seller. Subsidiaries of AIG may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter includes securities to be issued after the date of this prospectus, as well as securities previously issued.

We do not expect to receive any proceeds from market-making transactions. We do not expect that AIG Financial Securities Corp. or any other subsidiary of AIG that engages in these transactions will pay any proceeds from market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may make a market in those securities. However, no such underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the term “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF THE SECURITIES AND GUARANTEES

Unless otherwise specified in any prospectus supplement, the validity of the securities will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and the validity of the Guarantees will be passed upon for AIG by Kathleen E. Shannon, Esq., Senior Vice President, Secretary and Deputy General Counsel of AIG. Partners of Sullivan & Cromwell LLP involved in the representation of AIG beneficially own approximately 11,360 shares of AIG common stock. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of AIG common stock and currently beneficially owns less than 1% of the outstanding shares of AIG common stock.

EXPERTS

The consolidated financial statements, the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to AIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

AIG is required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). These reports, proxy statements and other information can be inspected and copied at:

SEC Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. AIG’s filings are also available to the public through:

•	The SEC web site at http://www.sec.gov

•	The New York Stock Exchange 20 Broad Street New York, New York 10005

AIG’s common stock is listed on the NYSE and trades under the symbol “AIG.”

AIG and AIGPF have filed with the SEC a registration statement on Form S-3 relating to the securities. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s internet site noted above.

The SEC allows AIG to “incorporate by reference” the information AIG files with the SEC, which means that AIG can disclose important information to you by referring to those documents, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information included in this prospectus. AIG incorporates by reference the documents below, any filings that AIG makes after the date of the initial filing of this registration statement (or post-effective amendment) and prior to the effectiveness of this registration statement (or post-effective amendment) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all the securities are sold. This prospectus is part of a registration statement AIG filed with the SEC.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31,2007.

•	Current Reports on Form 8-K, filed on January 19, 2007, March 1, 2007 (containing items 8.01 and 9.01), March 13, 2007, March 16, 2007, May 22, 2007 and June 7, 2007.

•	Proxy Statement, dated April 6, 2007.

•	The description of common stock in the registration statement on Form 8-A, dated September 20, 1984, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934.

AIG will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from AIG’s Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone 212-770-6293, or you may obtain them from AIG’s corporate website at www.aigcorporate.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on AIG’s website or that can be accessed through its website does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

CAUTIONARY STATEMENT REGARDING PROJECTIONS
AND OTHER INFORMATION ABOUT FUTURE EVENTS

This prospectus and the documents incorporated herein by reference, as well as other publicly available documents, may include, and AIG’s officers and representatives may from time to time make, projections concerning financial information and statements concerning future economic performance and events, plans and objectives relating to management, operations, products and services, and assumptions underlying these projections and statements. These projections and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections and statements may address, among other things, the status and potential future outcome of the current regulatory and civil proceedings against AIG and their potential effect on AIG’s businesses, financial position, results of operations, cash flows and liquidity, the effect of credit rating changes on AIG’s businesses and competitive position, the unwinding and resolving of various relationships between AIG and Starr International Company, Inc. and AIG’s strategy for growth, product development, market position, financial results and reserves. It is possible that AIG’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these projections and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections and statements are discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7, Part II, of AIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and Risk Factors in Item 1A, Part I of AIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. AIG is not under any obligation (and expressly disclaims any such obligations) to update or alter any projection or other statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

$1,000,000,000

American International Group, Inc.

7.70% Series A-5 Junior Subordinated Debentures

PROSPECTUS SUPPLEMENT

December 11, 2007

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